HARMONY GOLD MINING COMPANY LIMITED

Technical Report Summary of the
Eva Copper Project
North West Queensland, Australia

Effective Date: 30 June 2023
Report Date:31 August 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

IMPORTANT NOTICE

This Technical Report Summary has been prepared for Harmony Gold Mining Company Limited in support of disclosure and filing requirements with the United States Securities and Exchange Commission’s (SEC) under Regulation S-K 1300; 229.601(b)(96). The quality of information, estimates, and conclusions contained in this Technical Report Summary apply as of the effective date of this report. Subsequent events that may have occurred since that date may have resulted in material changes to such information, estimates and conclusions in this summary. No other party is entitled to rely on this report beyond its intended use and any reliance by a third party on this report is done so at that party’s own risk.

Effective date: 30 June 2023
i

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
List of Contents
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
List of Figures

Figure 1-1: Eva Copper Project Location, Tenure, Plant, and Regional Infrastructure	2
Figure 2-1: Location, Tenure, Plant, and Regional Infrastructure	14
Figure 3-1: Project Location	16
Figure 3-2: Eva Copper Project Tenements	18
Figure 3-3: Pastoral Lease Holdings and Current Conduct and Compensation Agreement Areas (Colour indicates landowner)	19
Figure 4-1: Infrastructure, Major Mines, Deposits, and Eva Copper Project Tenure	23
Figure 6-1: Geological Domains of the Mount Isa Province and Project Location	32
Figure 6-2: Schematic Stratigraphic Diagram of the Little Eva Deposit Area	33
Figure 6-3: Geological Domains and Principal Stratigraphic Units of the Eva Copper Project Area	35
Figure 6-4: Project Area Geology with Outline of Project Tenure and Major Deposits	36
Figure 6-5: Geology and Mineralization at the Little Eva Deposit	39
Figure 6-6: Geological Cross-Sections through the Little Eva Deposit from North to South	40
Figure 6-7: Drill Core Illustrating the Principal Mineralization and Alteration Styles at Little Eva Deposit	41
Figure 6-8: Turkey Creek Deposit Mineralization	43
Figure 6-9: Geological Cross-Sections through the Southern Zone of the Turkey Creek Deposit	44
Figure 6-10: Plan View of the Blackard Deposit with Location of Cross-Sections	46
Figure 6-11: Geological Cross-Sections through the Blackard Deposit Illustrating the Distribution of Mineralogical/Metallurgical Zones Produced by Weathering	47
Figure 6-12: Photographs of Drill Core from the Blackard Deposit	48
Figure 6-13: Plan View of the Scanlan Deposit with Cross-Section Line	49
Figure 6-14: Cross-Section of Scanlan Deposit Illustrating Mineralization Zones	49
Figure 6-15: Geology and Mineralization at Lady Clayre	51
Figure 6-16: Geological Cross-Section through the Lady Clayre Deposit Zone F	52
Figure 6-17: Plan of Ivy Ann Mineralization and Geological Cross-Section of the Ivy Ann Deposit	53
Figure 6-18: Bedford Deposit Mineralization Plan	55
Figure 6-19: Geological Cross-Sections through the Bedford Deposit	56
Figure 8-1: Surface Copper Anomalism with Defined Deposits and the Cameron Project Area Indicated	60
Figure 9-1: Little Eva Drill Collar Plan	63
Figure 9-2: Turkey Creek Drilling Locations by Type	65
Figure 9-3: Blackard Deposit Drill Hole Locations by Type	67
Figure 9-4: Scanlan Deposit Drill Hole Locations by Type	69
Figure 9-5: Bedford North Drill Hole Plan	71
Figure 9-6: Bedford South Drill Hole Plan	72
Figure 9-7: Ivy Ann Drill Collar Plan	74
Figure 9-8: Lady Clayre Drill Collar Plan.	76
Figure 12-1: Drill Hole LED495, Specimen 94975, Scale 4.6 mm	88
Figure 12-2: Drill Hole LED495, Specimen 94966, Scale 1.6 mm	88
Figure 13-1: Little Eva Block Model 0.1% Cu Domain Containing the Estimation Domains	93
Figure 13-2: Isometric View of the Blackard estimation domain with internal high grades.	93
Figure 13-3: Little Eva Drill Collar Plan by Company	96
Figure 13-4: Number of Little Eva Drill Holes by Year and Company	97
Figure 13-5: Little Eva Drill Collar Plan with Drill Holes Colour Coded by Orientation	100
Figure 13-6: Plan View of Drill Collars Colour-Coded by Drill Type	101
Figure 13-7: Plan View of Drill Collars, Colour-Coded by Type for the Blackard Deposit with Reserve Pit Shell Shown	103
Figure 13-8: Plan View of Drill Collars for the Scanlan Deposit Showing the Resource Shell and Reserve Pit Outlines	104
Figure 13-9: Log Histogram for Raw Assay Data from Little Eva Deposit	105
Figure 13-10: Log Histogram of 2.5 m Copper Composites, Little Eva Deposit	106
Figure 13-11: Cumulative Probability Plot for Cu Assays, Little Eva	106
Figure 13-12: Log Histogram of Copper Assays from Lady Clayre Deposit	108
Figure 13-13: Log Probability Plot of Copper Assays from Lady Clayre Deposit	109
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-14: Bulk Density Histograms	111
Figure 13-15: Variogram for Little Eva	112
Figure 13-16: Variograms for Central (top) and South (Bottom) Domains of the Little Eva Deposit	113
Figure 13-17: Gold Variograms for the North Domain	114
Figure 13-18: Gold Variogram for the Central Domain	114
Figure 13-19: Oblique View of the Little Eva estimation domains, with major structures	119
Figure 13-20: Little Eva Deposit Plan View of Colour-Coded Block Grades at 120 m Elevation within Reserve Pit	120
Figure 13-21: Cross-Section 7,772,100N (see plan above) Displaying Colour-Coded Block Grades	121
Figure 13-22: Wire framed Domains for the Turkey Creek Deposit	122
Figure 13-23: Turkey Creek Cross-Section at 7,771,500N (mid-point of Main Zone) of Colour-Coded Block Grades within Design Pit	123
Figure 13-24: Turkey Creek Plan View of Colour-Coded Block Grades at 120 m Elevation within Reserve Pit	124
Figure 13-25: Structural Domains of the Blackard Deposit in Plan	125
Figure 13-26: Blackard Deposit Cross-Section at 7,765,150N	126
Figure 13-27: Plan View of the Scanlan Deposit with Structural Domains Displayed	127
Figure 13-28: Cross-Section of Scanlan Deposit with Drill Hole, Block Grades and Resource Constraining Shell Displayed.	129
Figure 13-29: Isometric View (looking south) of the Resource Block Model at 0.17% Cut-off at Top of Sulphide Zone, within Reserve Pit	133
Figure 13-30: Cross-Section through the North End of the Eva Deposit with Block Grades and Drill Hole Composites from Drilling completed Post Estimation. No assays were returned for the Diamond Tail at the base of hole LER1067.	134
Figure 13-31: Cross-Section through the North End of the Eva Deposit with Block Grades and Drill Hole Composites	134
Figure 13-32: Cross-Section 7,772,000N in Little Eva Deposit	135
Figure 13-33: Mean Assay, Composite, and M&I Block Grades for the Different Resource Domains in the Little Eva Deposit	136
Figure 13-34: Mean Assay, Composite, and Block Grades for Domains in the Little Eva Deposit at a 0.17% Cu Cut-off Grade	136
Figure 13-35: Examples of Swath plots for Little Eva (top) and Blackard (bottom), showing the block grades replicate the composit grades.	137
Figure 30-1: Adjacent Mining Properties and Major Mines around the Eva Copper Project	141

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
List of Tables
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Table 13-30: Eva Copper Project Resources by Category and Deposit at 0.17% Cu Cut-off Grade	131
Table 13-31: Oxide material for the Eva Copper Project	132
Table 13-32: Historical Resource Estimates for Copper-Only Deposit Mineral Resources	133

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
1Executive Summary
Section 229.601(b)(96)(1)
The Qualified Persons (“QP”) of Harmony Gold Mining Company Limited (“Harmony” or the “Company”) have prepared this Technical Report Summary (“TRS”) to disclose the Mineral Resource estimates for the Company’s Eva Copper Project (the Project). The TRS has been prepared in accordance with the U.S. Securities and Exchange Commission (“SEC”) property disclosure regulations, S-K 1300, with an effective date as at June 30, 2023. No material changes have occurred between the effective date and the date of signature of this TRS.

The Project is 100% owned by Harmony Eva Copper Limited, a subsidiary of Harmony Gold Mining Company Ltd. The Project is in North West Queensland, approximately 76 kilometres (km) northwest of Cloncurry, and 194 km northeast of Mount Isa.

The Project is in the Feasibility Study stage that is testing a multiple open pit operation feeding a copper concentrator to produce copper concentrate for sale. There are seven deposits informing the Resource and in order of size are Little Eva, Blackard, Scanlan, Turkey Creek, Lady Clayre, Bedford, and Ivy Ann.

Existing major infrastructure closely surrounding the Project site includes the Burke Developmental Road, located 8.5 km to the east of the Project, which connects Cloncurry with Normanton. A power transmission line installed by MMG Limited for their Dugald River mine, located 11 km south of the Project. A water pipeline that runs from Lake Julius to the Ernest Henry Mine traverses the southern portion of the Project site. A residential area, known as the Mount Roseby Homestead, is located approximately 17.5 km to the south of the Project plant site. Current infrastructure located on the Project site itself is minor, and includes dirt tracks for exploration, water points, and fences.

Key Facts
Units of measurement used in this report conform to the metric system. All currency is United States dollars (US$) unless otherwise noted.

Table 1-1: Eva Copper Project Summary

				Contained Metal
Mineral Resources	Tonnes (Mt)	Copper Grade (%)	Gold Grade (g/t)	Copper (Mlb)	Gold (koz)
Total Mineral Resources – Measured and Indicated	275.3	0.43	0.07	2 588	355
– Inferred	79.5	0.40	0.07	702	80
Total Mineral Reserves – Proven and Probable	—	—	—	—	—
Notes
1. Mineral Resources are reported in accordance with the SAMREC Code, 2016 and have an effective date of June 30, 2023. For the purposes of this TRS, the Mineral Resources have been classified in accordance with § 229.1302(d)(1)(iii)(A) (Item 1302(d)(1)(iii)(A) of Regulation S-K). The Qualified Person responsible for the estimate is Mr R Reid, Group Resource Geologist, and employee of Harmony (PNG Services) Pty Ltd.
2. Mineral Resources are reported on a 100% basis. Harmony holds a 100% interest.
5. Mineral Resources are reported exclusive of Mineral Reserves. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.
6. Mineral Resources at EVA are reported assuming bulk open pit mining with metallurgical recovery for copper and gold by sulphide flotation. Mineral Resources are reported above a copper grade cut-off of 0.17% based on the results of a profit algorithm NSR calculation that equates to a marginal ore cut-off grade. The profit algorithm takes account of metal price, grade, ore processing route, recoveries of 90% (Cu Sulphide), 63% (Cu Native Copper) and 78% (Au) and costs. Metal price assumptions are USD1,250/oz gold, USD2.75/Lb copper and a 0.73 USD/AusD exchange rate. Adjustments to these figures will potentially impact upon the economic cut-off grade.
7. Tonnages are metric tonnes. Copper pounds, and Gold and silver ounces are estimates of metal contained in tonnages and do not include allowances for processing losses.
8. Rounding as required by reporting guidelines may result in apparent differences between tonnes, grade and contained metal content. Rounding is to three significant figures.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Project Overview
Eva Copper Mine Pty Ltd is a wholly owned subsidiary of Harmony Gold Company Mining Limited which owns 100% of the Project. Harmony acquired the Project from Copper Mountain Mining Pty. Ltd. in December 2022.
Eva Copper is located approximately 76 km northwest of Cloncurry in North West Queensland, Australia, and has extensive exploration potential in the approximately 4,000 km2 (379,000 hectare [ha]) mineralized land package (Figure 1-1).
CMMC reported a technically and financially viable operation through its 2020 Feasibility Study Update in which it declared Reserves. This operation consisted of seven (7) open pit mines with ore processed through a copper concentrator to produce a copper concentrate for sale. During its due diligence phase, Harmony identified a number of risks and opportunities it wished to test in an update of the study. These studies are ongoing and not yet complete. Due to the preliminary nature of some of this work Harmony is not in position to declare Reserves at this point in time.

Figure 1-1: Eva Copper Project Location, Tenure, and Regional Infrastructure

350000E
400000E
450000E
500000E
7800000N
7750000N
7700000N
Major Road
Railway
Water Pipeline
Gas Pipeline
Powerline
Proposed CopperString Powerline
Eva Copper Mine Project
Mount Isa
Queensland
Brisbane
Mount Cuthbert
Little Eva Deposit
Lake Julius
Dugald River
Barbara
Ernest Henry
Mount Margaret
George Fisher
Rocklands
Cloncurry
Mount Isa
Mary Kathleen
Mount Isa Mines and Smelters
Great Australian
Wynberg
Wallace
Eloise
25 km

Ownership
The Eva Copper Project is owned by Harmony Eva Services Pty Ltd, a 100% owned subsidiary of Harmony.
Reliance on Other Experts
The QPs’ opinions contained herein are based on public and private information provided by Harmony and others throughout the course of the study. The authors have carried out due diligence reviews of the information provided to them by Harmony and others for preparation of this report. The authors are satisfied that the information was accurate at the time of writing, and that the interpretations and opinions expressed are reasonable and are based on a current understanding of the mining and processing techniques and costs, economics, mineralization processes, and the host geological setting. The authors have made reasonable efforts to verify the accuracy of the data relied on for this report.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Property Description and Location
The Eva Copper Project is located 76 km northwest by road from Cloncurry, and 194 km northeast by road from Mount Isa, a regional mining centre (Figure 1-1). Access to the Project is via the sealed Burke Developmental Road from Cloncurry. This road passes 8.5 km to the east of the proposed processing plant site and the Little Eva and Turkey Creek pits. The site is also 11 km north of the major operating Dugald River zinc mine.

The Mineral Resources are within five granted Mining Leases (ML), except for the Ivy Ann pit, which is within the Exploration Permit for Minerals (EPM) 25760 (King). The MLs total an area of 143 km2, and are situated across from two pastoral lease holdings and within one Native Title grant. There are two freehold lots granted in the late 1800s, and 100% owned by the Company, that lie within the MLs; the first sits over part of the Little Eva deposit, the second over part of the Longamundi deposit.

Necessary agreements are secured with the pastoral leaseholders and Native Title party (Kalkadoon People) that set out conduct and compensation terms for the future mining activities to proceed.

Numerous royalties apply to the Project. Royalties on minerals are payable annually to the Queensland State Government on an ad valorem basis, with various costs being permitted as a deduction from sales revenue. Copper and gold royalty rates vary between 2.5% and 5.0% of value, depending on average metal prices, as per Schedule 3 of the Mineral Resources Regulation of 2003. No state royalty on copper is applicable to the two freehold lots owned by the Company Several royalties also apply to the Project from purchase agreements and are payable to several parties variably across portions of the Project area. These apply to all of the deposits in the Project mine plan: a total 1.5% net smelter return (NSR) royalty is applicable to the Little Eva, Blackard, Scanlan, Turkey Creek, Bedford, and Lady Clayre deposits, and a 2% NSR royalty is applicable to the Ivy Ann deposit. Compensation for the effects of mining activities on the Native Title of the Kalkadoon People has been agreed upon.

Accessibility, Climate, Local Resources, Infrastructure, and Physiography
Current site access is by way of gravel roads from a sealed road that passes 8.5 km to the east of the proposed plant site. The site is also 11 km north of the major operating Dugald River zinc mine, owned by MMG.

The town of Cloncurry is located on the railway line from Townsville to Mount Isa, and has container handling facilities, an airport that hosts both commercial and fly-in/fly-out (FIFO) jet aircraft services, and a regional fuel depot. It also has schools, hospitals, and other services. The Project lies within the Shire of Cloncurry, which is the local government administrative area. The Shire offices are also based in Cloncurry.

Grid power is generated in Mount Isa at two gas-fired power stations, and is transmitted from Mount Isa to Cloncurry. A 220 kV power line has been constructed from the Chumvale substation near Cloncurry to the Dugald River mine.

The Cloncurry region is semi-arid, with a distinct hot, wet season from November to March, which is typical of inland northern Australia. Average monthly temperatures range from 10.6°C to 38.5°C, with extremes recorded from 1.8°C to 46.9°C. Rainfall in the wet season largely occurs as storms. Rainfall is highly variable from year to year, with the region often experiencing both multi-year droughts and large-scale flooding from major rainfall events.

The Project site is serviced by a complex system of surface drainages that flow generally northward. On the western side of the processing plant and Little Eva pit is Cabbage Tree Creek, which is joined by other creeks flowing northward to become a tributary of the Leichhardt River. Creeks and rivers flow only during, and for a brief period following, the wet season.

The Project has groundwater sources from both hard rock fracture zone systems and from a graben-like structure infilled with Phanerozoic sediments and alluvial deposits within a paleodrainage adjacent to the current course of Cabbage Tree Creek.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
The mine site and broader operation area is gently undulating flat topography, with the predominant land use being low-intensity cattle grazing, although exploration and mining activities have been conducted over the area since the late 1800s. The site is currently crossed by several gravel roads from pastoral and exploration activities. Additionally, SunWater Limited’s water pipeline from Lake Julius to the Ernest Henry mine crosses the lease area from west to east.

History
The Project has a long history, and has been held under various tenures by a variety of exploration and mining companies. Small-scale mining dating back to the early 1900s has occurred at deposits such as Little Eva, Bedford, and Lady Clayre. Early explorers that contributed significantly to the Project with the discovery of the copper-only or native copper deposits are Ausminda Pty. Ltd., and then CRA Exploration (CRAE), who completed the first substantive work between 1990 and 1996, also defining a small resource at Little Eva. CRAE sold its interest in the Project to Pasminco in 1998. Universal Resources (URL) acquired the Project in 2001. URL also purchased the tenement hosting the Ivy Ann deposit from Dominion Metals Pty. Ltd. (Dominion) and Pan Australian Resources NL (PanAust).

The remaining property was acquired by purchasing tenure from both Pasminco and Lake Gold Pty. Ltd. in a 50:50 ownership split between URL and Roseby Copper Pty. Ltd. (RCPL). In 2004, URL purchased RCPL, and thus URL held 100% of the Eva Copper Project resources. Until 2009, work focused extensively on the copper-only resources, with completion of two feasibility studies based on blends of sulphide ore and copper-only ore. In 2010 URL merged with Vulcan Resources to become Altona Mining Limited, Altona took over ownership of the Eva Copper Project. From 2010 to 2012, Altona carried out additional drilling, resulting in Mineral Resource upgrades at the Little Eva, Bedford, Lady Clayre, Ivy Ann, Blackard, Legend, and Scanlan deposits. Little Eva’s resource estimate was doubled based on the additional drilling.
In 2012, Altona completed a Feasibility Study based on the increased resources at the copper-gold sulphide deposits, and excluding the Blackard and Scanlan deposits. Altona published Mineral Reserves for the Little Eva, Bedford, Lady Clayre, and Ivy Ann deposits as part of the 2012 Feasibility Study. Altona published updates to the Feasibility Study in 2014 and 2017. The 2017 update incorporated the subsequently delineated significant Mineral Resource at Turkey Creek.

MLs and an EA were granted in 2012 based on the 2009 Feasibility Study mine plan. Following EA amendments, the Project is currently authorised by EA EMPL00899613, granted 18 November 2022.

Altona completed a DFS update in 2017, incorporating the Turkey Creek deposit in the mine plan and significant layout changes that included changes to the size and location of the TSF and a Cabbage Tree Creek diversion channel at Little Eva pit. To support the previous studies, the Little Eva, Bedford, Lady Clayre, and Ivy Ann deposits have had a number of formal Mineral Resource estimates that reflect stages of resource definition dating from 2006 to 2017. The Mineral Resource estimate for Turkey Creek was completed in 2015. Estimates were largely undertaken by external independent experts, initially by McDonald Speijers, and most recently Optiro, based on data and geological models provided by the CMMC.

In December 2022 Harmony (HMY) purchased the project from CMMC. In February 2023 Harmony commenced a confirmatory and expansion drilling program and other studies designed to progress the project to a decision to mine.

Geological Setting and Mineralization
The Project area is situated within the Mount Isa and North West Region of Queensland, Australia, an area that is one of the premier base metal-bearing areas of Australia, with mining activities having taken place since the discovery of copper and gold near Cloncurry in the 1860s. The Mount Isa area hosts numerous base metal copper, zinc, and lead deposits of global significance, including the Mount Isa, Ernest Henry, Century, Dugald River, Cannington, and Selwyn deposits. The Eva Copper Project is hosted by Proterozoic-aged, metamorphosed and poly-deformed marine sedimentary and volcanic rocks of the Mary Kathleen domain of the Eastern Fold Belt Inlier. Deformation, metamorphism, and plutonic activity took place during the Isan Orogeny, approximately 1,600 to 1,500 million years (Ma) ago.

There are twelve known mineral deposits in the Project area, of which six have been included in the current mine plan. Mineral deposits are grouped into two types: copper-gold, and copper only. There are five of the copper-gold deposits, four of which are in the mine plan. These deposits are classified as iron oxide copper-gold (IOCG) deposits, where mineralization is associated with regional-scale haematite and albite alteration
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
(red-rock alteration), and localized magnetite alteration. Copper sulphide mineralization, primarily chalcopyrite with lesser bornite, occurs as veins, breccias, fracture fill, and disseminations in mafic to intermediate volcanic or intrusive rocks. Gold is generally correlated with copper, and is recovered in the copper concentrate. Mineralization appears to be localized and/or bounded by faults and other deformation-related structures.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
The copper-only deposits are stratabound, locally stratiform, and most occur within metamorphosed calcareous metasedimentary rocks, forming an approximately linear trend stretching over 7 km. The origin of these deposits is uncertain; they may be deformed and metamorphosed versions of sedimentary or red-bed type copper deposits, or they could be more closely related to the IOCG deposits, but with enhanced stratigraphic controls related to the calcareous beds being particularly reactive with hydrothermal fluids.

All of the deposits have a 10 m to 25 m thick overlying zone of oxidation, where the rock is extensively weathered, and copper sulphide minerals have been leached or converted to various oxide minerals that cannot be recovered by flotation. The oxide zones are treated as waste, but tonnages and copper grades have been estimated and the oxide mineralization will be stockpiled separately. With the exception of the Turkey Creek deposit, the copper-only deposits commonly have a significant thickness of supergene material, where carbonate has been leached from the rock, reducing hardness and density, and the copper occurs as native-copper, chalcocite, and other low-sulphur copper species. The carbonate-leached zone is separated from the underlying sulphide zone by a thin transition zone. Each of these mineralogical zones has been modelled so that resources can be estimated for each and the appropriate metallurgical recoveries can be applied for reserve estimation.

Drilling
Although exploration work has been recorded within the Eva Copper Project area since 1963, usable drill data dates back to 1988. Total drilling in the seven deposits with planned production includes 1,470 drill holes for 208,637 m. All the drill holes used for Mineral Resource estimation have accurate collar and downhole surveys, including the older holes, which were subsequently resurveyed by later exploration companies (URL, or more recently, Altona). Most of the drilling was done by reverse circulation (RC) methods, with a small percentage being diamond drill holes (DDH).

Statistical analysis of the type of drilling, age, and operating company does not indicate any bias to the drill hole assay data. Assay data from two DDHs completed by Sichuan Railway Investment Group (SRIG) in 2017, and two DDH completed in 2018 by CMMC within the Little Eva deposit, provided material for metallurgical testing and were used to verify the resource block model. Two holes were drilled in the Turkey Creek deposit in 2018 and 2019 for grade verification and metallurgical material. Eighteen reverse circulation (RC) holes were drilled in the Blackard deposit in 2019 by CMMC to upgrade resource classification. Assay data from the 2019 RC drilling within the Blackard deposit is statistically indistinguishable from historical drilling. Since obtaining the Project, Harmony has commenced an extensive infill drilling campaign designed to confirm, and extend confidence in, the Resource and geological models.

Exploration
Mineral exploration on lands of the Eva Copper Project dates back more than 40 years. The exploration database for the area contains information from numerous geological, geophysical, and geochemical surveys carried out by the current and previous operators, in addition to regional government data on geology and geophysics. Almost all data from historical geophysical and geochemical work is compiled in the Company database, and has been used in the design and guidance of current exploration work.

The most useful historical geophysical work includes ground and airborne magnetics and gravity surveys which, when combined with soil geochemistry, provide good drill targeting tools. Induced polarization (IP) and electromagnetic (EM) geophysical surveys have also proven to be useful or have some benefit in the right circumstances. Continuous improvements in electronic instrumentation, computer data processing, inversion technology for geophysics, and multi-element analysis (particularly in handheld, portable X-ray fluorescence (XRF) units), provide significant rationale to continue geophysical and geochemical surveying on the property.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Deposit Types
Copper deposits of the Eva Copper Project are of two types. The most significant are those of the IOCG type, which are hydrothermal copper-gold deposits associated with relatively high contents of iron oxide minerals (magnetite or haematite), a general lack of quartz, and extensive sodic alteration. The hydrothermal fluids are believed to be sourced from, and/or driven by, magmatic systems with possible addition of basin brines; however, mineralization is commonly distal (or spatially distinct) from the causative plutonic rocks. Mineralization can take many forms, but the dominant ones are vein networks, breccias, dissemination, and replacement. Both structure (fault or fracture systems) and lithology (chemistry and rheology) are key features in localization of mineralization. The second type of copper deposit is termed copper-only; these deposits do not contain significant gold, and are typically hosted within deformed and metamorphosed calcareous sedimentary rocks as stratabound mineralization. One deposit, Turkey Creek, is a strataform copper-only deposit within calc-silicate and schistose rocks, but has processing characteristics similar to those for the copper-gold deposits.

There are 12 defined deposits within the Eva Copper Project, ranging in size from 0.7 Mt to over 100 Mt, six of which are included within the current mine plan. Three are copper-gold deposits, and three are copper-only deposits. Metallurgical recoveries for the copper-gold deposits are favourable, due to relatively coarse-grained chalcopyrite and lesser bornite. All of the deposits have a thin, 10 m to 40 m weathered or oxide zone at surface, for which tonnage and grades have been estimated, but which have been treated as waste within the mine plan. The copper-only deposits hosted within calcareous metasedimentary rocks have additional zones of weathering and/or acid leaching, which has removed carbonate, reducing rock strength and density in addition to changing sulphide mineralogy. In the two such deposits, Blackard and Scanlan, a supergene zone termed native copper occurs below the oxide zone, and contains abundant native copper in addition to chalcocite, cuprite, and other low-sulphur copper species and some copper locked in hydrobiotite. Extensive metallurgical testing has been carried out on these deposits, with appropriate processing design and estimation of recoveries. Within these deposits a narrow transition zone occurs between the copper zone and underlying sulphide zone.

Sample Preparation, Analyses, and Security
There is very little documentation about sample collection, preparation, and security for the pre-1997 drilling campaigns, although the nature of the exploration programs, preservation of data, and logging records all indicate that the drilling programs were carried out in a professional and competent manner. Later exploration programs by Universal (beginning in 2002) and Altona (in 2011), which provided the vast majority of the drill data, were carried out with above industry-standard sample collection methods, and appropriate quality assurance and quality control (QA/QC) protocols. RC drilling accounts for more than 90% of the Project samples, and these samples were collected using standard cyclones and splitters at the drill site. Samples lengths were initially 2 m for Universal; however, they were changed to 1 m in 2003. Almost all of Altona’s samples were 1 m in length.

Samples were bagged and sealed in the field, and shipped to commercial laboratories in either Townsville or Brisbane. Regular duplicate samples of RC chips were inserted into the sample stream at a rate of 1 in every 20, and triplicate samples collected at the time of drilling were inserted into the sample stream at the rate of 1 in every 40. Appropriate reference standards and blank samples were inserted at rates of 1 in every 20 and 1 in every 45, respectively. Much of the sample material has been retained, mostly as pulp samples; however, there is some coarse reject material, and it is stored in carefully organized warehouses, which also contain split diamond drill core. All analytical information has been carefully archived in an electronic database, which has been reviewed for accuracy by independent consultants and Harmony.

Data Verification
Historical drill locations were checked and resurveyed by subsequent operators, and assay data has been examined and checked by third-party consultants involved in previous Feasibility Studies. There is no apparent bias in the assay data from drill campaigns involving four different companies. The resource QP examined drill core on site and found adequate agreement between geology and historical logs, and visual estimates of copper grade were in agreement with assays. Assay results from drill holes completed to obtain metallurgical samples in the Little Eva and Turkey Creek deposits in 2018, and in the Blackard deposit in 2019 and additional drilling completed by Harmony during 2023, compare favourably to adjacent block grades within the block models, supporting both the database and Mineral Resource estimation.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Metallurgical Testwork and Process Design
This section summarizes both historical and recent test work associated with the various mineralisation types on the Project property. This report generalizes the various ore sources into one of two classes for design purposes: sulphides, and native copper. The various ore sources were studied from the perspective of newer technologies including direct flotation reactors for flotation.

The Little Eva deposit is the largest deposit in the Project. This deposit has been well studied, with 145 flotation tests from multiple sources that ranged in scope from benchtop to pilot plant. This mineralisation consistently demonstrates high recovery performance with a high degree of liberation at relatively coarse grinds. The average feed competency lies near the 50th percentile of the JK database, with medium to hard Bond work indices. Copper is present as chalcopyrite with trace amounts of pyrite. Strong flotation kinetics result in high recoveries, concentrating to a good final concentrate grade following a nominal regrind with no pH modification. Overall, this material type presents low technical risk.

The sulphide satellite deposits, comprising Turkey Creek, Bedford, Lady Clayre, and Ivy Ann, are smaller sources. These mineralisation types are generally similar to Little Eva from both a comminution and flotation perspective. Some differences include a stronger deportment of copper to bornite, and varying grade distribution. Overall, these deposits show average copper recoveries of 88% to 95%, and represent sources of high recovery material. The specific recoveries for each pit are used as inputs into the mine schedule and financial model.

The copper-only deposits, Blackard and Scanlan, are distinctly different from other deposits in the area, containing oxide cap, native copper, sulphide transition, and sulphide zones. The native copper zones are the largest copper-bearing zones within these deposits, containing a relatively fine distribution of native copper with varying quantities of sulphides. These deposits were studied by previous owners; however, several recent updates have been completed. In total, 410 flotation tests (including blended ore feed) have been completed, ranging from benchtop to pilot scale work. On a flotation basis, the native copper zones typically achieve 60% recovery, with an additional 2% to 3% achievable by gravity methods. Recovery is highly variable as deportment shifts from native copper to sulphides, requiring flexibility within any processing flowsheet between gravity and flotation operations to achieve an average of 63% overall recovery. This ore is typically very soft, resulting in low comminution costs and high mill throughputs. Below the native copper- bearing zones of both Blackard and Scanlan are sulphide zones containing bornite and chalcopyrite, behaving similarly to Turkey Creek ore. The flotation response of the ore from the native copper to the sulphide transition zone increases with sulphide content, as expected.

In total, the abovementioned work has been sourced from 25 metallurgical testing campaigns completed at established metallurgical labs throughout Australia and British Columbia, Canada, from 1996 to 2019.

Concentrate Characterization
Detailed chemical analyses were performed on the concentrates produced from the testwork programs, and the results indicate that there appear to be no impurity elements present in the concentrate at a level that will incur smelter penalties. Provision for separate dewatering and containment of gravity concentrates is included in the plant design for future sampling or marketing opportunities.

Tailings Handling
Tailings generated from the bulk samples processed during the DFR testwork were sent to Paterson & Cooke in Denver, Colorado, for tailings characterization. The samples were examined both separately and as a blend. In both cases no concerns were highlighted with tailings settling performance. A reasonable target of 63% solids was selected for tailings thickener underflow design.

Mineral Resources Estimate
Eva Copper Project Resources
Mineral Resource estimates for the three largest deposits (being Little Eva, Blackard and Turkey Creek) were prepared by SRK and Harmony personnel, based on all drilling conducted up to October 2019. The Resource models from CMMC audited and retained for the other deposits.The effective date of the resource estimates is June 30, 2023.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
The resource estimates were built using Ordinary Kriging for Blackard and Turkey Creek, Multiple Indicator Kriging for Little Eva, and all other deposits utilised Inverse distance weighting. Block sizes were selected based on the drillhole spacing to ensure the estimate is fully informed, Block sizes were matched to the anticipated mining methods and mining equipment sizes.

Resource domains were based on an assessment of the lithology, alteration, grade distribution and structure. The grade-based domains resulted from an analysis of the grade distribution from the assay table. For the IOCG deposits the domains were based on the 0.1% copper grade shell which equates to the first visual occurrence of chalcopyrite in logging. For the Native copper deposits, a 0.2% copper grade shell was selected based on a statistical break in the data separating the deposit from the background rock. Turkey Creek was constrained by a 0.1% copper shell, again defined by statistical analysis of the drill hole data.

At the Little Eva deposit the underlying lithology does not appear to have a significant impact on grade distribution overall and so was not included in the domain construction, likewise for the oxidation profile. There are, however several significant faults that have an impact on the deposit and these were incorporated into the estimate, dividing the Little Eva estimation domain into 3 parts. While Turkey Creek comprises of two sub-parallel high grade domains with a central low grade core, these domains were not used in the estimate. Lithology and oxidation profiles, while assessed for impact were found to not be significant contributors to grade distribution and did not inform the grade domains. A significant fault, the Turkey Creek Fault, cuts across the northern end of the deposit and splits the domain into two components. Blackard and Scanlan are both native copper deposits and analysis of these deposits indicate a 0.2% copper shell was appropriate. Both these deposits are folded and comprise antiform/synform pairs that were used to inform the estimate, Blackard utilised dynamic anisotropy, guided by the fold surface, Scanlan was divided into several separate domains in order to handle the changing anisotropy. Lady Clayre comprises five separate mineralized zones, defined by copper shells at 0.1% based on analysis of the grade distribution. The geology is strongly deformed and the various domains define the different components of this folded stratigraphy. The Bedford deposit is a narrow mineralized shear zone, and the estimation domain is controlled by the 0.1% copper shell which defines the boundaries of the shear, the estimation domain is entirely geologically based. The Ivy Ann deposit estimation domain is based on the 0.1% Cu shell equating to the first occurrence of chalcopyrite and comprises several independent structural domains.

The constraining pit shells for defining the limits of Inferred resources are based on copper prices, costs and metallurgical recoveries determined from work carried out, and described, in this report. Resources were constrained by Whittle pit shells generated using metal prices of US$3.70/lb Cu, US$1,582/oz Au and an exchange rate of 0.70 Aus$:US$. The Whittle shell was based on the following parameters:
•Plant throughput of 11.4 Mtpa, with a mining rate of 60 Mtpa
•A mining reference cost of AU$2.97/tonne, incremented at AU$0.12/vertical 10m.
•Approximately AU$9.00/t Ore processing cost.
•Ore Haulage cost of AU$0.35/t/km
•Slope angles informed by historic studies with an average of 43 degrees.
•Copper Recovery 84% (25% Native Copper blend, recoveries of 63% Native Copper and 95% Sulphide.)
•A 10mx10mx10m diluted block model.

A zone of oxidation overlies all of the seven deposits in the Eva Copper Project. The base of the oxidized zone is generally sharp (±2 m), and was modelled during resource estimation. In the current mine plan, the oxidized material is treated as waste, as currently there does not appear to be any form of economic extraction; however, grades have been modelled and tonnages tabulated for general interest and in the event of a possible processing path being identified in the future. The tonnage and grade of oxidized material were determined in the same manner and at the same time as the other resource estimations.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Table 1-2: Eva Copper Project Mineral Resources, June 30, 2023

	Tonnes (kt)	Cu Grade (% Cu)	Au Grade (g/t)	Cu Pounds (Mlb)	Au Ounces (koz)
Measured
Little Eva	—	—	—	—	—
Turkey Creek	—	—	—	—	—
Blackard	—	—	—	—	—
Scanlan	—	—	—	—	—
Bedford	—	—	—	—	—
Lady Clayre	—	—	—	—	—
Ivy Ann	—	—	—	—	—
Total Measured	—	—	—	—	—
Indicated
Little Eva	136 114	0.39	0.07	1 168	302
Turkey Creek	25 417	0.45	—	253	—
Blackard	82 538	0.45	—	826	—
Scanlan	18 228	0.38	—	225	—
Bedford	2 658	0.60	0.15	35	13
Lady Clayre	5 097	0.38	0.15	42	24
Ivy Ann	5 202	0.34	0.07	39	12
Total Indicated	275 254	0.43	0.07	2 589	352
Measured + Indicated
Little Eva	136 114	0.39	0.07	1 168	302
Turkey Creek	25 417	0.45	—	253	—
Blackard	82 538	0.45	—	826	—
Scanlan	18 228	0.38	—	225	—
Bedford	2 658	0.60	0.15	35	13
Lady Clayre	5 097	0.38	0.15	42	24
Ivy Ann	5 202	0.34	0.07	39	12
Total Measured + Indicated	275 254	0.43	0.07	2 589	352
Inferred
Little Eva	31 095	0.36	0.06	246	64
Turkey Creek	2 473	0.40	—	22	—
Blackard	33 591	0.43	—	321	—
Scanlan	8 465	0.37	—	79	—
Bedford	1 527	0.46	0.13	16	6
Lady Clayre	1 141	0.37	0.08	9	3
Ivy Ann	1 163	0.33	0.07	9	3
Total Inferred	79 455	0.40	0.03	701	80
Notes:
Resources are reported at a cut-off grade are based on approximate NSR values which equate to a copper grade of 0.17% Cu.
Mineral Resources:
1.    SAMREC and CIM definitions were followed for Mineral Resources.
2.    Mineral Resources are exclusive of Mineral Reserves (however no Mineral Reserve are declared)
3.    Mineral Resources are constrained within a Whittle pit shell generated with a copper price of $5.50/lb, a gold price of $1,582/oz and an exchange rate of AU$1.00 = US$0.70.
4.    Density measurements were applied (ranges from 2.4 t/m3 to 3.0 t/m3).
5.    Significant figures have been reduced to reflect uncertainty of estimations and therefore numbers may not add due to rounding.
6. Tonnes are Metric Units (1t = 1000Kg)

Mineral Reserve Estimate
Not applicable to the TRS

Mineral Reserves were declared by CMMC as reported in their 43-101 2020 Feasibility Update.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
During Harmony due diligence prior to acquiring the Project, a number of risks and opportunities were identified. Accordingly , upon purchase, Harmony planned and commenced a drilling program to expand and refine the resource and commenced studies to test processing, infrastructure, water and power assumptions. Due to the significant potential change these studies may imply, it is deemed premature to release the Reserves. It is anticipated that these studies will be completed in 2024, upon which a Reserve may be declared.

Royalties
State of Queensland royalties apply to all lands except freehold claims prior to 1904. State royalties range between 2.5% and 5.0% of metal value, less certain allowable expenses. If the concentrate is processed in Queensland (Mount Isa) there is a 20% reduction in the copper royalty. 100% of the royalty savings from the Queensland Government is for the account of the Seller (CMMC). Royalties are discussed in detail in Section 4.

Environment, Permitting, Social, or Community Impact
To support environmental assessments and project studies, flora and fauna surveys, groundwater programs and waste and tailings rock characterization, amongst others, have been undertaken to support an appreciation of the environment and its sensitivities, to predict impacts and inform mitigation and control measures. This dataset continues to be supplemented by contemporary studies and monitoring data.

A total of 12 regional ecosystems are mapped within the Project area based on the Queensland Government regulated vegetation mapping. All regional ecosystems are classed as Least Concern under the Vegetation Management Act 1999. In accordance with the project's EA, significant residual impacts to prescribed environmental matters, are not authorised with the exception of:
•Regional ecosystems (not within an urban area) within the defined distance from the defining banks of a relevant watercourse on the vegetation management watercourse map.
•Habitat for an animal that is vulnerable wildlife – Purple-necked Rock-wallaby Monitoring Program (Petrogale purpureicollis).

The maximum extent of impact to each authorised prescribed environmental matter must be offset in accordance with the Environmental Offsets Act 2014 and the QLD Environmental Offsets Policy. An Offsets Delivery Plan will be prepared and submitted to the Department of Environment and Science for approval prior to commencement of surface disturbance activities that impact on matters of state environmental significance. In the event that on-lease impacts to groundwater dependent ecosystems cannot be avoided (i.e., as a result of groundwater drawdown), an offset strategy will also be proposed for these impacts.

Tailings and waste characterization work has shown the majority of samples to be geochemically benign. The risks associated with release of contaminants into the environment have been considered with the TSF, waste rock dump (WRD), and processing plant area designs incorporating surface water management control dams, cut-off drains, monitoring, and low permeability base for the TSF.

As a condition of the EA, water and sediment management requires surface water and groundwater monitoring programs prior to commencement of mining activities. Baseline water and sediment quality monitoring programs have been in place since 2012 and are reviewed frequently to align with the prevailing project design and the scale of any site activities.

The closest sensitive receptor to the Project is the Mount Roseby homestead, approximately 17.5 km southeast of Little Eva pit and processing plant while the closest pit, Scanlan is 1.1 km west of Mount Roseby. Noise and air quality monitoring is a requirement of the EA, and dust baseline monitoring has been completed. A Compensation Agreement is in place which includes conditions to be implemented throughout the life of mine with respect to the Mount Roseby station and its Lands.

The evidence of European history in the area is not of local or State significance. The recognized traditional owners and Native Title holders of the Project area are the Kalkadoon People. The Company has a Cultural Heritage and Access Agreement and Management Plan with the Native Title holders covering the full area of the Project MLs. The ML area has been the subject of systematic Indigenous cultural heritage clearing which remains ongoing.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
In addition to managing environmental and heritage responsibilities the Company recognizes and has reflected the importance it places on building and training its workforce, supporting the local community and stakeholders, and a commitment to achieve the highest standards of safety and health for its business practices. Through our agreement with the Kalkadoon People, the Company will strive to provide employment opportunities for local Indigenous people. The key community risk requiring management from commencement of operations through the LOM will be the additional vehicular traffic along the Burke Developmental Road and through Cloncurry.

Adjacent Properties
The Eva Copper Project is located within a world-class mineral province richly endowed with an attractive number of commodities and deposit types. It is commonly known that the Mount Isa – Cloncurry region is one of the premier base-metal producing districts in the world with mining dating back to 1867, first at Cloncurry, then from the larger Mount Isa mining centre starting in 1923. There are numerous historical and active mines in the region, with the major, internationally important mines closest to the Project being the Dugald River lead-zinc-silver mine and the Ernest Henry copper-gold mine. Dugald River is the closest, located approximately 11 km south of the proposed Eva Copper Project processing plant site.

Mining properties that surround the Eva Copper Project are predominantly Exploration Permits for Minerals held by Harmony. These permits cover a highly prospective north-south corridor, with similar geology to that which hosts the Project’s Mineral Resources. Numerous copper-gold mineralized prospects have been established and are being systematically explored.

Immediate non-mining key local stakeholders associated with the Eva Copper Project are landowners, leaseholders, state, and local governments. The Company has been in contact with the stakeholders for many years and has appropriate agreements in place to allow mining and exploration.

Human Rights
The Company is committed to uphold fundamental human rights and respect cultures, customs, and values in dealing with communities, employees, and others affected by the Company’s activities.

Project Due-Diligence and Pre-Engagement
The Company is committed to remain informed of the political, economic, social, technical, and environmental characteristics of the area in which it operates. Sound data obtained will contribute to the design and structure of risk management strategies, as well as pre-engagement processes such as preparation for field activities.

Community and Aboriginal Engagement and Enhancement
The Company is committed to develop long-lasting economic, environmental, and social benefits through the building of meaningful and transparent relationships with local communities and Native Title holders.

Human Resource Development
The Company is committed to provide long-term benefits for the community through areas, such as employment, training, and education.

Environmental Integrity and Performance
The Company is committed to manage all operations in a manner that is compatible with environmental protection standards and integrate closure requirements into all stages of the Company’s activities.

Health and Safety Performance
The Company is committed to provide a safe environment for employees, contractors, and visitors to the Company’s facilities, and a commitment to support leadership in preventive and responsive attitudes and behaviours at all levels of the organization to ensure a safe environment.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Recommendations
Mineral Resources
Drill targets below and within the current pit designs are being drilled to convert Inferred Resources to Indicated Resource. Additional drilling to perform geotechnical slope studies on the Turkey Creek, Little Eva, and Blackard deposits is ongoing.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
2Introduction
The Eva Copper Project (the Project) is located approximately 76 kilometres (km) northwest of Cloncurry in North West Queensland, Australia (Figure 2-1), and has extensive exploration potential in the approximately 4,000 square kilometres (km2) (379,000 hectare (ha)) mineralized land package.

Figure 2-1: Location, Tenure, Plant, and Regional Infrastructure

350000E
400000E
450000E
500000E
7800000N
7750000N
7700000N
Major Road
Railway
Water Pipeline
Gas Pipeline
Powerline
Proposed CopperString Powerline
Eva Copper Mine Project
Mount Isa
Queensland
Brisbane
Mount Cuthbert
Little Eva Deposit
Lake Julius
Dugald River
Barbara
Ernest Henry
Mount Margaret
George Fisher
Rocklands
Cloncurry
Mount Isa
Mary Kathleen
Great Australian
Wynberg
Mount Isa Mines and Smelters
Wallace
Eloise
25 km

2.1Report Section Responsibilities
Table 2-1 shows a list of all the sections included in this Technical Report Summary under Subpart 1300 of Regulation S-K, and the respective QPs.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Table 2-1: Scope of Responsibility

Item	Content	Qualified Person	Compiled by
1	Summary		All
2	Introduction	GJ	HMY
3	Reliance on Other Experts		All
4	Property Description and Location	GJ	HMY
5	Accessibility, Climate, Local Resources, Infrastructure, and Physiography	RR, GJ	HMY
6	History	RR	HMY
7	Geological Setting and Mineralization	RR	HMY
8	Deposit Types	RR	HMY
9	Exploration	RR	HMY
10	Drilling	RR	HMY
11	Sample Preparation, Analyses, and Security	RR	HMY
12	Data Verification	RR	HMY
13	Mineral Processing and Metallurgical Testing	AM	HMY
14	Mineral Resource Estimate	RR	HMY
15	Mineral Reserve Estimate	n/a
16	Mining Methods	n/a
17	Recovery Methods	n/a
18	Project Infrastructure	n/a
19	Market Studies and Contracts	n/a
20	Environmental Studies	n/a
21	Capital and Operating	n/a
22	Economic Analysis	n/a
23	Adjacent Properties	RR
24	Other Relevant Data and Information		All
25	Interpretation and Conclusions		All
26	Recommendations		All
27	References		All
28	Certificates of Qualified Persons		All
Notes:
Qualified Persons and their acronyms are listed below. The following individuals, by education, experience, and professional association, are considered QPs as defined in the Subpart 1300 of Regulation S-K "Disclosure by Registrants Engaged in Mining Operations", and they are members in good standing with appropriate professional institutions or associations. The QPs are solely responsible for the specific report sections listed with their abbreviations in Table 2-1.

2.2Personal Inspection
The Resource Estimate QP (Ronald Reid) most recently visited the Project site in August, 2023.
Greg Job most recently visited the project site in August 2023.
Andrew Millar most recently visited the Project site in July 2023

2.3Effective Date
The effective date of the Mineral Resource statement in this report is June 30, 2023.

2.4Abbreviations and Units of Measure
Units of measure used in this report conform to the metric system, unless noted otherwise. All currency is United States dollars (US$) unless noted otherwise. A glossary containing a comprehensive list of acronyms and units of measure is included in Section 27.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
3Property description and location
3.1Location
The Eva Copper Project is located 76 km by road northwest of Cloncurry, a town of about 3,000 inhabitants, and 194 km by road from Mount Isa, a regional mining centre with a population of about 22,000 people (Figure 3-1). Townsville on the east coast is 770 km from Cloncurry. Access to the Project is from the sealed Burke Developmental Road, which originates in Cloncurry. This road passes 8.5 km to the east of the proposed plant site, and current access is via cattle station and exploration tracks. The planned site for the plant and major infrastructure is also 11 km north of the major Dugald River Zinc Mine, which was commissioned in November 2017 and is owned by MMG Limited (MMG). The Eva Copper Project is situated at a latitude of 19°51'26”S and longitude of 140°10’15”E.

Figure 3-1: Project Location

140°
145°
150°
-15°
Major Road
Railway
Gas Pipeline
Proposed
CopperString Powerline
Eva Copper Project
Karumba
Cairns
Copper and Zinc Refineries
Asian Markets
Eva Copper Project
Townsville
Bowen
-20°
Cloncurry
Mount Isa
Mackay
Smelters
Power Generators
Queensland
Rockhampton
Emerald
250 km
140°
145°
150°

3.2Land Use and Mining Tenure
The Eva Copper Project consists of five Mining Leases (ML) and one Exploration Permit for Minerals (EPM). All six of the deposits are located within the MLs, except for the Ivy Ann deposit, which lies within EPM 25760 (King).

Queensland state legislation requires that, where significant disturbance will occur from exploration and mining activities, the license holder must reach agreement for “Conduct and Compensation” with the pastoral leaseholder. Harmony has secured such agreements for all the MLs, the Ivy Ann deposit, and those portions of the EPM where ground disturbance has occurred or is anticipated.

3.3Mining Leases
The MLs were granted in 2012 and are currently owned by the Company’s wholly owned subsidiary Eva Copper Mine Pty. Ltd. (ECMPL) (Table 3-1). The MLs total area is 143 km2 and are situated across from two pastoral lease holdings and within one Native Title determination area.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Table 3-1: Eva Copper Project Mining Leases

Number	Name	Granted	Expiry	Area (ha)
90162	Scanlan	Oct. 4, 2012	Oct. 31, 2037	2 096.96
90163	Longamundi	Oct. 4, 2012	Oct. 31, 2037	1 411.29
90164	Blackard	Nov. 13, 2012	Nov. 30, 2037	5 131.07
90165	Little Eva	Nov. 13, 2012	Nov. 30, 2037	5 029.96
90166	Village	Nov. 13, 2012	Nov. 30, 2037	616.08

3.4Exploration Permits for Minerals
As shown in Table 3-2, the Company’s wholly owned subsidiary ECMPL holds the EPM 25760 (King), which encompasses the Ivy Ann deposit.

Table 3-2: Eva Copper Project Exploration Permit for Minerals

Number	Name	Holder	Granted	Expiry	Area (ha)
25760	King	ECMPL	Nov. 17, 2015	Nov. 16, 2025	28,601

The Company also holds 26 EPMs surrounding the MLs and in the broader Mount Isa region (Figure 3-2). These are held by the Company’s wholly owned subsidiaries Roseby Copper Pty. Ltd. and Roseby Copper (South) Pty. Ltd. (RCSPL).

Agreements exist with four pastoral landholders for both the MLs and key areas of activity in the surrounding EPMs:
•Coolullah Station, belonging to the North Australian Pastoral Company (NAPCO)
•Mt. Roseby Station, belonging to Harold Henry McMillan
•Dipvale Station, belonging to Grant and Anita Telford
•Hillside Station, belonging to the Cameron Creek Pastoral Company.
The locations of the Pastoral Lease boundaries intercepted by the Project tenements and various mineralized areas are shown in Figure 3-3; in relation to the Project tenements and the areas subject to Conduct and Compensation Agreements.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 3-2: Eva Copper Project Tenements

400000E
420000E
440000E
7800000N
7780000N
7760000N
7740000N
EPM 25760
EPM 25760
EPM 25760
EPM 25760
EPM 25760
EPM 25760
EPM 25760
EPM 25760
EPM 25760
ML 90165
ML 90166
ML 90164
ML 90163
ML 90162
Burke Developmental Road
Burke Developmental Road
Dismal Creek
Leichhardt River
Dugald River
Dugald River
Middle Creek
Sunwater Pipeline
Cabbage Tree Creek
Corella River
0
5
10
15 km
17/02/2020 | 1:400,000 @ 165x225 | MGA94 Zone 54
CL2020007 EvaFeasibilityStudy

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 3-3: Pastoral Lease Holdings and Current Conduct and Compensation Agreement Areas (Colour indicates landowner)

400000E
420000E
440000E
7800000N
7780000N
7760000N
7740000N
0
5
10
15 km
05/03/2020 | 1:400,000 @ 165x225 | MGA94 Zone 54
CL2020007 EvaFeasibilityStudy
Pastoral Lease Holders
Dipvale Station - Anita & Grant Telford
Hillside Station - Cameron Creek Pastoral Co.
Saunders
Mt Roseby Station - McMillan
Coolullah Station - NAPCO
Mineral Deposit
Eva Project Tenement Extent
Eva Project CCA Areas

Notes: (NAPCO (red-brown), McMillan (green), Telford (blue) and Cameron Creek Pastoral Company (brown) showing deposits (mine symbols))

3.5Freehold Land
Two freehold lots that were granted in the late 1800s sit within the MLs. One sits over part of the Little Eva deposit, the second over part of the Longamundi deposit.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
3.5.1Lot 37 (Agreement Numbers 355, 526, 1069, and 1070)
Lot 37 (on Crown Plan B15752) is located within ML 90165 and overlies the Little Eva deposit. It is owned 100% by the Company; 50% was purchased from Pasminco (referred to as Mineral Selection 3072), and 50% deeded to the Company by The Public Trustee of Queensland from an intestate deceased estate. The Lot was previously subject to mining tenure Mineral Development Licence 12 (also purchased from Pasminco), and has also been referred to as the Kwahu Moiety area.

3.5.2Lot 28 (Agreement Numbers 355, 1069, and 1070)
Lot 28 (on Crown Plan B15753) is located within ML90163, overlies the Longamundi deposit, and is owned 100% by the Company. It was purchased from Pasminco (referred to by them as Mineral Freehold 13961). The lot was previously subject to ML 7497 (also purchased from Pasminco).

3.6Royalties
Numerous royalties apply to the Project area, and are payable to six parties with an average royalty payable of 5% on Reserves. Table 3-3 summarizes the royalties applicable to various deposits.
Table 3-3: Royalties Applicable to Portions of the Mineral Reserves at Various Deposits

Deposit	Area	State	MMG	Lake Gold/MMG	KD	PanAust	DOM
Little Eva	Lake Gold	x		x	x
Little Eva	Freehold		x		x
Little Eva		x	x		x
Blackard		x		x	x
Scanlan		x	x		x
Turkey Creek		x		x	x
Lady Clayre	Lake Gold	x		x	x
Lady Clayre		x	x		x
Bedford		x		x	x
Ivy Ann		x			x	x	x
Notes: KD = Kalkadoon; DOM = Dominion

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
4Accessibility, climate, local resources, infrastructure, and physiography.
Section 229.601(b)(96) (4) (i‐iv)
4.1Accessibility and Infrastructure
The Project tenements are in North West Queensland and are shown in Figure 4-1. Access to the Project is by the sealed Barkly Highway from Mount Isa to Cloncurry, then on the sealed Burke Developmental Road, through Quamby. The highway passes 8.5 km to the east of the proposed plant site, and current access is by way of a gravel road. The planned site for the plant and major infrastructure is 11 km due north of the Dugald River zinc mine owned by MMG, which had first production in November 2017.

The Project is located about 65 km (76 km by road) northwest of Cloncurry, a town of about 3,000 inhabitants, and about 95 km (194 km by road) from Mount Isa, a regional mining centre with a population of about 22,000 people.

Cloncurry is located on the railway line from Townsville to Mount Isa and has container handling facilities, an airport (which hosts both commercial and fly-in/fly-out (FIFO) jet aircraft services), and a regional fuel depot. Cloncurry also has schools, hospitals, and other services. The Project lies within the Shire of Cloncurry local government administrative area and the Shire offices are based in Cloncurry.

Quamby is a tiny hamlet to the southeast of the proposed plant site, with a now-closed roadhouse on the highway, and a Telstra communications tower.

Kajabbi is a small hamlet to the north of the area and has stockyards that were used for loading cattle onto a railway line that used to run south through Quamby to Cloncurry. The railway line from Cloncurry north to Kajabbi has been removed, and all that remains is the easement, which is still owned by Queensland Transport.

Grid power is reticulated from Mount Isa to Cloncurry, and power is generated in Mount Isa at two gas-fired power stations. A 220-kV power line has been constructed from the Chumvale substation near Cloncurry to the Dugald River mine, 11 km from Little Eva.

A water pipeline operated by SunWater passes within 4 km of Little Eva and is fed from Lake Julius, 41 km to the west, and reticulated to the Ernest Henry mine, and the Cloncurry townsite. Dugald River also has a water take-off from this pipeline. The pipeline has a capacity of seven gigalitres per year (GL/a).

4.2Climate and Surface Water
The Bureau of Meteorology weather station closest to the Project site is located on McIlwraith Street, Cloncurry, and has records dating back to 1884. The mean annual maximum temperature is 32.2°C, and the average annual rainfall for the region is 474 mm/a.

Mean temperatures in the dry season range from 26.2°C to 36.4°C from April to October. Temperatures range from mean monthly highs of 26.2°C to 38.5°C, to monthly lows of 10.6°C to 24.8°C. Minimum and maximum recorded temperatures range from to 1.8°C to 46.9°C. The hottest months correspond with the wet season, between November and March.

Mean wind speeds measured at the Mount Isa Airport weather station shows that the later months of the year exhibit the highest wind speeds, peaking in October at an average speed of 15.8 km/h. Wind speeds are lowest in the cooler months of the year, at an average of 9.5 km/h in June. Maximum wind gusts range from a low of 63 km/h in July up to 128 km/h in January.

The relative humidity at the Cloncurry weather station peaks in February, typically reaching 39% at 3:00 p.m., and 61% at 9:00 a.m. The peak fire season for the Project area is winter to spring (July to September), when the vegetation is at its driest.

Rainfall is seasonal, largely occurring between November and March (wet season), and generally occurs in large storms. Rainfall is highly variable from year to year, with the region often experiencing multi-year droughts and large-scale flooding from major rainfall events. After the dry season, storm rains of approximately 25 mm/d may occur, which may include intense periods equivalent to 24 mm/h, which would generate runoff in the smaller creeks.

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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
The Project site is serviced by a complex system of surface drainages that flow generally northward. On the western side of the plant and Little Eva pit is Cabbage Tree Creek, which is joined by other creeks flowing northward to become a tributary of the Leichhardt River. The central parts of the Mining Leases (ML) drain into the Dugald River. Numerous other minor ephemeral watercourses cross the Project area.

Creeks and rivers only flow during, and for a brief period following, the wet season. Intensive rains, with cumulative falls up to 50 mm over a few days, generate flows in the larger creeks, such as Cabbage Tree Creek and Dugald River. Peak flows are generally of short duration. Most stream flow ceases within days or a few weeks after intensive wet periods, after which the flow channel breaks into isolated pools. The rivers and creeks have a composite profile consisting of a steep-sided main channel 1 m to 1.5 m in depth in which flows occur annually, often to bank height. Isolated pools in the riverbeds can persist through the dry season in sand, gravel, and crystalline rock fractures. Water can generally be found below the riverbeds at a depth of one to two metres.

The Project has groundwater sources from both hard rock fracture zone systems and from a graben- like structure filled in with Phanerozoic sediments. In addition to this geological feature, the main creeks are associated with extensive thin sheets of colluvial outwash and alluvial deposits, with groundwater present in the deeper parts of these deposits.

4.3Landforms and Vegetation
The Project site and broader operation area is gently undulating, with the Knapdale range of hills rising quite sharply from the plain to the south of the proposed operations area, with a length of approximately 12 km, and rising to an average height of 300 Australian Height Datum metres above sea level (mASL). A discrete north–south ridgeline, which includes Mount Rose Bee and the Green Hills, transects the area on the western side of the Bedford deposit. Mount Rose Bee (approximately 285 mASL) is characterized by ridges of exposed silicified rock.

The site is currently crossed by several access tracks from farming and exploration activities. SunWater’s water pipeline from Lake Julius to the Ernest Henry mine crosses the lease area from west to east.

The predominant land use is low-intensity cattle grazing, although exploration and mining activities have been conducted over the area since the late 1800s. Soils of the Project site are typically slightly acid to moderately alkaline, and non-sodic and therefore non-dispersive in nature, meaning they are not chemically predisposed to erosion. Most of the erosion potential of these soils originates from the short duration, high intensity rainfall events that can occur during the summer period (December to March).

4.4Local Mining Industry
Mount Isa was established on the discovery of world-scale copper-zinc-lead deposits in 1923. A major mining complex and a town of 22,000 people has grown on the site in the last 94 years, with multiple open pit and underground mines, smelters, mills, flotation plants, and a sulphuric acid plant. The town of Mount Isa hosts many mining suppliers, service organizations, and a number of skilled mining industry people, as well as having two electric-powered generators supplied by a natural gas pipeline from South Australia, an airport, rail line, and other services.

Cloncurry was established much earlier than Mount Isa, on the discovery of copper by Ernest Henry in 1867, and the town was founded in 1884.

There are several active mines in the area, as shown in Figure 4-1. In addition to Mount Isa, there are five major active mines: the Ernest Henry copper-gold mine and Lady Loretta lead-zinc-silver mine, both owned by Glencore; the Cannington silver-lead mine owned by South 32; the Dugald River zinc-lead-silver mine owned by MMG; and the Capricorn Copper copper-gold mine owned by Capricorn Copper. All are major, internationally important mines.

Smaller operations (active and in care and maintenance) include: Osborne copper-gold mine, owned by Inova; Mount Colin copper mine, owned by Aeris Resources Limited, Lady Annie copper-gold mine, owned by Austral Resources; Mount Cuthbert Copper mine, owned by Mt Cuthbert Resources; Rocklands copper- gold mine, owned by Mt Cuthbert Resources; and Eloise copper-gold mine, owned by AIC Mines.

Closed major mines include the Mary Kathleen uranium mine.
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 4-1: Infrastructure, Major Mines, Deposits, and Eva Copper Project Tenure

350000E
400000E
450000E
500000E
7800000N
7750000N
7700000N
7650000N
7600000N
Capricorn Copper
Mount Cuthbert
Kajabbi
Eva Minesite
Dugald River
Quamby
Barbara
Mount Margaret
George Fisher
Mount Isa Mines and Smelters
Mary Kathleen
Rocklands
Cloncurry
Wynberg
Wallace
Mount Isa
Mt Colin
Eloise
Greenmount
Malbon
Kuridala
Mount Elliot/SWAN
Tick Hill
Mount Dore
Selwyn/ Starra Line
Cannington
Eva Project Tenure
Road / Highway
Railway
Powerline
Water Pipeline
Proposed CopperString Powerline
Regional Mines
Cu
Zn / Pb / Ag
Cu / Au
P
Au
U
Ag / Pb
0 10 20 30 40 km

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
5History
Section 229.601(b)(96) (5) (i‐ii)
5.1Prior Ownership and Changes
The Project area has a long history of exploration and development. Early work was undertaken by Ausminda Pty. Ltd. and CRA Exploration (CRAE) between 1990 and 1996. CRAE’s principal focus was the copper-only deposits where they were successful in discovering a number of deposits. The Little Eva and Lady Clayre deposits were of secondary interest to CRAE, who drilled the Little Eva deposit to define a small deposit of 9 Mt assayed at 0.70% copper (Cu), gold (Au) grade was not reported.

In 1996, the property was acquired by Pasminco Limited (Pasminco), who undertook further exploration and drilling on the copper-only deposits. Pasminco excised and retained the Dugald River zinc deposit, and sold the remainder of the tenements to Universal Resources (URL) in 2001. The Little Eva deposit was first fully delineated by URL. Pasminco was taken over by Zinifex in 2002, and in 2008 Zinifex merged with Oxiana to become Oz Minerals. Oz Minerals’ interest in the Dugald River zinc deposit was acquired in 2009 by MMG, a subsidiary of China Minmetals.

From 2001 to 2004, exploration work on the Blackard, Scanlan, and Longamundi copper-only deposits was carried out under a joint venture (JV) between URL and Bolnisi Logistics. In 2004, URL acquired Bolnisi Logistics and assumed full management of the Project. Bolnisi Logistics then changed its name to Roseby Copper Pty. Ltd. URL focused its 2001–2004 drilling on the Little Eva and Bedford copper-gold deposits, and completed a Feasibility Study in 2005 based on mining and processing a blend of sulphide ore from the Little Eva and Bedford deposits with native copper ore from the Blackard and Scanlan deposits; however, URL did not proceed with development.

Universal Resources entered into a JV Option Agreement with Xstrata in 2005, where Xstrata had the right to explore in the central area of the tenements. Xstrata discovered the Cabbage Tree Creek prospect, and significant sulphide mineralization beneath the Blackard deposit. Xstrata elected not to proceed with the option to purchase an interest in the Project in January 2013. URL completed a second Feasibility Study between 2007 and 2009 based on the same blend of sulphide ore and native copper ore used in the 2005 study.

In December 2009, Universal Resources merged with Vulcan Resources Limited, and the company name changed to Altona Mining Limited (Altona). Altona drilled out the Little Eva deposit, doubling the Mineral Resource, and in 2012 completed a Definitive Feasibility Study (DFS) based on the increased resources of copper-gold sulphide deposits, with this report excluding the Blackard and Scanlan deposits. Altona’s philosophy was to take a simpler approach that did not rely on ore blending and to address mining and processing of native copper ores once operations were established, in the context of extending mine life or increasing the production rate.

Altona completed drilling at the Bedford, Lady Clayre, Ivy Ann, Blackard, Legend, and Scanlan deposits, and published Mineral Resource upgrades for all these deposits. Altona published Mineral Reserves for the Little Eva, Bedford, Lady Clayre, and Ivy Ann deposits as part of their 2012 DFS. Altona discovered a significant resource at Turkey Creek and published Mineral Resource and Mineral Reserve estimates for the deposit in 2015 and 2016, respectively. Altona also discovered and delineated major prospects at Anzac, Whitcher, Matchbox, and Quamby from 2015 to 2016.

Mining Leases (ML) and an EA were granted in 2012 based on the 2009 DFS mine plan. An EA amendment was granted in 2016 based on the revised 2012 DFS mine plan and the integration of Turkey Creek into that mine plan.

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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Altona and the project was acquired by Copper Mountain Mining Corp. (CMMC) in 2018. The project was subsequently acquired by Harmony in 2023.

Prior to the acquisition by Harmony, and excluding acquisition costs, approximately $63 million has been expended on exploration, resource development, metallurgical and engineering studies, compensation payments, and government fees and charges by the various parties involved over the past 27 years, including:

CRAE (estimate)	$7.4 million
Zinifex/Pasminco	$0.7 million
Bolnisi	$4.1 million
Universal	$24.2 million
Xstrata	$8.5 million
Altona	$18.4 million
Note: Exchange rate AU$1.35:US$1.00

5.2Mineral Resource Estimates History
5.2.1Little Eva Deposit
The Little Eva deposit has had several formal Mineral Resource estimates that reflect stages of resource definition (Table 5-1). The 2008 and 2012 Mineral Resource estimates include both sulphide and oxide material, while the 2014 estimate is for sulphide material only, with the oxide material excluded.

Table 5-1: Little Eva Resource Estimate History

Model	Authors	Mineral Resource Estimate	Comment
Oct 2008*	MacDonald Speijers	30.4 Mt at 0.78% Cu, 0.09 g/t Au. (0.3% Cu cut-off grade).	Superseded following additional drilling Includes Inferred resource.
Mar 2012*	Optiro and Altona	108 Mt at 0.52% Cu, 0.9 g/t Au. Sulphide mineralization – 100.3 Mt at 0.53% Cu and 0.09 g/t Au at a 0.2% Cu cut-off grade.	Basis for 2012 DFS and Mineral Reserve estimation. Primary sulphide and oxide mineralization. Includes Inferred resource.
May 2014*	Altona and Optiro	105.9 Mt at 0.52% Cu, 0.09 g/t Au at a 0.2% Cu cut-off grade.	Sulphide mineralization only. Includes Inferred resource.
Nov 2018	CMMC	121.8 Mt at 0.36% Cu, 0.07 g/t Au at a 0.17% Cu cut-off grade.	Nominal additional infill drill data only. Sulphide mineralization only. Excludes Inferred resource.
Source: *Altona Mining Limited, Cloncurry Copper Project – DFS, August 2017.
Total estimated Mineral Resource including Inferred; reported in accordance with the Joint Ore Reserves Code (JORC).

In October 2008, McDonald Speijers completed a Mineral Resource estimate for the Little Eva deposit, reported in accordance with JORC, 2004 Edition (JORC, 2004), which was incorporated into Universal’s 2009 Roseby Copper Project Feasibility Study. The Mineral Resource amounted to 30.4 Mt at 0.78% Cu and 0.9 g/t Au, with a 0.3% Cu cut-off grade. Geological domains were poorly constrained.

In March 2012, Altona, in conjunction with Optiro, reported a Mineral Resource that incorporated newly acquired assay and geological data provided by extensive drill programs. The published estimate of 108 Mt at 0.52% Cu and 0.09 g/t Au includes both sulphide and oxide mineralization. This estimate formed the basis of pit optimizations used in the 2012 DFS and 2014 DFS update.

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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
In May 2014, Altona published a revised Mineral Resource estimate. Geological models were limited in former estimates, because of inconsistent drill hole logging between multiple corporations and programs. The 2014 used a new geological model based on a detailed drill hole relogging program by Altona in 2013-2014. The estimate of 105.9 Mt at 0.52% Cu and 0.09 g/t Au is for primary sulphide geotechnical mineralization only, and excludes oxide mineralization, which is not amenable to processing through the proposed Eva Copper Project plant. No additional drilling was added after the 2012 estimate leading up to the 2014 estimate, and differences between the 2012 and 2014 Mineral Resource estimates were not considered material; however, confidence in the geological models was improved. The 2014 estimate was used for pit optimizations undertaken by Orelogy, and to relocate mine and waste dump layouts and develop schedules to accommodate Turkey Creek into the mine plan. This work was undertaken for the 2016 EA Amendment. These optimizations were not used in the mine design or financial modelling of the August 2017 Altona DFS.

In November 2018, CMMC published a Mineral Resource estimate, which incorporated limited newly acquired assay and geological data provided by diamond core holes drilled for metallurgical, geotechnical, and due diligence purposes. The published estimate of 121.8 Mt at 0.36% Cu and 0.07 g/t Au includes sulphide mineralization only. This estimate formed the basis of pit optimizations used in CMMC’s 2018 Feasibility Study and the 2019 Feasibility Study update.

Limited additional drilling was added after the 2014 estimate; differences between the 2014 and 2018 Mineral Resource estimates reflect a lower minimum reporting cut-off grade, different modelling approach, and exclusion of material classified as Inferred from the reported total.

5.2.2Turkey Creek Deposit
Turkey Creek was discovered in September 2012 after the 2012 DFS was completed. The only Mineral Resource estimate for Turkey Creek was completed in 2015 by Optiro and Altona. Altona was responsible for the data and 3D geological model. Mineral Resource estimation and block modelling was conducted by Optiro (Table 5-2). The estimate was 21 Mt grading 0.59% Cu, and it includes both sulphide and oxide mineralization.

Table 5-2: Turkey Creek Resource Estimate History

Model	Authors	Mineral Resource Estimate	Comment
Mar 2015*	Optiro and Altona	21 Mt at 0.59% Cu (0.3% Cu cut-off grade)	Primary sulphide and oxide mineralization. Include Inferred resources.
Nov 2018	CMMC	13.8 Mt at 0.46% Cu (0.17% Cu cut-off grade)	Nominal additional infill diamond drill data only. Primary sulphide mineralization only. Excludes Inferred resources.
Source: *Courtesy Altona Mining Limited, Cloncurry Copper Project – Definitive Feasibility Study, August 2017. Total estimated Mineral Resource including Inferred; reported in accordance with JORC.

The 2015 resource model was used by Orelogy to generate pit designs and waste volumes included in the mine plan, and was used to generate a new layout of pits, waste dumps, and the tailings storage facility (TSF) for the 2016 EA. The Orelogy pit optimizations were based on primary sulphide mineralization only. The sulphide resource was estimated at 16.5 Mt at 0.59% Cu.

In November 2018, CMMC published a Mineral Resource estimate, which incorporated limited newly acquired assay and geological data provided by diamond core holes drilled for metallurgical, geotechnical, and due diligence purposes. The published estimate of 13.8 Mt at 0.46% Cu includes sulphide mineralization only and formed the basis of pit optimizations used in CMMC’s 2018 Feasibility Study and their 2019 Feasibility Study update.

The 2015 Mineral Resource for Turkey Creek included an oxide component, while the other deposits modelled did not. There was a reasonable expectation of achieving acceptable recoveries from the oxide material based on the mineralogy using the Controlled Potential Sulphidization (CPS) technique for flotation processing. However, initial metallurgical testing of this processing method produced poor recoveries, and the oxide material was excluded from the 2018 Mineral Resource.

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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Limited additional drilling was added after the 2015 estimate, and differences between the 2015 and 2018 Mineral Resource estimates reflect a lower minimum reporting cut-off grade, different modelling approach, and exclusion of material classified as Inferred from the reported total.
5.2.3Bedford Deposit
The Bedford deposit has had several formal Mineral Resource estimates completed that reflect stages of resource definition, as shown in Table 5-3. The 2012 and 2017 estimates are for sulphide material only.
In October 2006, McDonald Speijers completed an initial Mineral Resource estimate. In May 2012, Optiro completed an estimate based on nominal additional drilling. There was no significant change in the Mineral Resource of 1.7 Mt at 0.99% Cu and 0.20 g/t Au.

Geological models forming the basis of these estimates were poorly constrained, with isolated individual structures within a broader shear zone showing limited continuity.

Table 5-3: Bedford Resource Estimate History

Model	Authors	Mineral Resource Estimate	Comment
Oct 2006*	McDonald Speijers	1.77 Mt at 0.93% Cu, 0.24 g/t Au (0.3% Cu cut-off grade)	Superseded following nominal additional drilling. Includes Inferred resource.
May 2012*	Optiro	1.7 Mt at 0.99% Cu, 0.20 g/t Au (0.3% Cu cut-off grade)	Basis for 2012 DFS and Mineral Reserve estimate. Primary sulphide mineralization only. Includes Inferred resource.
Feb 2017*	Altona	4.8 Mt at 0.80% Cu, 0.21 g/t Au (0.3% Cu cut-off grade)	Assay data from two additional drill holes. Additional geological data showing continuity of structures. Primary sulphide mineralization only. Includes Inferred resource.
Nov 2018	CMMC	3.0 Mt at 0.54% Cu and 0.14 g/t Au (0.17% Cu cut-off grade)	Primary sulphide mineralization only. Excludes Inferred resource.
Source: Altona Mining Limited, Cloncurry Copper Project – Definitive Feasibility Study, August 2017.
*Total estimated Mineral Resource including Inferred; reported in accordance with JORC.

In February 2017, Altona completed a new Mineral Resource estimate of 4.8 Mt at a grade of 0.80% Cu and 0.21 g/t Au that includes primary sulphide mineralization only. The increase from the 2012 estimate resulted primarily from a better understanding of geological continuity and geometry.

Mineralized structures were better defined by mapping of surface workings and high-resolution copper- in-soil sampling. An increase in tonnage was a result of more accurate bulk density data obtained from diamond drill core, therefore replacing prior bulk density estimates.

In November 2018, CMMC published a Mineral Resource estimate of 3.0 Mt at 0.54% Cu and 0.14 g/t Au includes sulphide mineralization only.

No significant new drill data was added after the 2017 estimate, and differences between the 2017 and 2018 Mineral Resource estimates reflect a lower minimum reporting cut-off grade, different modelling approach, and exclusion of material classified as Inferred from the reported total.

5.2.4Lady Clayre Deposit
The Lady Clayre deposit has had several formal Mineral Resource estimates that reflect stages of resource definition, as shown in Table 5-4.

In October 2006, McDonald Speijers completed a Mineral Resource estimate that was reported in accordance with JORC 2004 for the Lady Clayre deposit. This was incorporated into Universal’s 2009 Feasibility Study.

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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Table 5-4: Lady Clayre Resource Estimate History

Model	Authors	Mineral Resource Estimate	Comment
Oct 2006*	McDonald Speijers	3.7 Mt grading 0.88% Cu, 0.48 g/t Au (0.3% Cu cut-off grade	Superseded following expanded drilling.
May 2012*	Optiro	14 Mt grading 0.56% Cu, 0.20 g/t Au (0.3% Cu cut-off grade	Primary sulphide mineralization only. Includes Inferred resource.
Nov 2018	CMMC	7.3 Mt at 0.31% Cu and 0.14 g/t Au (0.17% Cu cut-off grade)	Basis for this study. Primary sulphide mineralization only. Excludes Inferred resource.
Source: Courtesy Altona Mining Limited, Cloncurry Copper Project – Definitive Feasibility Study, August 2017.
*Total estimated Mineral Resource including Inferred; reported in accordance with JORC.

In November 2018, CMMC published a Mineral Resource estimate of 7.3 Mt at 0.31% Cu and 0.14 g/t Au that included sulphide mineralization only.

Significant new drill data was added after the 2012 estimate; the updated CMMC model used the new drill hole assay data but was not constrained by the revised geological model. Differences between the 2012 and 2018 Mineral Resource estimates reflected new drilling data, a lower minimum reporting cut- off grade, different modelling approach, and exclusion of material classified as Inferred from the reported total.

5.2.5Ivy Ann Deposit
The Ivy Ann deposit has had three Mineral Resource estimates, as shown in Table 5-5.

Table 5-5: Ivy Ann Resource Estimate History

Model	Authors	Mineral Resource Estimate	Comment
Jan 2006*	Universal	3.98 Mt at 0.93% Cu, 0.24 g/t Au (0.3% Cu cut-off grade)	Superseded following expanded drilling.
May 2012*	Optiro	7.5 Mt at 0.57% Cu, 0.07 g/t Au (0.3% Cu cut-off grade)	Primary sulphide mineralization only. Includes Inferred resource.
Nov 2018	CMMC	5.1 Mt at 0.36% Cu and 0.08 g/t Au (0.17% Cu cut-off grade)	Primary sulphide mineralization only. Excludes Inferred resource.
Source: Altona Mining Limited, Cloncurry Copper Project – Definitive Feasibility Study, August 2017
Copper Mountain Mining Corp, Eva Copper Project - Definitive Feasibility Study, January 2020.
*Total estimated Mineral Resource including Inferred; reported in accordance with JORC.

In January 2006, Universal completed a Mineral Resource estimate for the Ivy Ann deposit.

In May 2012, Optiro completed an estimate of resources for the Ivy Ann deposit that incorporated additional drilling. The published estimate of 7.5 Mt at 0.57% Cu, and 0.07 g/t Au includes sulphide mineralization only.

In November 2018, CMMC published the Mineral Resource estimate of 5.1 Mt at 0.36% Cu and 0.08 g/t Au which includes sulphide mineralization only.

No significant new drill data was added after the 2012 estimate, and differences between the 2012 and 2018 Mineral Resource estimates reflects a lower minimum reporting cut-off grade, different modelling approach, and exclusion of material classified as Inferred from the reported total.
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
5.2.6Blackard Deposit
The Blackard deposit has had several formal Mineral Resource estimates that reflect stages of resource definition, as shown in Table 5-6. While early estimates from 2003 included all mineralization (oxide, copper, transition, and sulphide zones) the 2012 Mineral Resource estimate only included native copper, transition and primary sulphide, the oxide zone was excluded.

In December 2005, McDonald Speijers completed a Mineral Resource estimate for the Blackard deposit. In February 2007, McDonald Speijers completed another Mineral Resource estimate update.
In May 2012, Optiro completed an estimate of recoverable resources for the Blackard deposit. The estimate of 76.4 Mt at 0.62% Cu includes native copper, transition, and primary sulphide mineralization only. This estimate incorporated newly acquired data from substantial additional drilling since the 2006 estimate.

Table 5-6: Blackard Resource Estimate History

Model	Authors	Mineral Resource Estimate	Comment
May 1996	Newbery and Lai (for CRAE)	27 Mt at 0.73% Cu (0.5% Cu cut-off grade)	Superseded by new model for Bolnisi. Oxide (malachite), native copper, and transition mineralization only. Indicated resource only.
Feb 2003*	Hellman & Schofield	26.8 Mt at 0.75% Cu (0.5% Cu cut-off grade)	Superseded following expanded drilling. Oxide (malachite), native copper, transition, and primary sulphide mineralization. Includes Inferred resource.
Dec 2005*	McDonald Speijers	43.7 Mt at 0.65% Cu (0.3% Cu cut-off grade)	Superseded following expanded drilling. Oxide (malachite), native copper, transition, mineralization only. Includes Inferred resource.
Jan 2007*	McDonald Speijers	46.25 Mt at 0.63% Cu (0.3% Cu cut-off grade)	Superseded following expanded drilling. Oxide (malachite), native copper, transition, and primary sulphide mineralization. Includes Inferred resource.
Jul 2012*	Optiro	76.4 Mt at 0.62% Cu (0.3% Cu cut-off grade)	Resource estimate. Native copper, transition, and primary sulphide mineralization only. Includes Inferred resource.
Oct 2019	CMMC	77.3 Mt at 0.49% Cu (0.23% Cu, 0.20% Cu, and 0.17% Cu cut-off grade for copper, transition, and sulphide zone, respectively)	Native copper, transition, and primary sulphide mineralization only. Excludes Inferred resource.
Source: Altona Library, resource estimation reports for Altona and previous Project operators.
*Total estimated Mineral Resource including Inferred; reported in accordance with JORC.

Data from 18 new drill holes was added to the 2019 resource estimate by CMMC. Differences between the reported 2012 and 2019 Mineral Resource estimates reflect lower cut-off grades, different modelling approach, and exclusion of Inferred resources.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
5.2.7Scanlan Deposit
The Scanlan deposit has had three Mineral Resource estimates, as shown in Table 5-7.

In November 2006, McDonald Speijers completed a Mineral Resource estimate for the Scanlan deposit. This was incorporated into Universal’s 2006 and 2009 Feasibility Studies. In both cases the estimates were used for pit optimizations with resultant Ore Reserve estimates.

Table 5-7: Scanlan Resource Estimate History

Model	Authors	Mineral Resource Estimate	Comment
May 1995	Newbery and Lai (for CRAE)	15 Mt at 0.81% Cu (0.5% Cu cut-off grade)	Superseded by new model for Bolnisi. Oxide (malachite), native copper, and transition mineralization only. Indicated resource only.
Nov 2006*	McDonald Speijers	19.62 Mt at 0.68% Cu (0.3% Cu cut-off grade)	Superseded following additional drilling.
Jul 2012*	Optiro	22.2 Mt at 0.65% Cu (0.3% Cu cut-off grade)	Native copper, transition, and primary sulphide mineralization only. Includes Inferred resource.
Jan 2020	CMMC	21.7 Mt at 0.57% Cu (0.26% Cu, 0.20% Cu, and 0.17% Cu cut-off grade for copper transition and sulphide zones, respectively)	Excludes Inferred resource.
Source:
Altona Library, resource estimation reports for Altona and previous Project operators.
Total estimated Mineral Resource including Inferred; reported in accordance with JORC.

In July 2012, Optiro completed an estimate for the Scanlan deposit. The estimate of 22.2 Mt at 0.65% Cu included native copper, transition, and primary sulphide mineralization only. This estimate incorporated newly acquired data from substantial additional drilling completed since the 2006 estimate.
No significant drill data has been added to the deposit since 2012.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
6Geological setting and mineralization
Section 229.601(b)(96) (6) (i‐iii)
6.1Regional Geology
The Project is located within the Proterozoic rocks of the Mount Isa Province of Queensland, Australia. The region is one of the world’s premier base metal provinces, with mining continuing uninterrupted since discovery of copper and gold near Cloncurry in the 1860s. The Mount Isa Province hosts numerous copper mines, including several of global significance. The Mount Isa Province also hosts the world’s two largest lead producers, the second largest silver producer, and until recently was the world leading source of zinc. Economic accumulations of various other commodities, including gold, molybdenum, rare earth elements, uranium, and phosphate, occur throughout the area.

The Project is situated within the Mary Kathleen domain, and to a lesser extent the Canobie domain of the late Palaeoproterozoic Eastern Fold Belt of the Mount Isa Inlier (Figure 6-1), which largely comprises metamorphosed marine sedimentary and volcanic rocks some 1,590 to 1,790 Ma old.

Numerous granite and mafic intrusions were emplaced at various times before 1,100 Ma.

The Project area rocks have undergone polyphase deformation, metamorphism, and metasomatism during the Isan Orogeny (1,600–1,500 Ma), which resulted in east-west shortening and extensive plutonism. The orogeny formed the major north-south trending upright folds and structural domains that characterize the province. Deformation and late- to post-orogenic plutonism is most pronounced in the Eastern Fold Belt where it is associated with widespread high temperature sodium-iron metasomatism expressed as magnetite or haematite alteration assemblages. Iron-oxide-copper gold (IOCG) mineralization is a variant of the Na-Fe metasomatism and the Project deposits are examples of such mineralization. IOCG mineralization developed in the waning stages of the Isan Orogeny, and is prevalent throughout the Eastern Fold Belt.

North- and north-easterly-trending crustal scale faulting transects the Province, bounding and cutting geological domains. The structures are the locus of major base and precious metal deposits. The deformation recorded by faulting and folding is complex, dominated at different stages by extension, shortening, and transcurrent faulting. The major faults have long reactivation histories during the Proterozoic, with evidence of recurrent activity in the Phanerozoic. During the latter part of the Isan Orogeny, at the time of IOCG mineralization, the pre-existing faults were reactivated into a dominantly strike-slip wrench system, with east-west to southeast-northwest directed shortening accompanying emplacement of the William Batholiths (1,530–1,490 Ma).

The Project deposits are located within the Mary Kathleen (MK) domain, which is an elongate belt on the east side of the Kalkadoon-Leichhardt domain, has a length of 180 km and an approximate width of 20 km, and was modified by the Wonga extensional event (approx. 1,740 Ma) which included emplacement of the Wonga Suite granites. The MK domain hosts the Dugald River zinc deposit, the Tick Hill gold deposit, the Mary Kathleen uranium deposit, and the Phosphate Hill phosphate deposit, in addition to the Project’s copper-gold deposits.

The Canobie domain is located east of the Mary Kathleen domain, and the two are juxtaposed by the Fountain Range and Pilgrim Faults. The Canobie domain is fault bounded, poorly exposed, largely defined by highly magnetic and buried William-Naraku intrusions and is host to the Ernest Henry copper-gold deposit.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 6-1: Geological Domains of the Mount Isa Province and Project Location

139°E
140°E
141°E
19°S
20°S
21°S
22°S
Eva Minesite
Western
Fold Belt
Mary
Kathleen
Domain
Canobie
Domain
Kalkadoon
-Leichhardt
Subprovince
Eastern
Fold Belt
Eva Project Tenure
Margin of Inlier Exposure
0
20
40
60
80 km
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Note: Little Eva deposit denoted by red star

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
6.1.1Regional Stratigraphy
The Little Eva deposit, which contains most of the resources in the Eva Copper Project, lies within the northern exposed portion of the Mount Isa Eastern Succession. Rocks within this area include a variety of Palaeoproterozoic sediments and volcanic and intrusive rocks, as illustrated in Figure 6-2 and Figure 6-3. The Palaeorproterozoic age (1,770±5 Ma) Corella Formation dominates the deposit area, and comprises scapolitic calcareous metasediments, quartzites, and granofels (Betts et al., 2011).

Figure 6-2: Schematic Stratigraphic Diagram of the Little Eva Deposit Area

Phanerozoic Sediments ~500 Ma
Williams Nakaru Granite ~1550 Ma
Wonga Granite ~1740 Ma
Lady Clayre Dolomite 1691±7Ma
Dugald River Shale
Mount Roseby Schist
Knapdale Quartzite ~1728±5Ma
Corrella Formation ~1770±5 Ma
Basement
Structural Relationship
Major Fault
Intrusive Contact
Unconformable Contact
Paraconformable Contact

Approximately 1,740 Ma, deposition of the Mount Isa eastern succession was terminated by a period of significant extension referred to as the Wonga Event. The Wonga Event was accompanied by dominantly felsic extrusive and intrusive magmatism (Greenwood & Dhnaram, 2013). Sedimentation resumed following the Wonga Event, with deposition of the Knapdale quartzite (feldspathic and micaceous sandstone and quartzite) at 1,728±5 Ma (Greenwood & Dhnaram, 2013; Betts et al., 2012). Additional sedimentation occurred with deposition of material that would become the Mount Roseby Schist, the Dugald River Shale Member, (host to the Ag-Pb-Zn deposit of the same name), and the overlying Lady Clayre dolomite (host to the Lady Clayre Cu-Au deposit), which has been dated at 1691±7Ma (Carson et al., 2011).

Sedimentation ended with the onset of the Isan Orogeny (approx. 1,600–1,510 Ma), which in its waning stages was accompanied by widespread emplacement of potassium-rich “A-type” granites. Williams and Naruku batholiths (approx. 1,550–1,500 Ma) are exposed east of the Project area (Malakoff granite). IOCG mineralization has a close temporal relationship with granite formation, and it has been proposed that mineralizing fluids were generated though magma mixing and/or fractionation.

Sedimentation was reinitiated during the Cambrian, with deposition of fine- to medium-grained sandstones and limestone in basin grabens, including the Landsborough Graben located directly east of the Little Eva deposit.

6.1.2Regional Deformation
Deformation of Proterozoic units within the Mary Kathleen domain resulted from the approximately 1,600–1,510 Ma Isan Orogeny. On a regional scale, the orogeny can be divided into three broad stages characterized by different principal stress directions and subsequent deformation responses. The Early Isan Orogeny (D1, approximately 1,600–1,570 Ma) was accompanied by north-south to northwest- southeast compression, which led to the formation of east-west trending folds and related axial plane cleavages. The Middle Isan Orogeny (D2, approximately 1,570–1,525 Ma) involved east-west compression, resulting in the development of north-south striking folds and foliation, ubiquitous in the Mary Kathleen domain. The Late Isan Orogeny (D3, approximately 1,525–1,500 Ma) represented a transition to dominantly brittle deformation, with the development of wrench-style faulting.
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
6.2Project Geology
The Project area straddles the northern part of a north-south striking corridor up to 10 km wide and 80 km long, bounded to the east by the regionally significant Rose Bee Fault, and to the west by the Coolullah Fault, which is also the eastern bounding fault of the Phanerozoic Landsborough Graben. These faults terminate into the regional scale Fountain Range and Quamby faults, which continue south to intersect the Mary Kathleen domain’s eastern margin (Figure 6-3 and Figure 6-4).

The Project area predominantly consists of variably metamorphosed sedimentary and igneous rocks of Proterozoic age that typically outcrop with limited residual regolith cover. Regolith cover tends to thicken east of the Rose Bee Fault and a thick sequence of Phanerozoic sediments overlies Proterozoic rock to the west of the Coolullah Fault in the Landsborough Graben. The graben contains Cambrian limestone and sandstone, mostly covered by Mesozoic and Cainozoic sediments.

Amphibolite facies schists of the Boomarra Metamorphic Belt are the oldest rocks within the area, outcrop east of the Rose Bee Fault (Figure 6-3), and are unconformably overlain by metamorphosed fine-grained sediments and intercalated volcanic rocks of the Corella Formation. The Little Eva copper-gold deposit is hosted by intermediate to mafic composition volcanic rocks within the Corella Formation, similar to rocks situated further to the south-east that have been dated, as coeval to the Wonga Suite intrusions (approximately 1,740 Ma).

The Knapdale Quartzite is a metamorphosed sequence of massive siliciclastics forming a prominent, 12-km long hill on the western side of the Project area, referred to as the Knapdale Range. The range is interpreted as a nappe structure, with east-directed thrust faulting juxtaposing older siliciclastics over younger Mount Roseby Schist (Roseby Schist).

The Roseby Schist, consisting of fine-grained, grey muscovite-quartz-biotite ± scapolite schists interbedded with carbonate-rich layers, has been structurally juxtaposed against the Corella Formation by major faults. The Roseby Schist within the Project area is overturned and contains distinctive scapolite porphyroblast-rich units and is also distinguished by a lack of Wonga Suite felsic intrusions.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 6-3: Geological Domains and Principal Stratigraphic Units of the Eva Copper Project Area

380000E
400000E
420000E
440000E
7820000N
7800000N
7780000N
7760000N
7740000N
7720000N
Soldiers Cap Domain
Kalkadoon Leichhardt Domain
Mary Kathleen Domain
Eva Minesite
Canobie Domain
Tommy Creek Domain
Quilalar Fault
Mount Remarkable Fault
Pinnacle Fault
Cameron Fault
Rose Bee Fault
Fountain Range Fault
Quamby Fault
Dugald River
Quamby Queen
Rocklands
Quamby Conglomerate
Milo Beds
Lady Clayre Dolomite
Coocerina Formation
Dugald River Shale
Roseby Schist
Mount Albert Group
Knapdale Quartzite
Soldiers Cap Group
Mount Fort Constantine Volcanics
Little Eva Igneous Rocks
Corella Formation
Boomarra Metamorphics
Argylla Formation
Leichhardt Volcanics
Toole Creek Volcanics
Mafic Intrusion
Intermediate Intrusion
Granite Intrusion
Mines
Eva Project Tenure
Domain Boundaries
Structure - Fault
0
5
10
15
20 km
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Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 6-4: Project Area Geology with Outline of Project Tenure and Major Deposits

400000E
410000E
420000E
7770000N
7760000N
7750000N
7740000N
Little Eva
Turkey Creek
Legend
Bedford North
Bedford South
Blackard
Charlie Brown
Great Southern
Longamundi
Scanlan
Lady Clayre
Caroline
Ivy Ann
Coolullah Fault
Pinnacle Fault
Rose Bee Fault
Quamby Fault
Fountain Range Fault
Cameron Fault
Resources
Copper Gold
Copper only
Eva Project Tenure
Structure - Fault
Stratigraphy
Quamby Conglomerate
Lady Clayre Dolomite
Coocerina Formation
Dugald River Shale
Roseby Schist
Mount Albert Group
Knapdale Quartzite
Little Eva Igneous Rocks
Corella Formation
Boomarra Metamorphics
Argylla Formation
Mafic Intrusion
Granite Intrusion
0
2
4
6
8 km
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Overlying the Roseby Schist is the Dugald River shale member (carbonaceous zinc-rich slates), which hosts the Dugald River zinc-lead-silver deposit of 63 Mt at 12.5% Zn, 1.9% Pb, and 31 g/t Ag. The Dugald River deposit is localized along the highly deformed and faulted eastern margin of the Knapdale Range. On the western side of the Knapdale Range, similar zinc-rich shales occur in the Coocerina Formation, which is also overlain by dolomites, and therefore is likely a structural repetition of the Dugald River deposit host stratigraphy.
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Dating indicates maximum ages for the Roseby Schist and the Dugald River Shale Member at approximately 1,686 Ma. The units have temporal equivalents (1,690–1,645 Ma) throughout the Mount Isa Inlier, which are host to many of the region’s significant deposits, including Mount Isa, Hilton, Cannington, Lady Annie, Lady Loretta, Osborne, and Mount Elliot.

The Neoproterozoic (approx. 1,500 Ma) Quamby Conglomerate forms a ridge in the southern part of the Project area. Comprising polymictic conglomerate and medium- to coarse-grained sandstone, the Quamby rocks are relatively undeformed, generally flat-lying with broad open folds. The conglomerate unconformably overlies Corella Formation rocks in a small graben developed along the Rose Bee Fault during late Isan Orogeny wrench-fault reactivation. The conglomerate hosts gold mineralization that was initially mined by prospectors in the 1920s, and then later in the 1990s.

The Rose Bee Fault is a prominent topographic feature forming linear ridges where it is pervasively silicified and quartz-veined. Locally, the silicification overprints copper mineralization and may have developed during the Phanerozoic reactivation of the fault.

6.2.1Little Eva Deposit Geology
The Little Eva deposit is currently the major example of hydrothermal IOCG mineralization and is the largest single copper deposit within the Eva Copper Project area. Little Eva is a close analogue of the Ernest Henry deposit. Indicated and Inferred resources are 167 Mt grading 0.38% Cu and 0.07 g/t Au at a 0.17% Cu cut-off grade. Gold is strongly correlated with copper and is recovered in the copper concentrate. The deposit is 1.4 km in length and between 20 m to 370 m wide with mineralization extending from surface to the limits of drilling at 350 m vertical depth below surface (165 mRL) (Figure 6-5 and Figure 6-6). The deposit is sub-cropping on a flat plain with thin and variable (<3 m) in-situ soil and alluvium cover. Fresh rock is overlain by a 5 m to 25 m thickness of weathered rock. Copper occurs as primary sulphide minerals in fresh rock, and as secondary oxide minerals within the weathered zone.

Mineralization is hosted by a large body of faulted subvolcanic porphyritic and amygdaloidal intermediate rock that displays pervasive sodium and potassium feldspar, haematite, and magnetite metasomatic alteration assemblages. Intermediate volcanic rocks on the western margin of the deposit are cut by felsic intrusions that are also mineralized. Most of the mineralization is structurally controlled within breccias, fracture fill and veinlet stockworks. Chalcopyrite is the dominant copper mineral with lesser amounts of bornite. Mineralization is coarse and readily recovered through flotation concentration.

The igneous rocks hosting the Little Eva deposit occur within intercalated folded calc-silicate, marble, quartzite, and biotite-scapolite schists. The feldspar-phyric and amygdaloidal intermediate rocks are presumed to be volcanic flows, but probably include some subvolcanic sills as documented at Ernest Henry. In the northern part of the deposit the volcanic rocks are interpreted to be striking north and dipping to the east at approximately 60 to 70 degrees, while the mineralization appears to have a moderately west-dipping (45 to 65 degree) ladder-like grade distribution. In the central part of the deposit the volcanic stratigraphy is sub-vertical to westerly dipping, with dips shallowing to the south (Figure 6-6) The intrusive rocks are dominantly mafic to intermediate in composition, fine- to medium-grained with feldspar-phyric and amygdaloidal textures. There is a minor porphyritic felsic intrusion along the western margin of the deposit. In plan, the intrusive rock package has a lenticular shape, imbricated by mineralized breccias and post-mineral faulting, and is enclosed by metasedimentary rocks. The western contact between igneous rocks and metasediments is, in part, highly strained and fractured. Copper mineralization is rare within the metasediments.

Folding and extensive cross-faulting have resulted in a complex array of fracturing, crackle brecciation, and veining, particularly within the more competent rocks associated with copper-gold mineralization. Late, post-mineralization, strong shearing, and fracturing occurs parallel to the footwall contact against calc-silicate rocks, and it is interpreted that more strain took place in the less competent rocks.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Copper-gold mineralization is high-grade but relatively narrow in the north and has progressively moderating grades associated with greater width in the southern half of the deposit. Higher-grade zones in the north occur in stacked zones of breccia, veining, and fracturing. Intervening zones are lower grade with disseminated and veinlet-hosted mineralization (Figure 6-7). The breccia zones typically dip west at 45 to 65 degrees, with north-northeast strikes. The breccias occasionally display multiple re-brecciation. Lower-grade mineralization in the south is more evenly distributed in fractures, veinlets, and disseminations. Low-grade mineralization averages 0.1% Cu to 0.3% Cu over lengths of 25 m to 150 m, whereas breccia zones are in the order 0.8% Cu and 0.12 g/t Au over widths of 15 m and display gradational contacts.

The mineralized intermediate rock is variably and pervasively altered by multiple stages of alteration. Initial alteration assemblages of amphibole, magnetite, and biotite (dark grey coloured) are overprinted by assemblages comprising albite, haematite, magnetite, and carbonate ± chalcopyrite (red coloured).

The mineralization is open beyond the extents of drilling: the northern tapered high-grade zone is terminated or offset by faulting or plunges steeply to the north; while the southern extent is poorly constrained by drilling, with higher-grade mineralization appearing to plunge to the south.

The sulphide mineralization is generally coarsely crystalline, and metallurgical tests have demonstrated recoveries greater than 95% for copper. No deleterious elements were present in the trial flotation concentrates. The deposit is generally low in sulphur and concentrations of pyrite greater than chalcopyrite are relatively rare. Many of the drill holes average less than 0.8% sulphur.

A shallow 15m to 25m thick oxidation profile, a result of weathering, contains goethite-haematite with minor malachite, chrysocolla, covellite, azurite, neotocite, and cuprite. The weathering profile indicates a “dry” oxidation, as there is no leached zone and no supergene zone. There is a thin transition zone where predominately oxide copper changes over to predominately sulphide copper over 1 m to 2 m. Chalcopyrite can occur locally at surface. Zones of strong shearing and fracturing locally exhibit deeper oxidation.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 6-5: Geology and Mineralization at the Little Eva Deposit

410500
411000
Sulphide Mineralisation
Low Grade (<0.15% Cu)
Moderate Grade (>0.15% Cu)
High Grade (>0.5% Cu)
Mineralisation Strike/Dip
Lithology
Phanerozoic Sediments
Felsic Intrusive
Intermediate Igneous
Metasediments
Structure
Contact
Minor Fault
Moderate Fault
Coolullah Fault
North
Central
South
South East
Deposit Major Domains
N26300
N25800
N25400
55°
65°
65°
20°
20°
20°
30°
70°
70°
200m
North

Note: See Figure 7-6 for locations

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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 6-6: Geological Cross-Sections through the Little Eva Deposit from North to South

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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 6-7: Drill Core Illustrating the Principal Mineralization and Alteration Styles at Little Eva Deposit
(a)    High-grade hydrothermal breccia, with variably altered intermediate igneous clasts in a feldspar (FD), hematite (HE), chalcopyrite (CP), magnetite (MT), and carbonate (CB) matrix (4.8% Cu, 0.2 ppm Au).
(b)    Feldspar phyric intermediate igneous rock (dark domain, right), overprinted by texturally destructive feldspar-hematite (FD-HE) alteration (red domain, left) host to a chalcopyrite (CP), magnetite (MT), and carbonate (CB)
filled veinlet network (0.5% Cu, 0.05 ppm Au).
(c)    Feldspar-phyric intermediate igneous rock with quartz (QZ) filled amygdales, patchy weak feldspar-hematite
(FD-HE) alteration, and low-grade disseminated chalcopyrite (CP) mineralization (0.2% Cu, 0.02 ppm Au).

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
6.2.2Turkey Creek
The Turkey Creek deposit is located 1.5 km east of the Little Eva deposit. The sulphide resources in the Indicated and inferred categories are 27.9 Mt grading 0.45% Cu. Mineralization at Turkey Creek is very low in gold. The deposit is sub-cropping in a relatively flat to gently undulating area with thin (<0.5 m) in-situ soils and alluvium cover. Fresh rock is overlain by a 25-m to 90-m thickness of weathering and oxide mineralization. Copper occurs as primary sulphides in fresh rock and as secondary oxide copper minerals dominated by copper silicates (chrysocolla, hydrobiotite) and minor malachite within the weathered zone.

The deposit extends over 1.8 km in length with mineralization extending from surface, to drilled depths of 150 m vertically below surface (Figure 6-8 and Figure 6-9), with a simple tabular geometry that displays excellent continuity along strike and down-dip. True widths vary from 10 m to 30 m at the southern end, to 30 m to 50 m at the northern end. The main part of the deposit strikes north and dips 60 degrees to the east. At the northern end, the mineralization and host stratigraphy are folded sharply eastwards into a curved synform which plunges steeply south. The northern zone is slightly offset by faulting from the main southern zone.

The tabular deposit has an upper and lower zone of stronger copper mineralization with a more sporadically mineralized central zone. Primary copper mineralization comprises finely disseminated chalcocite, with subordinate bornite and chalcopyrite, that are disseminated and also occur within minor carbonate veinlets. Copper sulphide minerals in the upper zone are dominated by chalcopyrite, and in the lower zone by chalcocite and bornite. Gangue minerals primarily consist of quartz, calcite, scapolite, white mica, and minor biotite.

The sulphide mineralization is stratabound and hosted within a sequence of interbedded metasediments (biotite schists, biotite scapolite schists, and carbonate-rich rocks or marble) The host rocks are variably altered to carbonate and albite-haematite assemblages.

A consistent 20-m to 30-m thickness of weathering with oxide mineralization blankets the southern zone. It includes a zone of complete oxidation, and a thin transition zone with minor secondary and remnant primary copper sulphides. Copper oxide mineralization comprises minor malachite, rare occurrences of azurite, and native copper, with most of the native copper thought to be associated with hydrobiotite similar to the Blackard deposit. The transition zone is dominated by malachite, minor degraded chalcopyrite, chalcocite, and rare native copper.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 6-8: Turkey Creek Deposit Mineralization

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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 6-9: Geological Cross-Sections through the Southern Zone of the Turkey Creek Deposit

West
East
Top of Fresh Rock
Upper Zone
Lower Zone
mRL
50m
N7771700

West
East
Top of Fresh Rock
Upper Zone
Lower Zone
mRL
50m
N7771450

6.2.3Blackard and Scanlan
The Blackard and Scanlan deposits are located approximately 5 km and 17 km, respectively, south of the Eva deposit. The deposits are geologically very similar and therefore are described together. A thin northwesterly extension of mineralization from the Blackard deposit is called the Legend deposit.

An additional 18 RC drill holes were completed on the Blackard deposit in 2019, and extensive metallurgical testing was carried out on Blackard and Scanlan samples which has defined metallurgical recoveries for the mineralogical zones within the deposits. Indicated and Inferred resources for the Blackard deposit are 116 Mt grading 0.45% Cu using a cut-off grades of 0.17% copper. Indicated and Inferred resources for the Scanlan deposit total 27 Mt grading 0.38% Cu using a cut-off grade 0.17% copper.
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
The Blackard and Scanlan deposits are hosted by the Mount Roseby Schist, which comprises intercalated marls and carbonaceous sediments that represent a shallow marine to lagoonal depositional environment. The unit has been metamorphosed to calc-silicates, and variable scapolite, biotite and/or muscovite schists that have undergone polyphase deformation. The most significant folding event forming northerly-trending folds, likely coinciding with peak amphibolite grade metamorphism. Fold geometry has been inferred from data collected from diamond drill core and field mapping, and has been variably described as isoclinal, through tight to open, depending upon location, but primary layering cannot be determined from RC chips and is only rarely visible in drill core, making interpretation at the deposit scale difficult. The Scanlan through to Blackard-Legend deposits form a 7 km long trend of mineralization that appears to follow stratigraphy as it curves around the east side of the Knapdale Quartzite (Figure 6-4).

The Blackard deposit morphology is a function of folded stratigraphy and/or faulting having a strike length of 3.5 km and a maximum plan width of 350 m (Figure 6-10 amd Figure 6-11). The stratigraphic width of the deposit is only 60 m to 90 m, but a series of parasitic folds and/or fault repetitions results in a much wider deposit. Fault movement along axial planes may have resulted in rootless folds. The southern area of the deposit is relatively narrow, steeply dipping to the west, and northerly trending. The deposit width and depth extent increases to the north, with a gradual shallowing of the westerly- dipping mineralization (45 degrees) and a flattening of mineralization to the east. It is, however, difficult to constrain the mineralized rock within a symmetrical fold pattern and the slight variations in strike orientation of higher-grade zones in plan suggest the possibility of an east-west stacking of mineralization along possible north-south (~010o N) faults. To the north, the deposit narrows to a moderately-dipping 50 m to 60 m thick band that gradually steepens and thins northwards.

Mining and processing of Blackard and Scanlan deposits will be affected by the deep weathering profiles, which has resulted in extensive modification of the host rock and localized remobilization of copper. Much of the carbonate has been leached from the upper parts of the deposits creating voids between less soluble or insoluble mineral grains and reducing the mass of the rock (Figure 6-12). Copper released by oxidation of sulphide minerals has mostly formed native copper particles many of which are very fine-grained. Some of the copper occurs as ultra-fine particles (<10 µm) within altered biotite (termed hydrobiotite) which is unrecoverable with any known commercial processing methods. Four zones defined by weathering and copper speciation have been determined for the deposits, and extensive testing has determined probable metallurgical recoveries for each zone. From upper to lower, the zones are:
•Oxide Zone. The deposits are capped by a weathered, ferruginous zone that is typically 20 m to 30 m thick and has a sharp contact with the next underlying zone. In some areas of the Oxide Zone almost all copper has been leached but other areas have significant copper grades, with copper occurring as malachite, azurite, hydrobiotite, and Fe-Mn-Cu mineraloids known as neotocite. Testing suggests copper in this zone it is not economically extractable.
•Native Copper Zone. The Native Copper Zone is defined by the presence of native copper with lesser cuprite, copper-bearing hydrobiotite, and chalcocite. Leaching of carbonates has reduced the mass and created a very soft rock. The Native Copper Zone has a variable thickness, reaching a maximum of 120 m. Extensive testing has defined a viable process for extracting a significant percentage of the native and sulphide copper.
•Transition Zone. A relatively narrow zone ranging from 1 m to 15 m in thickness that marks the transition from the native Copper Zone to the Copper Sulphide Zone and carries mineral phases of both adjacent zones. Copper grades tend to be high due to the presence of supergene chalcocite. The base of this zone is defined by the “top of fresh rock” (TOFR in Figure 6-11).
•Sulphide Zone. Defined by unweathered (fresh) rock with copper sulphide species of bornite, chalcocite, chalcopyrite, and pyrite, this zone contains sulphide disseminations and clots which are strongly associated with carbonate veinlets. Metallurgical recoveries from this zone are favourable. Silver is locally present but was not estimated.

The Scanlan deposit has a strike length of 1,500 m and a maximum width in plan of 500 m (Figure 6-13). In the southern half, the deposit is composed of a 10 m to 50 m thick horizon, with the thicker part folded into a “V” shaped synform on the eastern side, and the thinner part forming a nearly flat antiform to the east, resembling an extended square root symbol in section, with a 320 degree, northwesterly trend (Figure 6-14). The east dipping part of the synform is not present in the northern part of the deposit, eroded or possibly
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
faulted off, and the mineralization swings to a 12 degrees northerly trend, becoming a steeply west-, then east-dipping panel of mineralization, and gradually thinning to uneconomic widths.

There are two possibilities for the origin of mineralization in the copper-only deposits. The first ascribes a hypogene hydrothermal source that occurred during the waning stages of the Isan Orogeny due to features that include orientation of sulphide minerals along foliation planes and/or brittle fractures or pre- existing carbonate veins, as well as sulphide-phased overprinting metamorphic minerals. Timing of this mineralizing event would closely correspond with the copper-gold deposits in the district. The second hypothesis for the mineralization is that the deposits represent typical stratiform copper deposits that form from metalliferous basin brines, post-deposition but pre-orogeny. Stratiform-type copper deposits are typically formed by redox reactions within marine sediments with moderate to high sulphur contents.

These deposits commonly display an inwards pyrite-chalcopyrite-bornite-chalcocite-native copper zonation as the redox reactions progressively use up the available sulphur; a zonation that may be inferred based on the deeper, down-dip parts of the Blackard deposit. Additionally, the lower sulphide zones within the copper-only deposits have virtually no gold but relatively high silver contents, locally, with Cu:Ag ratios typical of many occurrences of stratiform copper mineralization. A stratiform origin may also explain the similar stratigraphic position of all the copper-only deposits (with the exception of Turkey Creek) around the Dugald River Shale and Knapdale Quartzite units. Many of the sulphide textures ascribed to the hypogene origin are compatible with metamorphism of earlier formed sulphide deposits within carbonaceous rocks, where sulphides and some carbonate would be partially remobilized and likely to recrystalize after formation of the metamorphic silicate minerals. The extensive leaching of carbonate from the upper parts of these deposits indicates the possibility of weathering of an overlying high-sulphide zone (pyrite-chalcopyrite) to produce the necessary acid. The origin of the deposits is inconsequential to grades and mining but may have some significance for future exploration.

Figure 6-10: Plan View of the Blackard Deposit with Location of Cross-Sections
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 6-11: Geological Cross-Sections through the Blackard Deposit Illustrating the Distribution of Mineralogical/Metallurgical Zones Produced by Weathering

West
East
200 mRL
100 mRL
0 mRL
100 mRL
50 m
West
East
Blackard
7765050mN
Drill Hole
Cu Intercept (>0.15% Cu)
Base of Complete Oxidation
Top of Fresh Rock
Fault (inferred)
Lithology
Metasediments
Oxidised Metasediments
Mineralisation
Oxide Zone
Native Copper Zone
Transition Zone
Sulphide Copper Zone

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 6-12: Photographs of Drill Core from the Blackard Deposit
Note: The upper photograph is an example of core from Oxide Zone containing ferruginous metasediments with clay alteration associated with leaching of carbonate. The lower photograph is core from the copper zone consisting of chemically oxidized scapolitic schist, leached of carbonate. Copper assay values for 1 m samples shown. Horizontal field of view approximately 70 cm.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 6-13: Plan View of the Scanlan Deposit with Cross-Section Line

Figure 6-14: Cross-Section of Scanlan Deposit Illustrating Mineralization Zones

West
East
TOFR
0
50m
Scanlan
7754100 N
Top of Fresh Rock
Cu Intercept (> 0.19%)
Drillhole Trace
Lithology
Metasedimaents
Oxidized Metasediments
Mineralization
Oxide Zone
Copper Zone
Transition Zone
Copper Sulphide Zone

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
6.2.4Lady Clayre
Lady Clayre is located approximately 19 km south of Little Eva and is the third largest copper-gold deposit within the Project area. The deposit contains Indicated resources of 5.1 Mt grading 0.38% Cu and 0.17 g/t Au, plus an additional 1.1 Mt grading 0.37% Cu and 0.09 g/t Au in the Inferred category. The deposit has been drilled to a vertical depth of 200 m and is open at depth.

The deposit is sub-cropping with thin (<0.5 m) in-situ soil cover. Fresh rock is covered by a thin, 15 m to 25 m, weathered zone of oxide mineralization. Copper occurs as primary sulphides in fresh rock and as secondary oxide minerals within the weathered zone.

Mapping and surface sampling have defined multiple zones of surface mineralization. Zones A and F (Figure 6-15 and Figure 6-16) have been the focus of drilling, which has delineated a series of moderate to steep dipping planar mineralized bodies. Zone A mineralization strikes north-northwest, dips approximately 80 degrees to the west, and extends along strike for 700 m. Zone F mineralization strikes north-east, dips 70 to 75 degrees to the west, and extends along strike for a total of 480 m.

Lady Clayre is situated in a structurally complex area, with evidence for a number of ductile and brittle deformation events. The deposit is located close to the junction of two regional faults near the southern termination of the Knapdale Quartzite. Copper-gold mineralization is structurally controlled, associated with faulting/shearing sub-parallel to bedding in a folded sequence of shale, metasiltstone, schist, and dolomite. The metasedimentary package is intruded by intensely altered, narrow (0.5 m to 5 m) sheets of mafic intrusive. Alteration mineral assemblages associated with mineralization are dominated by carbonate, feldspar, quartz, and tremolite.

The main sulphide ore mineral is chalcopyrite, often associated with lesser pyrite and/or pyrrhotite. Molybdenite is also noted. Mineralization is coarse-grained, occurring in sulphide or carbonate- sulphide vein arrays and as sulphide disseminations in intensely altered rocks. Breccia infill can also be locally significant. The dominant copper mineral in the oxide zone is malachite, with limonite and goethite.

Mineralization remains open along strike and down dip in Zones A and F, while a series of additional areas of surface mineralization remain untested by drilling
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 6-15: Geology and Mineralization at Lady Clayre

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 6-16: Geological Cross-Section through the Lady Clayre Deposit Zone F

6.2.5Ivy Ann
Ivy Ann is a modest sized copper-gold deposit located approximately 35 km south-southeast of Little Eva. The Indicated Resource is estimated at 5.2 Mt at 0.34% Cu and 0.09 g/t Au at a 0.17% Cu cut-off grade, there is a further 1.2Mt @ 0.33% Cu and 0.11g/t Au classified as inferred. The deposit has been drilled to a vertical depth of 125 m and is open at depth. Ivy Ann lies to the east of, and adjacent to, the broad Quamby Fault Zone, which is manifest as a 1-km wide high-strain zone with evidence for dextral displacement (Figure 6-17).

The deposit is sub-cropping in a relatively flat to gently undulating area with thin (<0.5 m) in- situ soils and transported alluvium cover. There is a 15-m to 30-m-thick weathered zone of oxide mineralization on top of the deposit.

The deposit is a lenticular shaped body striking north-northeast with numerous lenses hosted within steeply east-dipping structures, striking north-south to north-northeasterly. Mineralization has been defined in two separate deposits, Ivy Ann and Ivy Ann North. The overall mineralization extends over a strike length of 3 km. The main Ivy Ann deposit is defined over a strike length of 630 m, with a width of 20 to 130 m, and a steep easterly dip; it’s a wedge-shaped body striking north-south subparallel to the host lithologies. The Ivy Ann North deposit is defined over a 420-m strike length with a width of 10 to 30 m and is vertical or dips steeply to the east.

The copper-gold mineralization is fault hosted and associated with breccias and networks of veins and micro-veinlets within a folded sequence of metamorphosed sediments (psammite) and amphibolite. Fold axes are north-south with interpreted moderate southward plunges (>45 degrees). Main sulphide ore minerals are chalcopyrite with lesser pyrite and pyrrhotite. Sulphide grain size is relatively coarse.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Alteration mineral assemblages associated with the copper mineralization are dominated by albite, quartz, hematite, biotite, and magnetite. Breccias are best developed in albite-quartz-hematite altered rocks, which sit in the hinge of a tight southward-plunging antiform. The metasediments, fault zones, and fold axes are cut by a swarm of thin (<5 m) pegmatite dykes.

An irregular 15-m to 30-m thick zone of weathering with oxide mineralization blankets the deposit. The dominant copper oxide mineral is malachite, present with goethite and hematite, and lesser amounts of chrysocolla, tenorite, and cuprite. The zone is poorly constrained by current drilling.

Figure 6-17: Plan of Ivy Ann Mineralization and Geological Cross-Section of the Ivy Ann Deposit

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
6.2.6Bedford
Bedford is a modest sized copper-gold deposit located 6 km southeast of the Little Eva deposit. The Indicated Resource is estimated at 2.7 Mt at 0.60% Cu and 0.23 g/t Au at a 0.17% Cu cut-off grade, with a further 1.5Mt @ 0.46% Cu and 0.13g/t Au in inferred Resource. The deposit has been drilled to a vertical depth of 140 m and is open at depth. Bedford lies to the east of the Rose Bee Fault.

The deposit is sub-cropping in a relatively flat to gently undulating area with thin (<0.5 m) soils and limited alluvium cover. The deposit is overlain by a 20-m to 30-m-thick weathered zone of oxide mineralization.

The deposit is hosted within a steeply west-dipping shear zone striking north to north-northeast (Figure 6-18 and Figure 6-19). The shear zone varies from 50 m to 120 m wide with internal arrays of mineralized structures and splays. Mineralization has been defined in two separate zones, Bedford North, and Bedford South, within a continuous structure. The deposit extends over a strike length of 2.5 km. The northern zone is 1.15 km, and the southern zone is 850 m long. Within the shear zone individual mineralized structures associated with mineralization (>0.3% Cu) true widths ranging from 5 m to 12 m. Mineralization remains open to north and south along strike, down dip, and between the two zones.

Host rocks are a north to north-northeast-striking, moderately to steeply west-dipping interlayered sequence of amphibolite and biotite schist underlain by psammite and intruded concordantly by narrow planar granite and pegmatite dykes or sills. In Bedford South, mineralized structures are interpreted to be bedding or foliation parallel. In Bedford North, the main mineralized structures are interpreted to trend north-south, stepping across the north-northeast-striking stratigraphy, with the development of a set of secondary north-northeast linking structures along bedding or foliation. An irregular, 20-m to 30-m-thick zone of weathering with oxide mineralization blankets the deposit. Although the base of oxidation is well defined, variability of copper mineral species within the weathering profile is not well understood.

Magnetite-biotite alteration assemblages with quartz veining are concentrated in the ore zones, above a strongly feldspar-hematite altered footwall.

The dominant ore mineral is coarse-grained chalcopyrite (with minor magnetite, pyrite, pyrrhotite, and gold), which occurs within quartz veins, breccia fill, and disseminations within the host shear zone.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 6-18:Bedford Deposit Mineralization Plan
Note: In Bedford North the main mineralized structures trend north-south stepping across north-northeast-striking stratigraphy of intercalated amphibolite, biotite schist, and narrow granite and pegmatitic dykes/sills. In Bedford South the mineralized structure is bedding or foliation parallel.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 6-19: Geological Cross-Sections through the Bedford Deposit

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
7Deposit Types
Section 229.601(b)(96) (6) (i‐iii)
The copper-gold deposits within the Project are of the IOCG style of hydrothermal mineralization. Significant examples of Australian IOCG deposits include Olympic Dam and Prominent Hill in South Australia and Ernest Henry in Queensland, which is located some 60 km from Little Eva.

Mineral deposits occurring within IOCG systems are associated with relatively high temperature, iron- rich hydrothermal alteration (typically hematite or magnetite), which is both spatially and temporally related to felsic plutons. Mineralization can manifest in a variety of styles including vein networks, breccias, disseminations, and replacements. Deposits are typically localized in dilation zones of structures active during pluton emplacement and cooling.

Within the Eastern Mount Isa Inlier, deposits are interpreted to have formed during the waning stages of the Isan Orogeny (1,530–1,495 Ma), in association with intrusion of the Williams-Naraku batholith suites. This is coincident with wrench reactivation of earlier large, crustal-scale faults, which saw dextral displacement on north-northwest trending transfer faults, and some regional north-south structures, suggesting northwest-southeast compression.

In the Project area, deposits fit into two categories: copper-gold, and copper-only. The copper-only deposits are a distinct, metasediment-hosted stratabound mineralization style in the region, unique to the Roseby Schist. The copper-gold deposits are more typical of the IOCG deposits in the Eastern Mount Isa Inlier. The copper-gold deposits occur within structural-lithological settings that facilitate dilational sites during deformation, typically within igneous rocks or intercalated metamorphosed igneous and sedimentary rocks peripheral to Roseby Schist. The copper-only deposits are interpreted from the available data to be gold-poor end members of the IOCG mineralizing event prevalent throughout the district (varying primarily due to host rock controls) an alternative hypothesis is that they are stratiform deposits related to an earlier mineralising event during basin dewatering.

7.1Copper-Gold Deposits
Four copper-gold deposits are scheduled for mining: Little Eva, Lady Clayre, Ivy Ann, and Bedford (which contains two separate zones, Bedford North, and South).

Little Eva, the largest copper deposit within the Project, is considered an IOCG type, and is a close analogue of the Ernest Henry deposit. The deposit contains gold, which has a strong correlation with copper, and is recovered in the copper concentrate. The deposit is hosted by a large body of faulted, porphyritic, and amygdaloidal intermediate rock, which likely represents volcanic flows, and possibly sub-volcanic intrusive rocks. All rocks display pervasive sodium and potassium feldspar, hematite, and magnetite-bearing metasomatic alteration assemblages. The mineralization is structurally controlled within breccia and veinlet stockworks. Chalcopyrite is the dominant copper mineral.

Mineralization is generally coarse-grained, and readily recovered through flotation concentration.

Bedford, Lady Clayre, and Ivy Ann have a similar metal association to Little Eva. These are smaller shear zone-, fault-, and vein-hosted deposits within thinly intercalated metasedimentary and igneous rocks. Gold grades within these deposits are typically higher than at Little Eva.

All the deposits are sub-cropping, covered by a relatively shallow (approximately 25 m) oxidized cap.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
7.2Copper-Only Deposits
There are three copper-only deposits which are planned for mining: Turkey Creek, Blackard, and Scanlan. Other copper-only type deposits within the Project tenures currently excluded from the mine plan, as they are currently insufficiently explored, are: Legend, Longamundi, Great Southern, Caroline, and Charlie Brown. The copper-only deposits contain trace amounts of gold locally, but generally not in economic quantities as with the copper-gold deposits. Low tenor silver may be present in the sulphide zones, although data is minimal. The mineralization appears to be stratabound, if not stratiform, and in the case of Blackard and Scanlan has been deformed by folding. Except for Turkey Creek, these deposits are distributed around the eastern margin of the Knapdale Range over a strike length of 16 km and hosted within a sequence of metamorphosed calcareous sediments. The deposits are not associated with magnetite enrichment and exhibit some characteristics of stratiform-copper type deposits. Primary sulphide mineralization is dominated by bornite, with minor chalcopyrite and chalcocite, however the deposits have been modified by supergene processes and extensive leaching of carbonate, that has produced four distinct mineralogical zones as listed below:
•The oxide zone begins at surface, and extends to depths of 15 m to 25 m. The zone is defined by oxidation of copper and iron bearing minerals to malachite, limonite, goethite, and copper bearing Fe-Mn mineraloids (neotocite).
•The copper zone occurs below the oxide zone, and can extend to depths of 120 m. The copper zone contains a significant amount of native or metallic copper, which can account for up to 65% of the contained copper. Significant copper also occurs in the lattice of altered biotite referred to as hydrobiotite, which is not recoverable by flotation. Other copper minerals include cuprite, chalcocite and residual bornite. Carbonate is extensively leached. Almost complete leaching of carbonate has produced very friable rock.
•The transition zone is a zone that transitions between the copper and sulphide zones. This zone contains minor secondary and remnant primary copper sulphides (chalcocite, cuprite, tenorite, bornite, and chalcopyrite), and may contain some metallic copper.
•The sulphide zone, is primary mineralisation in fresh rock containing copper as disseminated bornite, chalcocite and chalcopyrite.
The copper-only mineralization is associated with a specific stratigraphic interval that has ubiquitous low-tenor copper anomalism wherever it is exposed or intersected by drilling and displays complex folding and fault patterns. Fold axes are predominantly north-northwest-trending but can have variable plunges. At Blackard and Scanlan, mineralization occurs within shallow-plunging anticlines, with steeply-dipping to locally overturned western limbs, and flatter, east-dipping limbs.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
8Exploration
Section 229.601(b)(96) (7) (i‐vi)
Early exploration in the area that contributed significantly to the database for this Project included that completed by Ausminda Pty. Ltd., CRA Exploration (CRAE), and Pasminco, with later exploration by Altona, prior to Project acquisition by Copper Mountain.

Extensive geophysical surveying, primarily induced polarization (IP) over the copper deposit areas, and Electromagnetic (EM) or Controlled Source Audio-Frequency Magnetotellurics (CSAMT) over the Dugald River zinc deposit host rocks, as well as gravity and magnetic surveys, were undertaken in the area by CRAE. All the Project deposits subcrop and were initially identified by surface sampling and mapping. The most valuable result from the geophysical work was the identification aided definition of the copper-only deposits, the most valuable were the EM and gravity surveys. Gravity lows are registered over the copper-only deposits due to deep weathering, while the metallic copper in the supergene zones were mapped as EM anomalies. Airborne magnetic surveys over the Project area are available from various government agencies. Satellite hyperspectral surveys have also been used with some success by various companies in the area.

CRAE's bedrock and soil geochemical programs outside the Roseby copper deposits were not systematic, with minimal assessment of gold mineralization, and left most of the surrounding area untested by geochemical surveys. CRAE’s focus at the time was on the copper only (no gold containing) deposits due to their relatively high grades and the Little Eva and Lady Clayre areas were of secondary exploration interest. The Little Eva copper-gold prospect was drilled by CRAE to an Inferred resource status, but the gold content was not assessed. The Lady Clayre prospect was also drilled by CRAE at the time, but no resource estimate was completed. Metallurgical sampling and testing were conducted at Blackard and Lady Clayre, but not at Little Eva.

Following the acquisition of the Project from CRAE by Pasminco/Zinifex, drilling, and sampling programs focused primarily on the Lady Clayre copper-gold sulphide prospect, Caroline (Lady Clayre East), and the copper-gold potential of the Mount Rose Bee Fault area. This drilling was insufficient to define a formal resource at either deposit. Pasminco also initiated a soil and rock sampling program designed to examine the Mount Rose Bee Fault and related splay faults. While this program detected widespread but weak copper-gold mineralization, generally in close spatial relationship with copper and gold soil geochemical anomalies, Pasminco divested the Roseby Copper Project before the exploration program was completed.

Xstrata conducted exploration in the central Roseby area under the terms of an option and earn-in agreement with Altona. Xstrata also completed deep drilling below the Little Eva, Blackard, Great Southern, and Longamundi deposits demonstrating the presence of large mineralized systems. Xstrata also discovered a mineralized system under cover at Cabbage Tree Creek some 3 km north of Little Eva. Xstrata has also completed extensive geochemical, rock sampling, mapping, and geophysical surveys generating numerous targets, some of which have been subject to initial drill testing with positive results.

Altona carried out systematic soil geochemistry work over much of the claim area, and this work was continued by CMMC. This work has established numerous copper-in-soils targets within the Project tenure and surrounding Exploration Permit for Minerals (EPM) held by Harmony (Figure 8-1). Shallow drilling of these targets has established numerous mineralized positions with opportunities to established new copper and gold mineral resources.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 8-1: Surface Copper Anomalism with Defined Deposits and the Cameron Project Area Indicated

Exploration carried out by CMMPL in 2018 and 2019 included grade confirmation and metallurgical drilling in the Little Eva, Turkey Creek, and Blackard deposits, in addition to exploration drilling on some targets in the Project area. Additionally, exploration drilling was also completed on the prospective areas Quamby and Matchbox, which are located in the Cameron area south of the Project (Figure 8-1). Compilation of geophysical surveys and inversion of historical IP geophysical data were completed, as were new surveys in a few areas. Testing of aquifers for potential water sources near the proposed mine area was successfully conducted in both 2018, 2019 and 2023.
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
9Drilling
Section 229.601(b)(96) (8) (i‐v)
The seven deposits in this report have relatively lengthy exploration histories, including multiple periods of drilling implemented and managed primarily by three companies: CRA Exploration (CRAE), Universal Resources Limited (Universal), Altona, CMMC and Harmony. All drill data was collected to industry standards, and the procedures were well documented. Quality control and data verification are discussed in following sections, and demonstrate that the data is reliable and suitable for Mineral Resource estimations.

9.1Drill Hole Data Description
9.1.1Little Eva
A total of 77,226 m of drilling in 516 holes was completed at Little Eva. Of these, some 86% are reverse circulation (RC) (448 holes), and 14% are diamond drilling (75 holes). Holes were generally inclined at -55 to -60° or subvertical, drilled on 50 m spaced section lines, and 40 m along line spacing. Some areas are more densely drilled or include holes aligned in alternative directions.

Diamond drilling was conducted for resource definition, metallurgical testwork sampling, geotechnical, and twinning of RC holes for quality assurance/quality control (QA/QC). Diamond drill holes were commonly drilled with shallow RC pre-collars.

The drilling history for the Little Eva deposit is summarized in Table 9-1, and hole locations are shown in Figure 9-1. The earliest recorded drilling at Little Eva was undertaken by CRAE in 1963, and consisted of a single diamond drill hole (DDH). Most drilling was conducted by three companies; CRAE (1963 to 1998), Universal (2002 to 2009), and Altona (2011 to 2018).

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Table 9-1: Little Eva Drilling Summary

Year	Company	Hole Type	Hole Count	Metres Drilled
1963	CRAE	DD	1	193
1977	CRAE	DD	1	254
1978	CRAE	DD	5	1 159
1988	CRAE	RC	24	823
1990	CRAE	RC	5	480
1992	CRAE	DD	1	543
1992	CRAE	RC	12	1 182
1994	CRAE	RC	13	1 627
1995	CRAE	DD	3	757
1995	CRAE	RC	6	1 031
1996	CRAE	DD	3	1 201
1996	CRAE	RC	1	150
2002	Universal	RC	14	2 138
2003	Universal	RC	5	1 249
2004	Universal	RC	83	9 987
2005	Universal	DD	18	2 698
2005	Universal	RC	147	20 875
2006	Universal	RC	34	3 633
2006	Universal	DD	12	1 338
2006	Xstrata	DD	2	984
2007	Universal	DD	10	1 103
2011	Altona	RC	104	21 085
2011	Altona	DD	7	2 041
2015	SRIG	DD	2	480
2015	Altona	DD	2	51
2018	CMMC	DD	1	164
Total			516	77 226

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 9-1: Little Eva Drill Collar Plan

410250E
410500E
410750E
411000E
411250E
7772750N
7772500N
7772250N
7772000N
7771750N
7771500N
7771250N
Eva Collars by Company
ALTONA
CMMC
CRAE
UNIVERSAL
XSTRATA
Drillhole Trace
Resource Outline
0 50 100 150 200 250 m
13/03/2020 | 1:7,500 @ 165x225 | MGA94 Zone 54
CL2020007 EvaFeasibilityStudy

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
9.1.2Turkey Creek
A total of 8,218 m of drilling in 58 holes was completed at Turkey Creek. Of these, some 91% are RC (53 holes), and 9% are DDHs (5 holes). Holes were typically inclined at -60° and drilled along 100 m spaced section lines with 50 m spacing between drill holes. Diamond drilling was conducted for the primary purpose of metallurgical testwork sampling and geotechnical data.

The drilling history is summarized in Table 9-2, and hole locations are shown in Figure 9-2. The earliest hole at Turkey Creek area was a diamond hole drilled by Carpentaria Exploration in 1963, but the location details of this hole are uncertain, and the hole has been disregarded. The majority of drilling was conducted by Altona from 2012 to 2015.

RC drilling typically utilized face sampling hammers (5.5"), and diamond drilling provided either NQ or HQ core samples.

Table 9-2: Turkey Creek Drilling Summary

Year	Company	Hole Type	Hole Count	Metres Drilled
1993	CRAE	RC	2	218
2011	Xstrata	RC	2	300
2012	Altona	RC	7	1 272
2014	Altona	RC	42	6 024
2015	Altona	DD	5	404
Total			58	8 218
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 9-2: Turkey Creek Drilling Locations by Type

412000E
412250E
412500E
412750E
413000E
7772500N
7772250N
7772000N
7771750N
7771500N
7771250N
7771000N
RC
Diamond
Collars by Company
ALTONA
CMMC
CRAE
Drillhole Trace
Resource Outline
0 50 100 150 200 250 m
13/03/2020 | 1:7,500 @ 165x225 | MGA94 Zone 54
CL2020007 EvaFeasibilityStudy

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
9.1.3Blackard
A total of 58,388.4m of drilling in 376 holes has been completed at the Blackard deposit. Components of the drilling include 291 RC, 79 diamond, and 6 percussion drill holes completed since 1991. While early RC drill holes were relatively short and vertical, follow-up drilling was angled to keep drilling approximately perpendicular to mineralization as the deposit geometry was better understood. Drilling has been carried out relatively systematically on 50 m spaced sections, with 50 m or more tightly spaced holes along the sections. Drill holes are spaced much closer on alternating section lines (100 m spaced). A number of sections contain large step-out holes that tested for down-dip extensions of the deposit. Diamond drilling was conducted for the primary purpose of metallurgical test sampling.

The drilling history is summarized in Table 9-3, and hole locations are shown in Figure 9-3.

RC drilling typically utilized face sampling hammers (5.25", 5.5", or 6"), and diamond drilling mainly used HQ3 or NQ3 core sizes. Early rotary air blast (RAB) drilling was carried out, but these holes were not used for resource estimation.

Table 9-3: Blackard Drilling Summary

Year	Company	Hole Type	Hole Count	Metres Drilled
1991	CRAE	DD	2	411.7
		RC	1	87.0
1992	CRAE	DD	5	1 361.7
		RC	4	631.0
1993	CRAE	RC	1	100.0
1994	CRAE	PERC	6	613.0
		DD	8	1 936.0
		RC	2	302.0
1995	CRAE	DD	4	1 060.2
2002	Bolnisi	DD	7	924.8
2005	Universal	RC	121	13 558.0
		DD	19	4 081.5
		RC	81	10 563.0
2006	Universal	DD	10	1 415.0
		RC	36	3 138.0
2008	Xstrata	DD	11	4 358.4
2009	Xstrata	DD	6	2 564.1
2010	Altona	DD	4	2 324.2
		RC	7	1 687.0
2011	Altona	DD	3	548.8
		RC	20	4 028.0
2019	CMMC	RC	18	2 695.0
Total			376	58 388.4
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 9-3: Blackard Deposit Drill Hole Locations by Type

411500E
412000E
412500E
413000E
7767000N
7766500N
7766000N
7765500N
7765000N
7764500N
RC/Percussion
RAB
Diamond
Collar by Company
ALTONA
CMMC
CRAE
UNIVERSAL
XSTRATA
Drillhole Trace
Resource Outline
0 100 200 300 400 500 m
13/03/2020 | 1:12,500 @ 165x225 | MGA94 Zone 54
CL2020007 EvaFeasibilityStudy

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
9.1.4Scanlan
Scanlan is a relatively near-surface deposit, and has been defined by a total of 173 drill holes for 18,979 m. Drilling is predominately RC, with only 20 of the holes being core drilling. Drill holes are either vertical or inclined, depending upon the interpreted dip of the mineralization. Drilling has been carried out on approximately 50 m spacing along 50 m spaced section lines, although alternating, or 100 m section lines, have more drill holes. In general, drill holes are more widely spaced on the northern part of the deposit, where the mineralization is narrow and vertically oriented.

The drilling history is summarized in Table 9-4, and hole locations are shown Figure 9-4. CRAE drilled 5 RC holes in 1990. Universal carried out an RAB program in 2003 as a precursor to resource- definition RC drilling from 2004 to 2009. Although the RAB holes were not used in resource estimation they did provide additional information on deposit morphology.

RC drilling typically utilized face sampling hammers (5.25", 5.5", or 6"), and diamond drilling mainly used HQ3 or NQ3 core sizes.

Table 9-4: Scanlan Drilling Summary

Year	Company	Hole Type	Hole Count	Metres Drilled
1991	CRAE	RC	24	1 086.0
1992	CRAE	AC	3	110.0
		RC	39	3 646.0
1993	CRAE	RC	24	1 516.0
1994	CRAE	RC	10	1 305.0
		DD	5	1 403.7
1995	CRAE	DD	1	232.2
2002	Bolnisi	RC	2	397.0
2005	Universal	DD	9	1 594.3
		RC	45	5 358.0
2006	Universal	DD	2	208.9
2007	Xstrata	DD	1	447.0
2008	Xstrata	DD	1	351.2
2010	Universal	RC	7	1 324.0
Total			173	18 979.3
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 9-4: Scanlan Deposit Drill Hole Locations by Type

411500E
412000E
412500E
413000E
7755500N
7755000N
7754500N
7754000N
7753500N
RC/Percussion
Diamond
Collar by Company
CRAE
UNIVERSAL
XSTRATA
Drillhole Trace
Resource Outline
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300
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Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
9.1.5Bedford
A total of 12,240 m of drilling in 149 holes was completed at Bedford. Of these, some 68% are RC (102 holes), 30% are RAB (47 holes), and 3% are core (4 holes). RAB holes are vertical. RC and core holes were generally inclined at around -60°, drilled on 25 m spacing along 25 m spaced section lines. Section line spacing increases to 50 m and then to 100 m outside the main mineralized zones. Diamond drilling was primarily conducted for metallurgical sampling.

The drilling history is summarized in Table 9-5, and hole locations are shown in Figure 9-5 and Figure 9-6. CRAE drilled 5 RC holes in 1990. Universal carried out an RAB program in 2003 as a precursor to resource definition RC drilling from 2004 to 2009.

RC drilling typically utilized face sampling hammers (5.25", 5.5", or 6"), and diamond drilling mainly used HQ3 or NQ3 core sizes. RAB drilling accounts for some 13% of drilled metres, but was not used for resource estimation.

Table 9-5: Bedford Drilling Summary

Year	Company	Hole Type	Hole Count	Metres Drilled
1990	CRAE	RC	5	420.0
2003	Universal	RAB	43	1 680.0
2004	Universal	RC	18	1 918.0
2005	Universal	DD	1	160.0
2005	Universal	RC	11	1 280.0
2006	Universal	DD	2	182.0
2006	Universal	RC	60	5 836.0
2009	Universal	RC	8	728.0
2015	Altona	DD	1	36.0
Total			149	12 240.0
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 9-5: Bedford North Drill Hole Plan

414500E
414750E
415000E
415250E
415500E
7768500N
7768250N
7768000N
7767750N
7767500N
7767250N
7767000N
RC
RAB
Diamond
Collars by Company
ALTONA
CMMC
CRAE
UNIVERSAL
XSTRATA
Drillhole Trace
Resource Outline
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CL2020007 EvaFeasibilityStudy

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 9-6: Bedford South Drill Hole Plan

414500E
414750E
415000E
415250E
415500E
7767000N
7766750N
7766500N
7766250N
7766000N
7765750N
7765500N
RC
RAB
Diamond
Collars by Company
ALTONA
CMMC
CRAE
UNIVERSAL
XSTRATA
Drillhole Trace
Resource Outline
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CL2020007 EvaFeasibilityStudy

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
9.1.6Ivy Ann
A total of 15,145 m of drilling in 153 drill holes was completed at Ivy Ann. Of these, some 53% are RC (81 holes), 46% are percussion (PERC) (70 holes) and 1% are diamond (2 holes). Holes were generally inclined -50° to -60°, generally drilled on 50 m spaced section lines, and 20 m to 50 m along line spacing. Section line spacing increases to 100 m in Ivy Ann North.

The drilling history is summarized in Table 9-6, and hole locations are shown in Figure 9-7. Exploration on the Ivy Ann prospect began in 1992. Note that Bruce Resources became PanAust in 1995.

Table 9-6: Ivy Ann Drilling Summary

Year	Company	Hole Type	Hole Count	Metres Drilled
1992	Dominion	PERC	26	863
1992	Dominion	RC	13	1 309
1993	Dominion	RC	2	282
1995	Bruce Resources	RC	18	1 902
1996	PanAust	PERC	44	1 972
1996	PanAust	RC	3	450
1997	PanAust	DD	2	714
2003	Universal	RC	5	515
2005	Universal	RC	4	462
2006	Universal	RC	4	412
2009	Universal	RC	5	816
2011	Altona	RC	15	2 850
2012	Altona	RC	12	2 598
Total			153	15 145
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 9-7: Ivy Ann Drill Collar Plan

425000E
425250E
425500E
425750E
426000E
426250E
426500E
7743500N
7743250N
7743000N
7742750N
7742500N
7742250N
7742000N
7741750N
7741500N
RC/Percussion
RAB
Diamond
Collars by Company
ALTONA
UNIVERSAL
PANAUST
BRUCE RES
DOMINION
Drillhole Trace
Resource Outline
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CL2020007 EvaFeasibilityStudy

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
9.1.7Lady Clayre
A total of 25,092 m of drilling in 145 holes was completed at Lady Clayre. Of these, some 79% are RC (114 holes), 20% are diamond (DD) (29 holes) and 1% are open hole percussion (PERC) (2 holes). Holes were generally inclined -50° to -60°, generally drilled on 50 m spaced section lines, and 20 m to 50 m along line spacing.

The drilling history is summarized in Table 9-7, and hole locations are shown in Figure 9-8. Exploration on the Lady Clayre prospect began in 1978 with a single diamond hole drilled by CRAE.

RC drilling typically used 5.25", 5.5", or 6" hammers, and DDHs provided either HQ or NQ core samples.

Table 9-7: Lady Clayre Drilling Summary

Year	Company	Hole Type	Hole Count	Metres Drilled
1978	CRAE	DD	1	134
1992	CRAE	PERC	2	192
1992	CRAE	RC	11	1 188
1993	CRAE	DD	1	294
1993	CRAE	RC	9	1 250
1994	CRAE	DD	3	1 163
1994	CRAE	RC	1	102
1995	CRAE	DD	19	5 369
1995	CRAE	RC	5	464
1996	CRAE	DD	2	503
1996	CRAE	RC	10	1 484
1998	Pasminco	DD	1	180
1998	Pasminco	RC	11	1 092
2002	Universal	RC	5	1 368
2003	Universal	RC	10	1 651
2005	Universal	RC	11	1 503
2006	Universal	DD	2	154
2006	Universal	RC	11	1 353
2009	Universal	RC	3	460
2011	Altona	RC	10	1 266
2012	Altona	RC	17	3 922
Total			145	25 092
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 9-8: Lady Clayre Drill Collar Plan

409250E
409500E
409750E
410000E
410250E
7753250N
7753000N
7752750N
7752500N
7752250N
7752000N
7751750N
RC/Percussion
RAB
Diamond
Collar by Company
ALTONA
UNIVERSAL
CRAE
NEWMONT
PASMINCO
Drillhole Trace
Resource Outline
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CL2020007 EvaFeasibilityStudy

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
9.2Drill Hole Collar Survey Control
9.2.1Little Eva
Collar coordinates for drill holes completed at Little Eva prior to 2002 were determined with reference to an informal local grid established by CRAE. In 2002, Universal resurveyed old hole collar positions at Little Eva using Differential Global Positioning System (DGPS) techniques; the work was completed by a survey contractor. In a few cases, the original collar could not be located, and earlier survey determinations by the CRAE surveyor in 1994 have been retained.

From mid-2003 through 2011, all survey work was undertaken by licensed surveyors using Trimble DGPS equipment with a minimum accuracy of ±0.05 m. All data was collected in AGD84 coordinates. From late 2011, Altona completed DGPS surveys in house using a Hemisphere R320 OmniSTAR HP GPS receiver. The system allows for real time horizontal accuracies of 10 cm to 15 cm.

Of the 523 holes drilled at Little Eva, six holes have no DGPS survey available, and the original, local grid-based, or GPS coordinate, was converted to a GPS coordinate. Geographic transformations have been used to convert original grid coordinates to GDA20 / MGA zone 54 coordinates.

9.2.2Turkey Creek
All holes drilled by Altona, comprising the vast majority of the drilling used in defining the Mineral Resource, were surveyed with high resolution (±0.5 m) DGPS equipment. The two CRAE holes have low accuracy (±10 m).

9.2.3Blackard
Of the 376 drill holes used in the resource estimate, 319 (85%) were surveyed by DGPS (or traditional theodolite surveys for 2 holes) with better than 0.1 m confidence. The other 57 holes were located by field GPS with an accuracy of between 3 and 10 m.

9.2.4Scanlan
All but six of the drill holes used for resource estimation were surveyed by DGPS with better than
0.1 m accuracy. Two holes were surveyed by field GPS with accuracy of between 3 and 10 m, and another two holes have undetermined survey methods.

9.2.5Bedford
Apart from one hole, all RC holes drilled by Universal have been located by DGPS by licensed surveyors using Trimble DGPS equipment with a minimum accuracy of ±0.02 m. All data was collected in AGD84 coordinates. The early CRAE holes (five) were initially located on local grids. Pasminco relocated the holes and recorded GPS locations for them, with a lower accuracy (±10 m). All holes drilled by Altona were surveyed with high resolution (±0.1 m) DGPS equipment.

Geographic transformations have been used to convert original grid coordinates to GDA20 / MGA zone 54 coordinates.

9.2.6Ivy Ann
Dominion established a local grid on the prospect: all drilling carried out by Dominion and PanAust is referenced to this local grid. Universal calculated a coordinate conversion based on the locations of two early drill hole collars, and used this to transform the original local coordinates for holes drilled between 1992 and 1997 into GDA20 / MGA zone 54 coordinates.

Except for four holes drilled by Universal in 2006, all drilling completed from 2003 to 2009 has been surveyed by DGPS using Trimble DGPS equipment with a minimum accuracy of ±0.05 m. From 2011, Altona drill collars were surveyed using a Hemisphere R320 OmniSTAR HP DGPS system with horizontal accuracy of ±0.015 m.

Geographic transformations have been used to convert original grid coordinates to GDA20 / MGA zone 54 coordinates.
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
9.2.7Lady Clayre
All holes drilled by CRAE from 1992 to 1994 were relocated and surveyed using DGPS by a registered surveyor in 1994. Holes drilled by CRAE, Pasminco, and Universal from 1995 to 2002 were relocated where possible and surveyed with DGPS by Universal. Survey control protocols for Universal and Altona holes are as for Little Eva.

Geographic transformations have been used to convert original grid coordinates to GDA20 / MGA zone 54 coordinates.

9.3Downhole Surveys
9.3.1Little Eva
All drill holes have a collar inclination and azimuth measurement in the database. The levels of hole deviation shown in Figure 9-1 are within expected ranges.

Downhole surveying of CRAE DDHs LE006 and LE076 was carried out using Eastman single shot downhole survey cameras. Survey shots were taken at approximately 40 m intervals. RC holes drilled by CRAE only have collar orientations, the original DH survey data were unable to be sourced from Rio Tinto/CRAE.

Much of the RC and diamond drilling completed by Universal and Altona from 2002 to 2011 was surveyed with a variety of instruments, including those manufactured by Eastman, Camteq, Ranger, and Reflex. Survey measurements were typically taken at 40 m intervals where possible.

To overcome potential issues with the older, magnetic-based survey techniques caused by variable, and sometimes considerable, concentrations of magnetite in the rocks, Universal resurveyed all available open holes in 2005 and 2006, including those previously drilled by CRAE. A combination of a multi-shot downhole camera and a downhole gyro instrument (for magnetically quiet and active areas, respectively) was used. Multi-shot camera survey measurements are generally at 10 m intervals, and the gyro instrument surveys give semi-continuous measurements at intervals of 1 m or less. Where a hole was not open to depth, the attitude of the hole at 0 m was determined.

At the end of Altona’s 2011 program, selected holes were resurveyed using a FlexIT GyroSmart tool with readings at 5 m intervals.

From 2012 on, all Altona holes were monitored during drilling using a single or multi-shot camera, typically with completion surveys using a GyroMax isGyro.

9.3.2Turkey Creek
All Altona holes drilled in the Turkey Creek deposit were monitored during drilling using a REFLEX EZ-TRAC camera. On completion of drilling, downhole surveys were conducted using a GyroMax isGyro, overcoming any magnetic influences inherent in the EZ-TRAC survey.

9.3.3Blackard, Scanlan, and Bedford
The majority of the RC and diamond drilling completed by Universal and Altona from 2002 to 2018 was surveyed with downhole cameras (~69%) or gyro systems (25%), and 6% have collar orientations only. For Universal and Altona holes drilled between 2002 and present, the azimuth and inclination of the hole at the collar was measured using a compass clinometer. For the earlier holes it is unclear whether these measurements were made by survey instrument or by clinometer at the collar.

9.3.4Ivy Ann
RC and PERC drilling completed by Dominion and PanAust only have collar orientations, and all but two of these holes are aligned along local grid directions (270° and 90°). The two DDHs completed by PanAust have downhole dip measurements, and the surface azimuths have been extrapolated down the hole. There is no record of how these dip determinations were made.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Universal and Altona used a variety of downhole camera systems to survey their drilling from 2003 to 2011. Measurements were taken at approximately 50 m intervals. Two holes only have a collar survey. In addition, Universal resurveyed selected holes in 2009 and 2011 with detailed gyro surveys. In 2009, measurements were taken at 20 m intervals, and this was reduced to 5 m in 2011. Gyro surveys were completed in 2012 on Ivy Ann drill holes completed by Altona.

9.3.5Lady Clayre
CRAE holes drilled before 1996 only have a collar orientation. Starting in 1996, CRAE drill holes were surveyed with a downhole instrument (Eastman camera), and have at least one such measurement.

All Pasminco holes were surveyed with a downhole instrument with readings at approximately 30 m intervals, with at least one survey close to the surface, and one at the end of the hole.

Universal used a variety of downhole cameras to survey their drilling from 2002 to 2011. Measurements were taken at approximately 50 m intervals. Several holes only have a collar survey. In addition, in 2005 and 2009, Universal resurveyed selected holes with detailed multi-shot camera and gyro surveys.

All but one Altona drill hole was surveyed using a FlexIT GyroSmart tool, with readings at 5 m intervals.

9.4Drill Hole Logging
9.4.1Little Eva
Original hard copy drill logs or typed drilling summaries prepared by CRAE geological staff for all CRAE drill holes at Little Eva are retained in the Altona library. These are descriptive logs that were coded into the Altona system and stored in the Altona drilling database.

CRAE logged its diamond holes on variable intervals determined by lithological changes in the core. RC holes were logged on regular 1 m intervals. The early descriptive logging yielded up to two lithologies per interval, together with grain size, texture, and colour, on recoding into the digital system. Alteration and ore mineralogy were recorded as mineral species and abundance. Veining, mainly observed in core, is also logged as mineral composition and abundance. Structural and geotechnical logging of diamond holes has been done routinely from 1995 on, with orientations of veins and structures provided as dip and strike angles. The core orientation method used by CRAE is not recorded.

Universal prepared similar descriptive logs for its drilling between 2002 and 2005 that are also retained in the Altona library. RC logging was done primarily on 1 m intervals, and data was captured from these logs into the digital system in the same way as the CRAE data was captured, to provide lithology, alteration, mineralization, and veining logs. The DDH logs produced in this period were logged on intervals based on lithological changes, and included detailed structural and geotechnical logs.

Universal introduced a digital logging system based on the Surpac Logmate in 2005, and from that time on all logging has been captured digitally in coded form in the field. The templates and libraries used by this system preserved the style of logging used by both CRAE and Universal. The original digital logs produced by this system were loaded into the Altona drilling database and stored in the Altona library.

The Logmate system was replaced by Field Marshal software in 2011, and this system was used throughout the 2011 season by Altona, but the same logging procedures were followed as in prior campaigns.

In 2014, Altona completed a comprehensive lithology relogging program of available historical RC chips and diamond core. This program has provided a consistent dataset of lithology across the deposit used for resource domaining.

9.4.2Turkey Creek, Blackard, Scanlan, and Bedford
Logging protocols, data collection and storage are all as described above for Little Eva.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
9.4.3Ivy Ann
There are no original drill logs available for the drilling completed by Dominion in 1992 and 1993, and no logging is recorded in the Altona database. RC drilling completed by PanAust in 1995 was descriptively logged on 1 m intervals, with magnetic susceptibility measurements were completed in 1996. Detailed logs for the 1997 RC and diamond program contain quantitative estimates of mineralization, veining, and alteration, as well as lithological descriptions. RC holes were logged on 1 m intervals, while diamond holes were logged over lithological intervals. Drill hole logging protocols for Universal and Altona are as for Little Eva.

9.4.4Lady Clayre
Original hard copy drill logs and/or summary logs prepared by CRAE geological staff are held in the library. The logs contain a description of the lithology, and visual estimates of economic mineralization and alteration. Overburden sections of RC holes and RC pre-collars on diamond holes were logged on 3 m intervals, the logging and sampling interval reduces to 1 m in mineralized sections. Diamond holes were logged over intervals determined by the lithology, and include a graphic log of the cored sections together with structural information in the interval description. CRAE began using a lithology code during this period, which has been recoded in the database.

Pasminco logs were very similar in style to CRAE for the single diamond hole and the 11 RC holes it drilled in 1998. RC holes and pre-collars were logged on 2 m intervals, while the diamond hole was logged on intervals determined by lithology. Logs included an uncoded lithological description, as well as visual estimates of mineralization and alteration Drill hole logging protocols for Universal and Altona are as for Little Eva.

9.5Core and RC Sampling Methods
In general, sampling methodology was consistent among all deposits, with minor variations between the different companies and years of the program. More detailed descriptions by deposit are provided in Section 10.

Early RC sampling by CRAE used a rotary splitter mounted on the drill rig to produce 3 kg to 4 kg subsamples, which were collected in calico bags and dried on site, then sealed in polyethylene bags for shipment to the laboratory. However, in the 1994 RC sampling, CRAE used a spear to collect an approximate 3 kg sample from the cuttings. Similarly, during the 2002–2003 programs, Bolnisi employed a rig-mounted cyclone and splitter to collect 12.5% of the cuttings for dry samples, but used the spear to collect the subsample from wet cuttings. The same sampling methods were also used by Universal, Altona, and Copper Mountain Mining Corp. (CMMC) for their RC programs.

During the early programs (1991 or earlier), drill samples were collected as 3 m samples, but from 1992 onwards sampling was in 1 m or 2 m increments. During the later programs beginning with Universal, samples from RC and diamond drilling were collected and bagged in pre-numbered calico bags at the drill site during drilling. Unique sample numbers were retained during the whole process. Diamond core was sawn with a diamond saw after logging, and the half core was collected as 1 m or 2 m samples. RC samples were taken via a cyclone and rotary splitter mounted on the drill, producing 3 kg to 4 kg of material that was air-dried in the field.

The remainder of the cuttings were bagged and laid out alongside the drill. All samples were catalogued and sealed prior to dispatch to laboratory. Samples were either delivered to SGS Analabs as they were collected, or stored in facilities in Cloncurry prior to transport to Townsville. An extensive catalogued library of core, assay sample pulps, and RC chips are retained in the Company’s Cloncurry exploration office for inspection.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
10Sample Preparation, analysis and security
Section 229.601(b)(96) (8) (i‐v)
The operations and information in this section were compiled prior to Harmony’s acquisition of the Project, but have been reviewed for reasonableness and accuracy, and updated where appropriate.

The QP is of the opinion tha sampling procedures, analytical quality, and integrity of data meet and/or exceed standards required for Mineral Reserve estimation.

10.1Little Eva
There is very little documentary information available about sample collection and preparation for the CRA Exploration Pty. Ltd. (CRAE) drilling campaigns. The available documents covering exploration during this era lack descriptive detail when describing the mechanics of drilling and sampling procedures. The documents on the exploration work tend to assume that sampling was carried out in line with CRAE standard procedures, but these procedures are not recorded.

CRAE diamond drill holes (DDH) were sampled on approximately 2 m intervals. It is implied that the core was split or sawn and half the core retained, since the holes were later relogged by CRAE. Reverse circulation (RC) holes from LE009 to LE033 were sampled in 1 m intervals, but from LE034 to LE075 the sample interval was expanded to 2 m.

10.1.1Universal 2002 Program
Two metre composite samples of about 2.5 kg were collected from RC chips using a modified trailer- mounted splitter. Intervals of interest were identified after the first-pass composite assays were received, and the original 1 m samples were submitted for analysis. The samples were submitted to Australian Laboratory Services (ALS) in Townsville. Sample preparation involved drying, crushing, and pulverizing the entire sample to a nominal 85% passing 75 µm. The primary analysis was by three-acid digestion followed by Atomic Adsorption Spectroscopy (AAS) for copper, and fire assay on a 30 g subsample for gold.

10.1.2Universal 2003–2006 Program
From 2003 to 2006, Universal followed a similar procedure, except that all samples were collected on 1 m intervals using a trailer-mounted cyclone and triple-deck splitter, or similar arrangement. The major differences over the years were an increasing refinement of the QC program and a change from ALS to Analabs/SGS as the laboratory selected to do the primary analysis in 2003.

Analabs/SGS used methods that included an aqua regia digestion followed by AAS for gold, and three-acid digestion followed by AAS for copper.

The DDHs completed during this period were drilled for geotechnical and metallurgical purposes, and only the upper parts drilled with RC methods were sampled, except for two diamond holes drilled to extend RC holes that had failed to reach target depths because of poor ground conditions. Core from the extended holes was half-sawn, and samples collected in 1 m intervals for submission to Analabs.

10.1.3Universal 2007 Program
In 2007, Universal conducted a metallurgical drill program of 10 diamond holes drilled with 1 m samples assayed at Ultratrace Laboratories, using a four-acid digestion, and analyzed by inductively coupled plasma-optical emission spectrometry (ICP-OES) for copper, and fire assay with an ICP-OES finish for gold.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
10.1.4Altona 2011 Program
For the 2011 drilling program, Altona continued with the procedures for RC sampling established by Universal, but returned to using ALS in Townsville for the primary analysis. The methods requested were ME-ICP41 (aqua regia with inductively coupled plasma-atomic emission spectroscopy (ICP-AES)) for copper, and Au-AA25 (fire assay with AAS) for gold. Copper analyses over 1% were reanalyzed with an ore grade ICP-AES method (Cu-OG46).

Two diamond holes, drilled primarily for metallurgical testing, were quarter-sawn, sampled in 1 m intervals, and submitted to ALS for analysis along with the RC samples. In addition, the core from four geotechnical holes drilled in 2005 and 2006 was recovered from the core storage, half-sawn, and submitted to ALS for analysis.

The methods requested were ME-ICP61 (four-acid digestion with ICP-AES finish), and later ME-ICP41 (aqua regia with ICP-AES) for copper, and Au-AA25 (fire assay with AAS) for gold. Copper analyses over 1% were reanalyzed with an ore grade ICP-AES method (Cu-OG46).

10.1.5Altona-Sichuan Railway Investment Group 2015 Program
As part of a due diligence of the Project assets, Sichuan Railway Investment Group (SRIG) drilled two confirmatory triple-tube diamond holes at Little Eva using HQ core. An independent consultant for SRIG managed the program. The holes were submitted to ALS for cutting (half core) and analysis.

Altona drilled two diamond holes for metallurgical testwork. These were quarter-sawn and sent to ALS Perth to be assayed using ME-MS41 (aqua regia with ICP-MS) for copper and Au-AA25 (fire assay with AAS) for gold. Copper analyses over 1% were reanalyzed with an ore grade ICP-AES method (Cu-OG46).

Four DDHs, drilled for geotechnical purposes in 2005 and 2011, were half-sawn and submitted to ALS for analysis. The methods requested were ME-ICP41 (aqua regia with ICP-AES) for copper, and Au-AA25 (fire assay with AAS) for gold. Copper analyses over 1% were reanalyzed with an ore grade ICP-AES method (Cu-OG46).

10.1.6CMMC Work 2018 to 2022
Copper Mountain completed 29 additional HQ-sized diamond core holes within the prospect area for resource, geotechnical and metallurgical studies. Additionally, they completed 95 RC holes across the planned Mill and Tailings Dam areas for sterilisation purposes, and to test for water.

10.1.7Quality Control Procedures
The QC procedures employed by CRAE are poorly recorded, and appear to have been at a low level by modern standards. For the programs from 2002 onwards, Universal implemented quality control programs which meet with currently accepted practices, and included field duplicates, triplicates, reference standards, and blanks. No problems within the resource data were revealed by the quality assurance and quality control (QA/QC) program.

The data quality and QC procedures were reviewed in December 2009 in the Independent Mineral Specialist Report prepared by Optiro (Glacken, 2009). Optiro noted that good industry QA/QC practices were applied, with reasonable rates of inserted standards, repeats, and blanks.

Later programs continued with the QC procedures established by Universal in 2006, which included:
•Regular duplicate sampling of RC cuttings at a rate of 1 in 20 primary samples.
•Triplicate samples collected at the time of drilling at a rate of 1 in 40 primary samples, submitted to an umpire laboratory.
•Submission of Certified Reference Materials (CRMs) or standard samples at an overall rate of 1 in 20.
•Submission of blank samples at an overall rate of 1 in 45 primary samples.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
10.2Turkey Creek
All RC drilling between 2012 and 2014 was completed using either a 140 mm or 5.5" hammer drill. RC chips were collected at 1 m intervals, as per Altona Mining’s standard procedures.

QA/QC protocols for the 2012 and 2014 drilling programs at Turkey Creek included the insertion of CRMs at a ratio of 1 in 20. Field duplicates were taken from the RC drilling using a riffle splitter on site, also at 1 in 20 rates. All samples were sent to ALS Townsville, and a standard sample protocol of drying, crushing, splitting, and pulverizing was followed, resulting in 250 g pulp samples. These were submitted for ME-MS41 (aqua regia digestion with ICP-MS finish). The aqua regia digestion dissolves sulphide and oxide minerals, but does not dissolve silicates, so the copper contained in the hydrobiotite will not be reported. Copper analyses over 1% were reanalyzed with an ore grade ICP- AES method (Cu-OG46). Gold was determined via Au-AA25 (fire assay with AAS).

In 2015, Altona drilled five diamond holes for metallurgical samples. Core from these holes was sent to ALS Ammtec in Perth, where whole core samples were taken at 1 m intervals and assayed using ME-MS41 (aqua regia with ICP-MS) for copper, and Au-AA25 (fire assay with AAS) for gold. Copper analyses over 1% were reanalyzed with an ore grade ICP-AES method (Cu-OG46).

10.3Blackard and Scanlan
Early campaigns of diamond drilling by Bolnisi and CRAE at Blackard and Scanlan produced core of various sizes, including 4.5", 5.375", NQ, NQ2, HQ, and HQ3. Half-core or quarter-core samples were routinely cut at intervals of either 1 m or 2 m.

RC drilling by CRAE and Bolini was predominantly drilled with a 130 mm diameter hammer drill. Percussion drilling by CRAE was completed using either a 4.5" or 5.5" hammer drill. Chip samples were collected on either 1 m, 2 m, or 3 m intervals using standard CMMPL procedures.

Samples submitted by CRAE and Bolnisi were typically assayed by Analabs using either four-acid digestion (hydrofluoric, perchloric, hydrochloric, and nitric) with an AAS finish, or aqua regia digestion with an ICP-OES finish.

Diamond core drilled by Universal and Xstrata at the Blackard and Scanlan deposits were typically either of NQ or HQ3 diameter, and routinely sampled as either half or quarter core at either 1 m or 2 m intervals within mineralized domains. Material drilled in the barren hanging wall was cut as either half or quarter core at intervals of up to 6 m. Diamond core drilled by Altona Mining for metallurgical purposes was typically drilled with a HQ3 bit at 1 m intervals, and sawn to quarter core.

RC drilling completed by Universal and Xstrata typically utilized a 5" hammer drill, with samples collected at either 1 m or 2 m intervals, as per standard CMMPL procedures. RC drilling by Altona Mining was completed with a 5.5" hammer drill and sampled at 1 m intervals using standard Altona procedures as outlined for Little Eva.

Samples were typically submitted by Universal and Xstrata to either SGS, Analabs, or ALS Townsville (or ALS Mount Isa) for either:
•ME-ICP41 (trace level analysis of 34 elements by aqua regia digestion with ICP-AES finish)
•MEMS-61 (ultra trace level analysis of 47 elements by four-acid “near total” digestion [HF-HNO3- HClO4 acid digestion, HCl leach] and a combination of ICP-MS and ICP-AES finishes)
•Hot aqua regia digestion, diluted HCl added to residue, with an AAS finish
•Cu-OG46 ore grade copper analysis by aqua regia digestion, with either AAS or ICP-AES finish.

Samples were submitted by Altona Mining to ALS Townsville for either ME-ICP41 (trace level analysis of 34 elements by aqua regia digestion with ICP-AES finish), or Cu-OG46 (ore grade copper analysis by aqua regia digestion, with either AAS or ICP-AES finish).

CMMC completed 18 RC drill holes in 2019 at Blackard with a 5.75" hammer drill. Samples were collected using standard CMMPL procedures at intervals of 2 m.
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Samples were submitted by CMMPL to ALS Townsville for either ME-ICP61 (trace level analysis of 27 elements by four-acid “near total” digestion [HF-HNO3-HClO4 acid digestion, HCl leach] and an ICP-AES finish) or Cu-OG62 (ore grade copper analysis by HF-HNO3-HClO4 digestion, HCl leach for use as over-range, with either AAS or ICP-AES finish).

Early QC procedures used by CRAE consisted of duplicate samples (1 in 15) and repeat assays (1 in 15), but insertion of blanks or standards into the sample stream was not documented. Comparison of sample and analytical duplicates raises no concerns. Bolnisi implemented a QC protocol for their drill programs by using field duplicates at the rate of 1 in 50 and inserting native copper standards at the rate of 1 in 40. It is assumed that the native copper standards were used due to potential problems during assaying, which may have included the potential for native copper to smear on grinding plates and contaminate subsequent samples, and segregation of metallic particles during processing yielding poor reproducibility. From 2005 on, Universal implemented a QC program for RC drilling that used CRMs (1 in 30), field duplicates (1 in 20), and blanks (1 in 40). Results indicated that variability of assay data in the native copper zone is significant in a modest number of the samples, and therefore use of an umpire laboratory check at the rate of 1 sample in 40 was implemented in 2004.

Universal designed sampling and specific analytical protocols for oxide or native copper, samples, and sulphide zone drill programs. These protocols have been maintained or only slightly modified since that time. The sampling for oxide and primary mineralization is the same, using a trailer-mounted cyclone and triple-deck splitter that divides the RC cuttings into 12.5% and 87.5% volume splits. The larger sample is stored on site in plastic bags. Subsamples are collected from the larger split, on every tenth sample in the native copper zone, and every 20th sample in the sulphide zone, and inserted into the sample shipment stream. Additionally, a sequence of CRMs and blanks are inserted into the sample stream at the rate of 1 in every 40 samples. Finally, a second subsample is collected from the larger split, at a frequency of 1 in 30 for the native copper zone, and 1 in 40 for the sulphide zone, and shipped to a second laboratory.

The analytical protocol for the sulphide analysis is as follows: oven-dry entire sample and pulverize to 85% passing 75 µm, then remove a 1 g subsample with a duplicate sample at the rate of 1 in 20; insert blank and reference samples into the sample stream, each at the rate of 1 in 50; use three-acid digestion, and analyze for copper by AAS.

The analytical protocol for the native copper zone samples is more involved. Samples are oven-dried and then weighed, jaw crushed to -6 mm, then ground in a disc mill (Analabs Supercrunch) to -500 µm. One in 20 samples are reweighed to check for weight loss. Riffle-split into a 1 kg subsample and residual. A duplicate sample is taken from every 20th residual sample. Subsamples are pulverized to P85 75 µm in a ring mill. A 20 g split is taken, with another duplicate at 1 in 20.

Blanks and reference standards are inserted at a rate of 1 in 50. Aqua regia digestion is used, and analyzed by AAS.

10.4Bedford
Sampling and QA/QC protocols for Bedford are as for Little Eva, except during 2009; the sampling procedure employed by Universal in 2009 was essentially unchanged from their earlier work.

Universal initially used a 6" hammer drill, then later a 5.375" hammer drill for RC drilling. The majority of samples were collected at 1 m intervals, with a small number of early samples collected at 2 m intervals using standard Universal procedures. Universal drilled several diamond holes with either NQ3 or HQ3 core diameter. This core was cut to half- or quarter-core subsamples for laboratory submission.

Early Universal sampling was submitted to Analabs Townsville for mixed acid, ore grade AAS analysis (old code GA145). Later sampling was submitted to SGS, with methods modified to include a multi-element ICP-OES method (ICP21R) for Ag, Al, As, Ba, Bi, Ca, Cd, Co, Cr, Cu, Fe, K, Mg, Mn, Mo, Na, Ni, P, Pb, S, Sb, Se, Sn, Sr, Ti, U, V, Zn, and Zr. Gold was determined by method FAA505 (50 g fire assay, followed by AAS).

In 2015, Altona drilled one diamond hole for metallurgical testwork that was quarter-cored and sent to ALS Perth to be assayed using ME-MS41 (aqua regia with ICP-MS) for copper, and Au-AA25 (fire assay with AAS) for gold. Copper analyses over 1% were reanalyzed with an ore grade ICP-AES method (Cu-OG46).

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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
10.5Ivy Ann
The sampling procedures used by Dominion in 1992 and 1993 are not recorded, but all RC and PERC drill holes were sampled on a uniform 2 m interval and analyzed for copper and gold. From 1995 to 1996, all RC holes were sampled on 2 m intervals and riffle-split to produce a nominal 4 kg sample for analysis. Samples were dispatched to ALS for analysis for copper and cobalt using method G001 (perchloric acid digestion followed by flame AAS), and using method PM203 for gold (fire assay with AAS). Approximately 1 in 20 samples were resampled at the drill as field duplicates, but there is no report or evidence that CRMs or blanks were used in the program. In 1997, the analytical method for base metals was changed to ICP method, and the suite was extended to include Pb, Zn, As, Ni, and Mo.

The two-DDHs completed in 1997 were sampled on 1 m intervals, and submitted to ALS for assay for the same elements as the RC drilling.

RC drilling completed by Altona in 2012 utilized a 140 mm hammer drill, with samples collected at 1 m intervals, as per standard Altona procedures.

Altona submitted samples to ALS Townsville for analysis by ME-MS41 (aqua regia with ICP-MS) for copper, and Au-AA25 (fire assay with AAS) for gold. Copper analyses over 1% were reanalyzed with an ore grade ICP-AES method (Cu-OG46).

10.6Lady Clayre
All CRAE diamond holes from 1992 through 1996 were sampled on 1 m intervals. CRAE RC drilling and RC pre-collars on diamond holes for the 1992 campaign were routinely sampled in 3 m intervals in non-mineralized sections and pre-collars. Mineralized sections were sampled on 1 m intervals. In later years, CRAE standardized to 2 m intervals for all RC holes. Details of the laboratories and analytical procedures used are not recorded.

Pasminco drilled one RC/diamond hole and 11 RC holes into the Lady Clayre prospect in 1998. The RC sections were sampled in 2 m intervals, and the diamond sections were sampled in 1 m intervals. Samples were analyzed by Amdel Analytical laboratories (Amdel) using fire assay/AAS for gold, and mixed acid/ICP-OES for copper and base metals.

RC drilling completed by Altona in 2012 utilized a 140 mm hammer drill with samples collected at 1 m intervals, as per standard Altona procedures.

Altona submitted samples to ALS Townsville for analysis by ME-MS41 (aqua regia with ICP-MS) for copper, and Au-AA25 (fire assay with AAS) for gold. Copper analyses over 1% were reanalyzed with an ore grade ICP-AES method (Cu-OG46).

10.7Security
Samples from RC and diamond drilling programs were collected and bagged into pre-numbered calico bags at the drill site during drilling operations. Unique sample numbers were retained during the entire project. All samples were then catalogued and sealed prior to dispatch to laboratory or secure storage facilities. Samples were either collected daily and delivered to Analabs/SGS, or delivered to and stored in Company facilities in Cloncurry prior to shipment to laboratories in Townsville.

A catalogued and extensive library of core, assay sample pulps, and RC chips is retained in the Company’s Cloncurry exploration office for inspection.

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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
11Data verification
Section 229.601(b)(96) (9) (i‐iii)
Estimation of Mineral Resources and Mineral Reserves relies on analytical data (assays) from samples collected from drill holes, and the position of those samples in 3D space. The methods and quality of the sample collection procedures and analytical data have been examined previously by independent consultants who found the data quality to be approproate for the puropses of Resource Estimation. Additionally, data validation and verification has been undertaken by Harmony. Physical verification of drill hole locations and additional drilling was only completed on the Little Eva, Turkey Creek, and Blackard deposits, the three largest deposits. The quality of the assay databases was investigated by the QP for all deposits but primarily focused on the three largest deposits.

Altona maintained a very extensive and high-quality database using Datashed software and has carefully preserved historical records and thoroughly documented checks and resurveys of drill hole collar locations and downhole surveys. Collars were probed using a Gyro Survey instrument by Universal Resources to obtain an accurate collar survey record for all historic drill holes. All drill collars checked in the field with handheld Global Positioning System (GPS) units on the Little Eva deposit were found to be correctly positioned.

Review of drill holes on section did not reveal any anomalies with respect to drill hole locations or deflections, any deviations found where checked and corrected by the QP. Checking the database against analytical certificates for approximately 200 samples did not reveal any discrepancies, and confirmed placement of standards and blanks into the sample stream. Visual examination and estimation of copper grades in drill core and cuttings at the core storage yard was consistent with recorded analytical data. Previous checks by third-party consultants, including SRK and Optiro, reported similar satisfaction with data quality.

Statistical analysis of the Project drill data separated by company and/or year of drilling, as reported in Section 13, indicates that there is no systematic bias to the data, either by company or drill type. New drilling by Harmony at the Little Eva, Blackard and Turkey Creek closely matches block grades within the resource block model, providing additional validation of the dataset and estimation methodology.

It is the opinion of the QP that the databases for all deposits of interest are suitable for use in resource estimation.

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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
12Metallurgical testing
Section 229.601(b)(96) (10) (i‐v)
12.1Introduction
This section summarizes both historical and recent testwork associated with the various ore types on the Project property. For additional information, please reference the 2018 Feasibility Study completed by Hatch for CMMC in 2018, the GR Engineering Services (GRES) Definitive Feasibility Study (DFS) for Altona in 2014, and the GRES DFS for Universal in 2009. The previous feasibility studies discuss in detail the metallurgical performance of ores from Little Eva and associated deposits, which contain classic, flotation-amenable copper sulphide ore types.

The Little Eva pit will be the main ore source for the Project. This deposit has been well studied, with 145 flotation tests from multiple core and RC chip sources that ranged in scope from benchtop to pilot plant. This ore consistently demonstrates high recovery performance with a high degree of liberation at relatively coarse grinds. The average ore competency lies near the 50th percentile of the JK database, with medium to hard Bond work indices. Copper is present as chalcopyrite with trace amounts of pyrite. Strong flotation kinetics result in high recoveries, concentrating to a saleable final concentrate grade following a nominal regrind with no pH modification. The gold is predominantly associated with the chalcopyrite and reports to the copper concentrate. Overall, this ore type presents low technical risk.

The sulphide satellite deposits, comprising Turkey Creek, Bedford, Lady Clayre, and Ivy Ann, are smaller ore sources. These ore types are generally similar to Little Eva from both a comminution and flotation perspective. Some differences include a stronger deportment of copper to bornite and varying grade distribution. Overall, these pits show average copper recoveries of 88% to 95%, and represent sources of high recovery material.

The native copper-bearing deposits, Blackard and Scanlan, are distinctly different from other deposits in the area, containing oxide cap, native copper, sulphide transition, and sulphide zones. The native copper zones are the largest copper-bearing zones within these deposits, containing a relatively fine distribution of native copper with varying quantities of sulphides. These pits were studied by previous owners; however, several recent updates have been completed. In total, 410 flotation tests (including blended ore feed) have been completed, ranging from benchtop to pilot scale work. On a flotation basis, the native copper zones typically achieve 60% recovery, with an additional 2% to 3% achievable by gravity methods. Recovery is highly variable as deportment shifts from native copper to sulphides, requiring flexibility within the processing flowsheet between gravity and flotation operations to achieve an average of 63% overall native copper recovery. This ore is typically very soft, resulting in low comminution costs and high mill throughputs. Below the native copper-bearing zones of both Blackard and Scanlan are sulphide zones containing bornite and chalcopyrite, behaving similarly to Turkey Creek ore. The flotation response of the ore from the native copper to the sulphide transition zone increases with sulphide content, as expected.

12.2Little Eva Deposit
The Little Eva deposit is classified as an iron oxide copper gold (IOCG) deposit. Copper is present as chalcopyrite, with trace amounts of bornite and chalcocite. The host rock contains high levels of iron oxides such as hematite and magnetite. Most of the deposit contains trace quantities of pyrite requiring no pH modification at the rougher and cleaner stage. Chalcopyrite is present in relatively coarse grain sizes, resulting in 95% liberation at 212 µm. Overall, this ore presents minimal challenges from a metallurgical perspective, as it has average comminution characteristics and yields high copper recovery.

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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
12.2.1Mineralogy
Previous mineralogical studies of Little Eva highlighted that the ore is predominantly feldspar, quartz, carbonate, amphibole, biotite mica and iron oxide minerals, with minor to trace amounts of copper and iron sulphides. The deposit is low in overall sulphur content, with sulphur assays commonly being less than 0.8% but ranging as high as 1.6%. QEMSCAN analysis of the bulk flotation feed and the tailings composite samples has identified chalcopyrite (CuFeS2) as the main copper- bearing mineral, locally ranging in abundance from 0.1% to 2%. Trace bornite (Cu5FeS4) usually occurs intergrown with chalcopyrite, and is less than one tenth the abundance of chalcopyrite. Pyrite (FeS2) and chalcocite (Cu2S) occur in ultra-trace amounts of about one hundredth the abundance of chalcopyrite. A scanning electron microscope (SEM) analysis of hand-panned flotation concentrate identified very fine particles (ranging in size from 2 μm to 9 μm) of electrum (gold ± silver) associated with pyrite and/or chalcopyrite. Figure 12-1 and Figure 12-2 show typical chalcopyrite and bornite associations with gangue minerals within the host rock.

Figure 12-1: Drill Hole LED495, Specimen 94975, Scale 4.6 mm

Figure 12-2: Drill Hole LED495, Specimen 94966, Scale 1.6 mm

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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
13Mineral Resource estimate
Section 229.601(b)(96) (11) (i‐vii)
13.1Introduction
The Eva Copper Project is currently composed of six deposits; in order of importance, they are Little Eva, Turkey Creek, Blackard, Scanlan, Bedford, and Lady Clayre. Little Eva is the main deposit, hosting a majority of the Mineral Resource and Reserve, while the others are considered satellite or supplemental deposits. As there are significant differences in the deposits with respect to tonnage, metal grades, nature of mineralization, and drill density, different resource estimation strategies were employed for each deposit. The geology, structural setting, and mineralization of each of the deposits has been described in previous sections and will only be touched upon in this section as is required for understanding resource estimation.

All deposits have had previous resource and reserve estimates carried out. Some additional drilling has been carried out on the Little Eva, Turkey Creek, and Blackard deposits since the previous resource estimates were made, but the amount of drilling, in comparison to past work, was relatively minor, as the new drilling was mostly for verification of historical data and to collect material for metallurgical testing. For the most part, resources have been re-estimated using different techniques and block sizes to better match proposed mining equipment and incorporate anticipated mining dilution and ore losses associated with the larger equipment. The type of mineralization is such that the larger mining equipment, while increasing mining efficiency, will likely result in higher levels of dilution with resultant lower grades. However, the amount of contained metal within the earlier and current estimates is similar. It is anticipated that there will be opportunities to increase grades delivered to the mill through enhanced grade control procedures during mining together with the use of stockpiling strategies. Resource estimates leading to reserves that form the basis of pit design should be conservative. Mineral Resources were estimated under the supervision of Mr. Ronald Reid, B.Sc.(Hons), FAIG., Harmony’s QP responsible for Mineral Resources.

13.2Resource Estimation Procedures
The resource estimation methodology was similar for all deposits, and involved the following procedures:
•Understanding, to the extent possible, geological controls of mineralization and grade distribution, and determination of domains
•Deposit description and mineralization domains based on geology, structure, and weathering profiles
•Determine suitable block model sizes and extents for each deposit
•Describe drill hole database, validate drill data, and extract the relevant data required for resource estimation
•Analyze the data through univariate and bivariate statistical data analysis Determine what, if any, data conditioning (capping and compositing) is required
•Variography on deposits and deposit domains (required for kriging interpolations)
•Grade interpolation
•Resource, classification, and validation
•Mineral Resource Statement.

13.3Geological and Mineralization Models and Domains
The following sections describe the criteria for the definition of the geological and mineralization models at the deposits. Domains for grade estimation are based on structural orientation and/or lithological controls on mineralization as well as metallurgical/mineralogical zones related to weathering profiles. The weathering profile for all the copper-gold deposits is reasonably consistent, with an upper zone of oxidized rock generally between 15 m and 25 m in depth, with a relatively sharp boundary between fresh rock or supergene zones, depending upon the deposit. The oxide and supergene zones are defined by observation during core or chip logging and verified by sulphur analyses on a subset of the drill holes within the deposit. Deposit geology and figures describing weathering or supergene domains used for resource estimation are presented in Section 6. Domains defined by structural or lithological orientation are described in Sections 13.5 and 13.8.

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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
13.3.1Little Eva
Three major structural-lithological domains, separated by faults, have been defined for the Little Eva deposit, each domain with differing orientations of mineralization continuity. Previous workers defined additional subzones of either high- or mid-grade domains based on drill hole copper grades. Recent work, both with the data and limited drill core examination, determined that the subdomain boundaries were gradational and not likely to be visually distinct during mining. Attempts to define the high-grade zones with variography were not successful and therefore these subdomains were not maintained during grade interpolation. A plan view and typical drill sections illustrating the four larger domains (and earlier subdomains) are provided in Figure 6-5 and Figure 6-6.

The upper part of the deposit is oxidized, usually to a depth of 15 m to 25 m, and the transition to sulphide mineralization is quite sharp. The oxidized zone contains copper in native form as well as neotocite (Fe-Mn-Cu mineraloid) and carbonate copper species. Additional testing for recovery of copper from the oxide zone has been carried out, and no economical method of copper extraction has been determined and consequently, the oxide zone is considered to be waste. The oxide zone is present over top of all structural-lithological domains. The contact between the oxide zone and fresh rock was treated as ‘soft’ during interpolation as grade changes across the boundary were minimal.

13.3.2Turkey Creek
The Turkey Creek deposit was the most recent discovery at the Eva Copper Project and is a copper- only deposit (without gold). Resource estimation of the Turkey Creek deposit was constrained within a stratigraphically controlled grade shell above 0.1% Cu. The Turkey Creek deposit occurs as two tabular higher-grade zones separated by a lower grade zone. Although a lower grade internal core has been defined as a domain, these domain boundaries were not used during the interpolation as it may not be possible to segregate this zone during mining. However, interpolated block grades, clearly define the medial low-grade zone indicating that grade interpolation correctly honours drill data, as well as the potential for selective removal during mining, depending upon applied cut-off grade. Changes in orientation of the mineralization on the north end of the deposit, to the north of the Turkey Creek Fault, resulted in two additional domains.

13.3.3Blackard and Scanlan
Blackard and Scanlan are very similar deposits geologically, being stratabound with locally deep weathered profiles containing native copper. Additional drilling on Blackard and metallurgical testing on both Blackard and Scanlan has been completed and will be used to inform a mine plan.

Blackard and Scanlan are nearly identical geologically and metallurgically, both occurring near- surface and within deformed and metamorphosed carbonate rich sediments. Folded stratigraphy and changes in copper mineralization due to weathering require modification to the resource estimation procedures employed for the Little Eva deposit. Both the Blackard and Scanlan deposits appear to occur as thin (10 m) to thick (100 m) bands of mineralization folded into a tight synform and open antiform pair. The deposits contain weathering profiles that include an upper oxide zone, which is treated as waste (although grades are interpolated within the zone), followed by the copper zone where a significant proportion of the copper is contained as fine native copper, followed by a narrow transition zone of mixed metallic copper and sulphide species, and a lowermost sulphide zone. In both deposits, the weathering profile and related native copper zone is much deeper or more extensively developed over the synform part of the deposit areas. The silver content of the sulphide zone is locally significant but was not included in the resource estimates. Only the Blackard Resource was updated by Harmony in time for this report.

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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
The Blackard deposit strikes northerly and has been subdivided into structural domains based on the dip and/or plunge of the mineralization. An outer 0.2% copper shell that reflects interpreted folded stratigraphy, and separates barren rock from mineralization on drill sections, was used to constrain the resource estimates. Mineralization is folded and curved, whereas interpolation searches are generally linear, so to account for the folded stratigraphy dynamic anisotropy was used to follow the fold curvature. Histograms of assay grades on drill sections display high variability of grade down hole, but in some areas, particularly within the Blackard deposit, alternating high and lower grade bands were noted to align over moderate distances, both on section and along strike these bands were used to guide the orientation of the interpolation search rather than the outline of the grade shell. The boundaries between mineralogical domains are treated as soft during resource estimation but are used as hard boundaries for assigning metallurgical recoveries. The three structural domains at Blackard were treated as hard boundaries for estimation.

13.3.4Ivy Ann
Ivy Ann is a copper-gold mineralized trend that consists of two deposits hosted within steep, east- dipping zones, with strikes to the north and northeast. The two deposits are separated by 700 m of barren rock and are termed Ivy Ann and Ivy Ann North. The mineralization domain at Ivy Ann includes a main structural zone and two minor hanging wall structures, defined within an outer grade shell at a copper cut-off of 0.1%. At Ivy Ann North there are 14 separate mineralized structures interpreted which were interpolated within a single outer grade shell defined by a copper cut-off of 0.1%.

The Ivy Ann deposit is not currently being considered by Harmony in the current mining study due to its size and distance from the Mill.

13.3.5Lady Clayre
Mineralization at Lady Clayre occurs in a variety of orientations with multiple geological controls, both structure and lithology exert control on mineralisation within a sequence of poly-deformed shales, siltstones, schists, and dolomites. Copper-gold mineralization is coarse-grained and commonly occurs within brecciated rocks. Five zones were defined by Altona based on 0.1% Cu grade shells. Mineralization in the northern part of the deposit strikes northwesterly and dips moderately to steeply to the west, while mineralization to the south strikes northeast and also dips moderately to steeply to the west. The deposit area was divided into two domains based on orientation of mineralization, but neither enclosing grade shells nor smaller subdomains were used for estimation. A separate domain was created for the oxide zone, which consists of a 15 m to 25 m thick layer with both oxide and carbonate copper species (Figure 6-16).

13.3.6Bedford
Bedford geology was reinterpreted by Altona in 2016, integrating drill data, surface mapping, high- resolution soil geochemistry, and geophysics into a structural analysis. The confidence in the geological interpretation is moderate to high, based on well-defined local and regional controls on the mineralization geometry. Mineralization outcrops at surface and has been tested to a depth of 140m, and remains open. The Bedford mineralization is hosted within a steep westerly- dipping shear zone 50m to 120m wide, striking north-northeast. Within the broad shear zone there is an array of mineralized structures with typical widths of 5m to 12m, which anastomose but follow the broad overall shear zone trend. Drilling has defined two separate areas of mineralization within the shear zone (Bedford South and Bedford North) where sufficient mineralization is present to be extracted by open pit mining.

The Bedford mineralization is narrow and anastomosing, which makes segregation of ore and waste at lower cut-off grades is difficult. Consequently, the deposit was estimated without constraints using a relatively narrow search ellipse. The potential for high grades is possible with careful grade control and mining practices. Both the North and South deposits were subdivided at the base of oxidation, which is an irregular 20m to 30m thick layer.

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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
13.3.7Block Models
Mineral resources are estimated by interpolating composited drill hole grades into a block model, which models the space containing the mineralization into rectangles or cubes (blocks). The appropriate block size is determined by considering the smallest selective mining unit (SMU), which is a function of either the size and type of mining equipment to be used or the spacing planned for grade control drilling, and the spacing of the data used to interpolate grades into the blocks. Differences in the size and shapes of the deposits, and different data densities within the Project area result in different blocksizes. Each block is assigned a geological rock type code, oxidation code or domain code by intersecting the block model with 3D wireframe models of the geology.

The software used for grade interpolation is determined by the estimator or consultancy undertaking the work. The Bedford, Scanlan and Lady Clayre Resources were estimated by CMMC using GemCom Gems software. The 2023 Resource updates for Harmony were completed by SRK in Maptek Vulcan 2023, Datamine RM, and Isatis.Neo. Micromine 2023 was used to validate the estimates and Vulcan 2023 report the Resources.

Deposit block models are usually laid out as 3D rectilinear shapes that will fully envelop all known mineralization. Details of the deposit block models are provided in Table 13-1.

Table 13-1: 3D Block Model Limits (UTM Coordinates and MineRL (AMD+1000 m)

Deposit	Direction	Minimum	Maximum	Block Size	No. of Blocks
Little Eva	Easting	410 000	411 440	15	96
	Northing	7 771 000	7 773 125	25	85
	Elevation	600	1 200	5	120
Turkey Creek	Easting	412 000	413 100	10	110
	Northing	7 770 750	7 772 510	20	88
	Elevation	650	1 250	5	120
Blackard	Easting	411 800	413 400	10	160
	Northing	7 764 300	7 766 800	20	125
	Elevation	500	1 400	5	180
Scanlan	Easting	411 900	412690	5	158
	Northing	7 753 650	7755550	5	380
	Elevation	760	1 260	5	100
Bedford	Easting	414 721	415221	5	100
	Northing	7 765 598	7768493	5	579
	Elevation	1 000	1 210	5	42
Lady Clayre	Easting	409 132	410492	5	272
	Northing	7 751 523	7753283	5	352
	Elevation	400	1 400	5	200
Ivy Ann	Easting	425 100	427000	5	380
	Northing	7 741 000	7744600	5	720
	Elevation	900	1 280	5	76

All block models are in metric units without any rotation and generally are rectangular shaped, with the long axis to the north and the shorter axis to the east due to the north-south trending deposits. 5m high RL blocks were used for all deposits to allow for bench heights of 5m, 10m, or 15m depending on deposit size. Where blocks are cut by a domain boundary (e.g., ore-waste boundary), a sub-block of 5x5x5m has been used to define the boundary. All block models are in GDA2020 / MGA Zone 54 projection and in Mine RL, which is AHD + 1000 m.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
A variety of information is stored in the block model, including interpolated grades for copper and gold (where present), geological codes, specific gravities (SGs), and royalty requirements (Discussed in Section 4.6), various kriging parameters, metallurgical zones, and block classifications. Block models for Little Eva, Turkey Creek, Blackard, Scanlan, and Bedford are coded according to domains defined by computer solids models built on geological wireframes that represent mineralization boundaries and/or any distinct structural areas or breccia zones. Outer domain boundaries for the Little Eva, Turkey Creek, Blackard, Scanlan, and Bedford deposits, and all structural boundaries were treated as hard, as the boundary is in most cases geological, and any drill data outside the boundary was not used for interpolation of block grades.

However, boundaries between mineral-type domains are soft, and data on either side of the boundary can be used by the interpolation. Blocks are segregated by all domain boundaries. For the Scanlan deposit, all drill data were available for interpolation, although not all data were used, as many isolated holes were too distant to have an adjacent hole within the search area, which was a requirement of interpolation protocol. Only blocks that were inside the geological (or grade) shell were used to report the Resources.

Figure 13-1: Little Eva Block Model 0.1% Cu Domain Containing the Estimation Domains
Note:
The Little Eva deposit showing three main structural domains.
Image view is southwest with north to bottom right.

Figure 13-2: Isometric View of the Blackard estimation domain with internal high grades.
Note:
The Blackard deposit showing internal higher grade core.
Image view is northeast with north to the left
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
13.4Database and Statistical Analysis
13.4.1Drill Hole Database
The Harmony drill hole database is stored on the company server and SQL format and is accessed via a Maxwells Datashed front end. Data for each of the deposits was uploaded to a Micromine workspace, where it was reviewed and analyzed. Little Eva, Turkey Creek, Blackard, and Scanlan databases were uploaded directly from the previously defined file structure used for the 2012–2015 Optiro resource estimates and any data from recent drilling was added to the appropriate data base. Data quality was reviewed and combined with Altona’s extensive previous validation work by third-party consultants, the data was determined to be of high quality, and valid for use in resource estimation.

Standard checks (missing intervals, missing holes, overlapping intervals) did not reveal any errors in the database, although there were a small number of copper assays without a corresponding gold assay. The Project database includes collar, survey, assay, and lithological information, as well as drill hole type, year drilled, and company information from the various historical drill campaigns (see Table 13-2).

Both, diamond and RC drilling have taken place throughout all the deposits by many companies, including Universal, Dominion, Bruce Resources, PanAust, Xstrata, Altona and CMMC. A small amount of drilling for due diligence and/or to collect metallurgical sample material was carried out by Sichuan Railway Investment Group (SRIG) and CMMC in between 2016 and 2018 and an 18-hole RC program on the Blackard deposit was completed in 2019. Table 13-2 gives the breakdown of the drill data by company, the number of drill holes, and the years that the drilling occurred in all the current resource areas.

The drilling history of the Eva Copper Project dates to the late 1970s, when CRAE began drilling in the Little Eva and Lady Clayre areas (Figure 13-3, Table 13-2). Since then, numerous campaigns of RAB, RC, and Diamond Drilling have taken place throughout the Project area and on all the deposits by many companies including: Universal, Dominion, Bruce Resources, Pan Australian, Xstrata, Altona and CMMC. A small amount of drilling for grade confirmation and to obtain fresh samples for metallurgical testing was carried out by SRIG (2016-2017) and CMMC in 2018 and 2019.

Most of the drilling on the Project was focused on the Little Eva (36%) (Figure 13-4) and Blackard (28%) deposits while Lady Clayre has 11% of total drilled metres, followed by Scanlan, Bedford, Ivy Ann, and Turkey Creek, with 9%, 6%, 6%, and 4%, respectively. Much of the RAB drilling was for exploration outside of the deposit areas, and due to possible contamination issues with RAB samples, no RAB holes were used in the resource estimations.

Table 13-2: Summary of Exploration Drilling by Company

Deposit	Year	Company	Hole Type	Hole Count	Metres	% of Total
Little Eva	1978–1996	CRAE	DD	6	2 330	35%
			RC	61	5 293
	2002–2006	Universal	RC	281	37 855
			DD	30	4 037
	2006	Xstrata	DD	2	984
	2011–2018	Altona	RC	102	20 899
			DD	11	2 572
	2018	CMMC	DD	4	202
Turkey Creek	1993	CRAE	RC	2	218	4%
	2011	Xstrata	RC	2	300
	2012–2015	Altona	RC	49	7 296
			DD	5	404
	2019	CMMC	DD	1	132
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Deposit	Year	Company	Hole Type	Hole Count	Metres	% of Total
Blackard	1991–1995	CRAE	DD	19	4 770	26%
			RC	8	1 120
			PERC	6	613
	2002	Bolnisi Logistics	DD	7	927.8
			RC	121	13 558
	2005–2009	Universal	DD	46	12 419
			RC	117	13 746
	2011	Altona	DD	3	548
			RC	21	4 049
	2019	CMMC	RC	18	2 695
Scanlan	1991–1995	CRAE	RC	97	7 553	9%
			DD	5	1 636
			AC	3	110
	2002	Bolnisi Logistics	RC	2	397
	2005–2006	Universal	RC	45	5 358
			DD	11	1 803
	2007–2008	Xstrata	DD	2	798.2
	2010	Universal	RC	7	1 324
Bedford	1990	CRAE	RC	5	420	6%
	2003–2009	Universal	RAB*	43	1 680
			RC	97	9 762
			DD	1	160
	2015	Altona	DD	1	36
Ivy Ann	1992–1993	Dominion	RAB*	26	863	7%
			RC	15	1 591
	1995	Bruce Resources	RC	11	1 084
	1995–1996	Pan Australian	RC	10	1 268
			RAB	44	1 972
	2003–2009	Universal	RC	18	2 205
	2011–2012	Altona	RC	27	5 448
Lady Clayre	1978–1998	CRAE	RAB*	50	471	13%
			RC	46	5 477
			DD	30	7 994
	2002–2009	Universal	RAB	39	1 913
			RC	40	4 967
			DD	2	154
	2011–2012	Altona	RC	27	5 188
Total				1 626	208 600
Notes: DD = diamond drilling, RC = reverse circulation, RAB = rotary air blast
* denotes holes not used in resource estimates.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-3: Little Eva Drill Collar Plan by Company

410,500mE
411,000mE
7,773,000mN
7,772,500mN
7,772,000mN
7,771,500mN
Little Eva Deposit
DH Collar Plan
HARMONY
Drilling by Company
CRAE
UNIVERSAL
CMMC
PASMINCO
XSTRATA
HARMONY ECM
BOLNISI
ALTONA
0.1% Cu Domain
40 0 40 80m
Plot Date: 23-Oct-2023
GRID: UTM MGA2020 Z54

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-4: Number of Little Eva Drill Holes by Year and Company

Little Eva Drillhole Count
250
200
150
100
50
0
47
1
1
6
30
5
13
13
9
4
14
20
83
167
170
2
10
111
61
236
4
48
36
29
75
CRAE
UNIVERSAL
XSTRATA
ALTONA
KNIGHT_PIESOLD
CMMC
HARMONY
0
1963
1977
1978
1988
1990
1992
1994
1995
1996
2002
2003
2004
2005
2006
2006
2007
2011
2011
2012
2015
2018
2021
2022
2023

Note: Chart shows all drilling at Little Eva

13.4.2Deposit Assay Data Statistics
Assay datasets for each deposit were examined using univariate statistics to provide an understanding of ranges, distribution, and variance to determine the appropriate methods of resource estimation. In some cases, outlying holes which did not intersect the area of mineralization were removed prior to statistical analysis. A summary of assay statistics for each deposit is provided in Table 13-3, and selected histograms of assay data and composites are presented in the various figures and tables that follow in this section.

The Little Eva deposit has lognormal distributions of both copper and gold, with high, but acceptable coefficient of variation (CoV), drilling was composited to 2m intervals to assist with stationarity. Turkey Creek mineralization is a much smaller dataset, and is unusual in that it is negatively skewed, with the number of samples increasing towards higher grades, likely a function of visually distinct mineralized zones favouring sampling within the mineralization. The Bedford, lady Clayre, and Ivy Ann deposits all have high maximums and correspondingly high CoVs, with low median values due to multiple relatively narrow zones of mineralization separated by non-mineralized material. The Blackard and Scanlan deposits both have log-normal distributions with relatively low CoV’s and have similar statistics to each other with slightly higher median and mean grades in the Scanlan deposit.

Table 13-3: Summary of Assay Statistics by Deposit

Deposits	Statistics	Raw Assays* Uncapped		2m Composite used in Estimate**
		Cu (%)	Au (g/t)	Cu (%)	Au (g/t)
Little Eva	Count	66 096	66 096	4 967	10 023
	Mean	0.32	0.06	0.62	0.28
	Median	0.06	0.03	0.31	0.19
	Minimum	—	—	—	—
	Maximum	18.89	8.90	15.05	8.21
	Std. Dev.	0.63	0.15	0.88	0.32
	CoV	1.99	2.61	1.41	1.14
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Deposits	Statistics	Raw Assays* Uncapped		2m Composite used in Estimate**
		Cu (%)	Au (g/t)	Cu (%)	Au (g/t)
Turkey Creek	Count	9 190	8 711	1 450	1 450
	Mean	0.17	0.02	0.46	0.02
	Median	0.02	0.01	0.37	0.01
	Minimum	—	—	—	—
	Maximum	4.50	2.62	2.66	1.46
	Std. Dev.	0.32	0.05	0.36	0.05
	CoV	1.82	2.17	0.77	2.47
Bedford	Count	9 446	4 167	4 942	2 569
	Mean	0.37	0.11	0.25	0.12
	Median	0.07	0.03	0.04	0.04
	Minimum	—	0.01	—	0.01
	Maximum	11.5	6.46	11.5	1.5
	Std. Dev.	0.84	0.28	0.68	0.21
	CoV	2.29	2.6	2.69	1.8
Lady Clayre	Count	19 157	19 218	19 157	19 218
	Mean	0.16	0.07	0.16	0.07
	Median	0.03	0.01	0.03	0.01
	Minimum	—	—	—	—
	Maximum	20.7	45.1	20.7	45.1
	Std. Dev.	0.48	0.49	0.48	0.49
	CoV	3.09	7.43	3.09	7.43
Ivy Ann	Count	11 458	11 458	11 458	11 458
	Mean	0.17	0.03	0.17	0.03
	Median	0.03	0	0.03	0
	Minimum	—	—	—	—
	Maximum	23.5	3.18	23.5	3.18
	Std. Dev.	0.51	0.08	0.51	0.08
	CoV	3.09	3.22	3.09	3.22
Blackard	Count	39 524	—	28 719	—
	Mean	0.26	—	0.26	—
	Median	0.10	—	0.10	—
	Minimum	—	—	—	—
	Maximum	6.66	—	5.16	—
	Std. Dev.	0.39	—	0.38	—
	CoV	1.50	—	1.47	—
Scanlan	Count	9 424	—	9 424	—
	Mean	0.31	—	0.31	—
	Median	0.14	—	0.138	—
	Minimum	0	—	—	—
	Maximum	6.85	—	6.85	—
	Std. Dev.	0.46	—	0.46	—
	CoV	1.51	—	1.51	—
Note: *Assay data from both sulphide and oxide zones. **. Scanlan, Lady Clayre, Ive Ann and Bedford use 2.5m composites.

More detailed analysis was carried out on the Little Eva, Blackard, and Scanlan deposits to evaluate potential for data bias between drill hole type, company, and drill hole orientation. Comparisons of statistics between exploration programs by company for Little Eva are shown in Table 13-4. In general, the statistics are quite similar, except for the mean grade, which is lower for the Altona holes due to the additional drilling around the edges of the deposit, as can be observed in the drill hole plan (Figure 13-3), which shows the collars colour-coded by company. Similarly, Table 13-5 compares basic statistics between reverse circulation and
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
diamond drill holes (DDH); the higher mean and medians for the DDHs are a result of the DDHs being preferentially drilled in the north-central, higher grade area of the deposit as illustrated in Figure 13-5.

13.4.2.1Little Eva Deposit

Drill hole data for the Little Eva deposit was examined for any form of bias related to different drill programs by different companies, or differing drill equipment or drill hole orientations. While differences are noted in Table 13-4 and Table 13-5, it is believed these differences are more reflective of the location of the drill holes as opposed to any inherent bias. Table 13-6 shows the global raw assay data for the estimation domains at Little Eva. The database is deemed good for resource estimation.

Table 13-4: Summary of Cu Assay Statistics for Little Eva by Company Drill Data

	CRAE	Universal	Altona
Count	1 760	30 136	14 185
Mean	0.41	0.385	0.283
Median	0.19	0.19	0.164
Minimum	0	0	0
Maximum	16.8	18.9	13.9
Std. Dev.	0.79	0.68	0.45
Log Variance	1.61	1.67	1.94
CoV	1.96	1.75	1.59

Table 13-5: Summary of Basic Statistics for RC vs. Diamond Drill Hole Assays for Little Eva

	RC	DD
Count	42 596	3 485
Mean	0.34	0.48
Median	0.18	0.22
Minimum	0	0
Maximum	18.9	13.15
Std. Dev.	0.6	0.83
Log Variance	1.77	1.71
CoV	1.75	1.73

A review of drill hole orientation was undertaken on the Little Eva deposit to assess for any grade bias in the data. Drill holes were partitioned based on either easterly orientations (azimuth 50–140), westerly orientations (azimuth 230–320) or vertical holes (dip ≥ -80). A very small sub-set of holes were drilled towards the south or north and are not included (Figure 13-6). Statistics for copper assays based on drill hole orientation is provided in Table 13-7, and indicates that there is little difference between westerly- inclined drill holes and easterly-inclined drill holes. Vertical drill holes have a higher mean grade, probably related to a concentration of these holes in the higher-grade central and northerly parts of the deposit. Examination of the detailed drill sections indicates that mineralization is not systematically vertically oriented, and therefore vertical drill holes are unlikely to produce grade bias.

Table 13-6: Basic Statistics for Raw Assays by Domain at Little Eva

	North		Central		South		Total
	Cu%	Au g/t	Cu%	Au g/t	Cu%	Au g/t	Cu%	Au g/t
Count	9 646		17 576		20 256		72 863
Mean	0.62	0.09	0.45	0.07	0.28	0.06	0.32	0.06
Minimum	0.001	0.001	0.001	0.001	0.001	0.001	—	0.001
Maximum	18.89	5.58	16.80	8.90	16.09	7.57	18.89	8.90
Std. Dev.	1.03	0.18	0.73	0.20	0.39	0.13	0.63	0.15
CoV	1.67	2.12	1.62	2.75	1.40	2.04	1.99	2.61
Note:

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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Table 13-7: Cu% Assay Statistics Based on Drill Hole Orientation at Little Eva

	East Dip	West Dip	Vertical
Count	30 707	6 618	8 537
Mean	0.32	0.37	0.45
Median	0.17	0.18	0.21
Minimum	—	—	—
Maximum	16.80	16.09	18.89
Std. Dev.	0.54	0.69	0.78
CoV	1.70	1.87	1.72

Figure 13-5: Little Eva Drill Collar Plan with Drill Holes Colour Coded by Orientation

410,500mE
411,000mE
7,772,500mN
7,772,000mN
7,771,500mN
7,771,000mN
Little Eva Deposit
DH Collar Plan
Drill holes by Drill Direction
East
North
Vertical
West
South
0.1% Cu Domain
HARMONY
40 0 40 80m
Plot Date: 23-Oct-2023
GRID: UTM MGA2020 Z54

Note: The concentration of vertical holes in the northern, higher-grade end of the deposit.
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-6: Plan View of Drill Collars Colour-Coded by Drill Type

410,500mE
411,000mE
7,772,500mN
7,772,000mN
7,771,500mN
7,771,000mN
Little Eva Deposit
DH Collar Plan
Drill Hole Type
Reverse Circulation (RC)
RC with DD Tail
Diamond Drill Hole (DD)
Open Hole Percussion
0.1% Cu Domain
HARMONY
40 0 40 80m
Plot Date: 23-Oct-2023
GRID: UTM MGA2020 Z54

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
13.4.2.2 Blackard Deposit

A combination of drilling was used on the Blackard deposit and potential for bias between drill types was examined. Additionally, basic statistics between domains were examined to support the use of soft domain boundaries during interpolation. Examples of assay data statistics for Blackard domains are provided below in Table 13-8, whereas examples of statistical analysis of composited data for the various deposits is provided in Section 13.5.3.

Basic statistical analysis of copper assays was initially carried out on each mineralogical/structural domain; however, a better comparison is provided by data above a very low-grade cut-off value as shown in Table 13-8. For statistical analysis two structural or orientation domains were defined for the Blackard deposit: variable west dipping (tilt) and horizontal (flat) mineralization, which was a simplification of a curvilinear deposit (a vertical domain was defined later for resource estimation). The model was estimated using dynamic anisotropy where the search ellipse follows the curvilinear fold of the deposit but the statistics have been split into various domains to show the variation across the deposit.

Domains that are evenly divisible by 10 are dipping domains on the western and northern parts of the deposit and those that are evenly divisible by 5 are flat-lying domains on the eastern side. The oxide zone typically has lower grades than the other zones which is as expected since copper has been leached from this zone; however, the leaching is more pronounced above the dipping mineralization than in the flat-lying mineralization. A similar effect, but less pronounced is also evident in the copper zone, whereas there is no statistical difference between the dipping and flat-lying sulphide mineralization. The relatively small differences in statistical measures between the zones supports the use of soft boundaries.

Table 13-8: Cu% Assay Statistics by Resource Domain for the Blackard Deposit

Zone	Oxide		Native Cu		Transition	Sulphide
Domains	10 (Tilt)	15 (Flat)	20 (Tilt)	25 (Flat)	30 (Tilt)	40 (Tilt)	45 (Flat)
Blackard Deposit Assay Statistics (All assays)
Count	4 118	1 630	10 879	1 786	1 167	11 982	2 144
Mean	0.151	0.344	0.381	0.504	0.336	0.175	0.162
Median	0.070	0.260	0.230	0.410	0.151	0.035	0.028
Mode	0.030	0.030	0.030	0.040	0.020	0.001	0.005
Minimum	—	0.001	—	0.003	0.001	—	—
Maximum	2.500	1.620	6.660	3.790	5.110	5.530	6.660
Std. Dev.	0.209	0.297	0.429	0.422	0.542	0.350	0.416
CoV	1.385	0.863	1.125	0.837	1.614	2.002	2.566
Assays at, or >0.05% Cu Cut-off
Count	2 610	1 448	9 243	1 664	866	5 366	843
Mean	0.224	0.384	0.445	0.540	0.445	0.375	0.392
Median	0.131	0.300	0.310	0.450	0.250	0.206	0.205
Mode	0.050	0.150	0.050	0.150	0.040	0.050	0.050
Minimum	0.050	0.050	0.050	0.050	0.050	0.050	0.050
Maximum	2.500	1.620	6.660	3.790	5.110	5.530	6.660
Std. Dev.	0.233	0.291	0.436	0.416	0.591	0.449	0.593
CoV	1.042	0.758	0.979	0.771	1.329	1.197	1.514

Basic statistics were also examined by drill type for Blackard. The differing statistics between core drilling and RC drilling is believed to reflect the different locations of the drill holes (Table 13-9).

Diamond drill holes were used for deep step-outs, and therefore drilled much greater distances in weakly mineralized or unmineralized areas than the RC drilling, which is more concentrated within the deposit area. There are no significant statistical differences when grades within the deposit shell were compared for the two drill types.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Table 13-9: Cu% Assay Statistics by Drill Type for the Blackard Deposit

Drill Hole Type	Core	RC
Count	13 069	21 096
Mean	0.220	0.291
Median	0.046	0.140
Minimum	—	—
Maximum	6.660	6.660
Std. Dev.	0.392	0.390
CoV	1.778	1.341

Figure 13-7: Plan View of Drill Collars, Colour-Coded by Hole Type for the Blackard Deposit

411,500mE
412,000mE
412,500mE
413,000mE
7,767,000mN
7,766,500mN
7,766,000mN
7,765,500mN
7,765,000mN
7,764,500mN
Blackard Deposit
DH Collar Plan
Drill Hole Type
Reverse Circulation (RC)
Aircore (AC)
Diamond Drill Hole (DD)
Open Hole Percussion
0.1% Cu Domain
HARMONY
80 0 80 160m
Plot Date: 23-Oct-2023
GRID: UTM MGA2020 Z54

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
13.4.2.3Scanlan Deposit

Most of the drilling on the Scanlan deposit was by RC, with only the deeper (down-dip) and metallurgical holes completed by diamond drilling, as displayed by the drill plan in Figure 13-8. Therefore, a significant amount of the diamond drilling was peripheral to the ore zone. Grades within metallurgical holes drilled proximal to RC holes are similar and no bias between drill types has been detected.

Figure 13-8: Plan View of Drill Collars for the Scanlan Deposit Showing the Resource grade shell

412,000mE
412,500mE
413,000mE
7,755,500mN
7,755,000mN
7,754,500mN
7,754,000mN
7,753,500mN
Scanlan Deposit
DH Collar Plan
Drill Hole Type
Reverse Circulation (RC)
RC with DD Tail
Diamond Drill Hole (DD)
Open Hole Percussion
0.1% Cu Domain
HARMONY
80 0 80 160m
Plot Date: 23-Oct-2023
GRID: UTM MGA2020 Z54

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
13.4.3Data Conditioning and Assay Composites
Data populations were examined using histograms and probability plots. Histograms indicate that distribution of both copper and gold grades are log-normal, with varying amounts and directions of skewness between deposits. Compositing of all drill hole assays to equal lengths is required for interpolation. The choice of composite length is determined by raw data distribution and block size: composite lengths must be less than the block size, and half the block height is a common and convenient selection. Compositing the predominately 1m assays to a length of 2m smooths out the histograms, and indicates a reasonably uniform distribution of values, apart from spikes at, or near, analytical detection limits as illustrated in Figure 13-9 and Figure 13-10.

Cumulative probability plots were examined to determine whether capping would be required (Figure 13-11). Basic statistics, for 2m composites by domain for the Little Eva, Blackard and Turkey Creek deposits, 2.5m was used for the other deposits are provided in Table 13-10 through Table 13-16, and can be compared with the raw data statistics (Table 13-3). Some high assay values (> 6.5% Cu) in the drill data from Little Eva and Lady Clayre remained after compositing, however, these values were neither random nor isolated anomalies but part of a continuous population distribution. The number of high-value composites is very small (for example in Little Eva deposit the number of composites >4.0%Cu is less than 0.0026% of the total number of composites) and would have a negligible impact on resource values. Consequently, capping of copper assays or composites was not required. The single very high assay in the Lady Clayre deposit was from a very narrow sample and was reduced to 4% Cu by the compositing process.

Figure 13-9: Log Histogram for Raw Assay Data from Little Eva Deposit

Little Eva Raw LogNormal Histogram
Cu_pct
2S
S
M
S
2S
Standard Deviations
Cu_pct
Distribution
Frequency
6.5%
6%
5.5%
5%
4.5%
4%
3.5%
3%
2.5%
2%
1.5%
1%
0.5%
0%
0.01
0.02
0.03
0.04
0.05
0.06
0.08
0.1
0.2
0.3
0.4
0.5
0.6
0.7
0.8
0.9
1
2
3
4
5
6
7
8
9
10
Cu_pct

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-10: Log Histogram of 2 m Copper Composites, Little Eva Deposit

Little Eva Composited LogNormal Histogram
Cu_pct (pct)
2S
S
M
S
2S
Standard Deviations
Cu_pct (pct)
Distribution
8%
7%
6%
5%
4%
3%
2%
1%
0%
Frequency
0.01
0.02
0.03
0.04
0.05
0.06
0.08
0.1
0.2
0.3
0.4
0.5
0.6
0.7
0.8
0.9
1
2
3
4
5
6
7
8
9
10
Cu_pct (pct)

Note: Bold values below the histograms are arithmetic.

Figure 13-11: Cumulative Probability Plot for Cu Assays, Little Eva

Little Eva 2m Composited LogNormal Propability Plot
Cu_pct (pct)
Standard Deviations
Cu_pct (pct)
Distribution
Cu_pct (pct)
10
8
6
4
3
2
1
0.8
0.6
0.4
0.3
0.2
0.1
0.08
0.06
0.04
0.03
0.02
0.01
2S
S
M
S
2S
0.1%
1%
5%
10%
25%
38.2%
50%
68.2%
86.6%
95.4%
98.7%
99.7%
99.95%

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Table 13-10: Basic Statistics for 2 m Composites by Domain at Little Eva

	North		Central		South		Total
	Cu %	Au g/t	Cu %	Au g/t	Cu %	Au g/t	Cu %	Au g/t
Count	4 967		9 304		10 023		24 294
Mean	0.618	0.086	0.446	0.074	0.278	0.063	0.412	0.072
Median	0.305	0.049	0.262	0.037	0.191	0.038	0.233	0.040
Mode	0.010	0.005	0.160	0.005	0.120	0.005	0.010	0.005
Minimum	0.001	0.001	0.001	0.001	0.001	0.001	—	—
Maximum	15.050	4.453	16.800	4.824	8.208	3.710	16.800	4.824
Std. Dev.	0.884	0.154	1.410	0.153	0.316	0.099	0.608	0.134
CoV	1.43	1.81	1.41	2.07	1.14	1.57	1.48	1.87

The Turkey Creek deposit has been defined by 53 RC, and 5 DDH for a total of 8,218m. Twenty-two of the holes, and an extension to one hole (together totalling 2,778m), were completed during November and December 2014. The mineralization is strongly tabular and stratabound, striking north- south and dipping east at 60°. At the northern end of the deposit, the strike of the mineralization swings sharply towards the east, and dips steeply south (Figure 13-19). Basic statistics of composite assays by domain are provided in Table 13-11. Although the number of composites is low in comparison to the to the other deposits, the grade continuity of mineralization within the narrow, tabular zones is sufficient for defining Indicated resources.

Table 13-11: Basic Statistics for 2 m Composites by Domain at Turkey Creek

	South Zone Sulphide (Cu)	North Zone Sulphide (Cu)	South Zone Oxide (Cu)	North Zone Oxide (Cu)
Count	867	178	197	208
Mean	0.443	0.378	0.527	0.561
Minimum	0.001	0.002	0.015	0.010
Maximum	2.146	1.178	1.795	2.660
Std. Dev.	0.330	0.274	0.378	0.458
CoV	0.745	0.724	0.718	0.896

Table 13-12: Basic Statistics for 2 m Composite Grades in Blackard Deposit Mineralogical Domains

Domain	110	120	130	140
Mineral Zone	Oxide
		Copper	Transition	Sulphide
Count	3 417	9 174	885	4 444
Mean	0.297	0.467	0.405	0.298
Minimum	0.001	0.010	0.005	0.005
Maximum	2.500	5.160	4.995	5.020
Std. Dev.	0.273	0.438	0.595	0.413
CoV	0.919	0.938	1.469	1.385
Note: *Refer to Figure 7-10 for mineralogical domains.

Table 13-13: Basic Statistics for Composites by Mineralogical Zone for the Scanlan Deposit

	Oxide	Copper Zone	Transitional	Sulphide Zone*	Total
Count	1 267	4 098	254	1 244	6 933
Mean	0.152	0.412	0.211	0.108	0.299
Median	0.076	0.238	0.072	0.030	0.130
Mode	0.01	0.001	—	0	0
Minimum	0	0	0	—	—
Maximum	1.58	5.41	2.08	2.66	5.41
Std. Dev.	0.200	0.52	0.37	0.24	0.45
CoV	1.33	1.26	1.77	2.25	1.500
Note: * Includes all drilling below the deposit.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
The mineralization at the Bedford deposit is separated into two deposits, Bedford North and South, which are 600m apart and lie within the same structure. Previously, narrow high-grade structures were modelled using a sectional approach for the Bedford estimates to constrain the resource.

However, the estimate was only constrained within the broader low-grade envelope (originally modelled by Altona) using a larger block size of 5m3. Blocks were interpolated based on two passes, which generated both Indicated and Inferred resources.

Table 13-14: Basic Statistics for 2.5 m Composites by Domain at Bedford

	Primary		Oxide
	Cu	Au	Cu	Au
Count	2 486	2 486	799	799
Mean	0.25	0.07	0.24	0.06
Median	0.06	0.01	0.06	0.01
Minimum	—	—	—	—
Maximum	6.07	4.49	7.5	2.4
Std. Dev.	0.54	0.19	0.60	0.17
Coefficient of Variance	2.18	2.82	2.51	2.62

Mineralization at Lady Clayre has been separated into two zones, East and West, which together form a V shape. The West zone mineralization trends north-south and was previously interpreted into 11 different domains defined by modelled grade shells. The East zone was also split into multiple domains. As with Bedford, two zones were modelled within the low-grade envelope based on a 0.1% Cu cut-off and use different search parameters for each zone based on the interpreted generalized trends to the mineralization.

Figure 13-12: Log Histogram of Copper Assays from Lady Clayre Deposit

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-13: Log Probability Plot of Copper Assays from Lady Clayre Deposit

Table 13-15: Basic Statistics for 2.5 m Composites by Domain at Lady Clayre

	West Zone – Primary		East Zone – Primary		Oxide Zone – All
	Cu	Au	Cu	Au	Cu	Au
Count	5 904	5 904	4 438	4 438	1 407	1 407
Mean	0.14	0.06	0.15	0.07	0.17	0.07
Median	0.044	0.01	0.04	0.01	0.06	0.01
Min.	—	—	—	—	—	—
Max.	17.00	10.43	7.37	10.52	3.6	10.5
Std. Dev.	0.42	0.29	0.36	0.36	0.32	0.36
CoV	2.89	4.94	2.37	5.31	1.91	5.30

Table 13-16: Basic Statistics for 2.5 m Composites by Domain at Ivy Ann

	Ivy Ann – Primary		Ivy Ann – Oxide		Ivy Ann North – Primary		Ivy Ann North – Oxide
	Cu	Au	Cu	Au	Cu	Au	Cu	Au
Count	3 825	3 825	702	702	815	815	440	440
Mean	0.18	0.03	0.15	0.02	0.07	0.01	0.04	—
Median	0.04	—	0.04	—	0.02	—	0.01	—
Minimum	—	—	—	—	—	—	—	—
Maximum	4.00	0.30	2.58	0.35	2.85	0.50	0.5	0.2
Std. Dev.	0.35	0.05	0.28	0.04	0.18	0.03	0.06	0.02
CoV	1.97	1.95	1.86	1.92	2.53	3.54	1.62	3.93

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
13.5Bulk Density
There are 1,862 bulk density measurements in the Little Eva deposit data base. The measurements were made on drill core using the “weigh in water, weigh in air” method. A histogram of the density measurements (Figure 13-14) indicates multiple populations: separating the data by rock type shows the separate populations. There were 1,386 bulk density measurements collected from rocks classified as the fresh volcanic package which has a mean bulk density of 2.80 t/m3. A further 371 measurements were collected from the metasedimentary rocks, with a mean bulk density of 2.70 t/m3. A total of 70 measurements were made on the felsic intrusive rocks, which yielded a mean bulk density of 2.63 t/m3.
The mean bulk density values that were assigned to the Little Eva block model is presented in Table 13-17.

The oxide zone did not have enough bulk density data points for detailed statistical analysis. A bulk density of 2.5 t/m3 was assigned to all the oxide zone blocks in the block model. This value is based on the McDonald Speijers resource report from 2006.

Table 13-17: Bulk Density Data and Average or Assigned Values

Description	Bulk Density*	Sample Count
Overburden	1.5	0
Volcanics (Fresh)	2.8	1 386
Volcanics (Oxide)	2.5	18
Felsic Intrusive (Fresh)	2.63	70
Felsic Intrusive (Oxide)	2.5	0
Metasediments (Fresh)	2.7	371
Metasediments (Oxide)	2.5	17

Limited bulk density measurements have been collected at Turkey Creek but are similar to the other zones and therefore a bulk density of 2.5 t/m3 was assigned to the oxide material, and a bulk density of 2.7 t/m3 was assigned to the fresh material. Bulk densities for the Blackard and Scanlan deposits were assigned to blocks based on their mineralogical domains, as shown in Table 13-18. The density determinations were derived from a limited, but relatively consistent, set of measurements completed during exploration and metallurgical testing. The density determinations were derived from over 618 historical data records (sourced from previous project operators) and the recent completion of 24 bulk sample tests on the Blackard deposit to confirm the historical findings.

Density measurements for the Ivy Ann, Bedford, and Lady Clayre deposits are limited. The oxide zones were assigned a value of 2.11 t/m3, and for the sulphide zones and/or fresh rock a bulk density of 2.58 t/m3 was assigned. Samples from the Bedford deposit suggest a higher density (2.78 t/m3), which should be considered in future work.

Table 13-18: Bulk Density Used for Blackard and Scanlan Deposits

Description	Bulk Density
Oxide zone	2.08
Copper zone	2.18
Transition zone	2.35
Sulphide zone	2.50

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-14: Little Eva Bulk Density Histograms
Note: For all samples (top), volcanic rocks (2nd from top), metasediments (3rd from top), felsic intrusive (bottom)
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
13.6Variography
A review of the Little Eva deposit variography was undertaken by SRK South Africa and both downhole and directional Gaussian variograms were generated on assay data within each of the three domains. Indicator variograms were run on eight indicators for each of the three domains at Little Eva , for both copper and gold. A review of the Turkey Creek and Blackard deposit variography was undertaken by SRK Perth and both downhole and directional variograms were generated on assay data within each of the domains. Variography was only undertaken on the other deposits to investigate data continuity within the larger domains, but kriging interpolations were not used due to the limited size and shape of most of the domains and an ID2 interpolation was used.

Variography is required to provide the necessary inputs to use the ordinary kriging (OK) method of interpolation. The semi-variogram is used to determine the spatial continuity of mineralization in 3D. The direction with the best continuity is referred to as the major axis, with the semi-major being the next-best direction of continuity, and the minor being the direction of least continuity in an orthogonal coordinate system. Semi-variograms provide measurements of three components of continuity: the nugget, the sill, and the range. The nugget is a measure of the randomness of samples, or put another way, the variability between samples over very short distances. There is an implicit assumption in grade modelling of mineral deposits that a spatial relationship exists between samples, and that this relationship is stronger between closely spaced samples but diminishes with increasing distance between samples. The sill is a measure of the point at which the maximum variability between samples is reached and this distance is referred to as the range. In addition to the variogram axes, nugget, sill, and range, the curve of the semi-variogram is modelled, and the type of model (e.g., spherical, exponential) is also used by the kriging program during interpolation.

3D analysis and the resulting semi-variograms were produced for copper in all the Little Eva domains. Geometric anisotropy was demonstrated in most cases, and nested exponential models were fitted to the data. Variogram maps, generated by the process of determining the orientations of maximum mineralization continuity and the appropriate lag distances, are displayed in Figure 13-15 and Figure 13-16. An example of a variogram (in Gaussian space) is provided in Figure 13-17 and the variogram parameters for Little Eva are summarized in the Table 13-19 for copper and Table 13-20 for gold.

Figure 13-15: Variogram for Little Eva
Note: These variograms are in Gaussian space, the parameters are transformed back to normal space before use.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-16: Variograms for Central (top) and South (Bottom) Domains of the Little Eva Deposit
Note: Both domains show high nugget, but consistent variograms.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-17: Gold Variograms for the North Domain
Note: Very high Nugget values

Figure 13-18: Gold Variogram for the Central Domain
Note: Relatively High Nugget Values, and a Range of around 45-100 m

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Table13-19:Copper indicator semi-variogram models for Little Eva.

Domain	Variable	Indicator	Nugget	Dip	Dip Azimuth	Pitch	Struct	Sill 1	Range - Major (m)	Range - Semi (m)	Range - Minor (m)	Struct	Sill 2	Range - Major (m)	Range - Semi (m)	Range - Minor (m)
North	Cu	0.02%	0.0108	50	100	250	Spherical	0.0026	16.85	65	18	Spherical	0.0105	94.93	130	28.33
North	Cu	0.17%	0.1268	50	100	250	Spherical	0.0578	31.92	65.85	15.24	Spherical	0.0376	203.42	180.35	203.42
North	Cu	0.24%	0.1385	50	100	250	Spherical	0.0848	34.89	57.38	17.95	Spherical	0.0139	5	109.13	134.19
North	Cu	0.30%	0.1132	50	100	250	Spherical	0.1096	12.71	16.63	12.92	Spherical	0.0184	74.38	87.31	67
North	Cu	0.43%	0.1081	50	100	250	Spherical	0.1083	15.83	16.63	12.92	Spherical	0.0059	66.01	87.31	67
North	Cu	0.98%	0.0641	50	100	250	Spherical	0.0569	11.97	10.63	10.92	Spherical	0.0122	82.54	35	67
North	Cu	1.14%	0.0772	50	100	250	Spherical	0.0281	15.45	22	18	Spherical	0.0173	174.61	8.75	25
North	Cu	1.27%	0.0704	50	100	250	Spherical	0.0215	15.06	24.81	12	Spherical	0.0176	129.24	22.78	25
Central	Cu	0.02%	0.0021	80	260	260	Spherical	0.0046	14.07	6.96	25	Spherical	0.0004	100	100	28
Central	Cu	0.17%	0.1323	80	260	260	Spherical	0.0607	14	14	32.65	Spherical	0.013	131.59	97.06	87.88
Central	Cu	0.24%	0.1698	80	260	260	Spherical	0.0518	17.95	14	23.26	Spherical	0.0231	110.74	72.8	36.39
Central	Cu	0.30%	0.1828	80	260	260	Spherical	0.0386	23.62	39.73	25.98	Spherical	0.0265	77.19	51.21	14
Central	Cu	0.43%	0.1493	80	260	260	Spherical	0.0246	22	25	10	Spherical	0.0444	49.27	45	25
Central	Cu	0.98%	0.0662	80	260	260	Spherical	0.0223	24.13	38.99	12	Spherical	0.0139	49.39	60	37
Central	Cu	1.14%	0.0533	80	260	260	Spherical	0.021	25.11	14.81	14	Spherical	0.0067	23.67	278.94	24.07
Central	Cu	1.27%	0.0448	80	260	260	Spherical	0.0224	32.18	28	14	Spherical	0.0047	14	60	38
South	Cu	0.02%	0.0018	70	240	270	Spherical	0.0029	4.8	24	22	Spherical	0.001	33.37	55	45
South	Cu	0.17%	0.1665	70	240	270	Spherical	0.0736	34	23.96	15	Spherical	0.004	121.81	58.62	22
South	Cu	0.24%	0.1599	70	240	270	Spherical	0.0707	37.68	23.96	19.52	Spherical	0.0038	121.81	58.62	147.13
South	Cu	0.30%	0.1344	70	240	270	Spherical	0.0368	27.81	8	18.51	Spherical	0.0332	80.17	25	38.11
South	Cu	0.43%	0.1027	70	240	270	Spherical	0.0209	26.83	8.37	25	Spherical	0.0132	79.99	17	44
South	Cu	0.98%	0.0184	70	240	270	Spherical	0.0018	7	9	9.46	Spherical	0.0135	25	12	26.83
South	Cu	1.14%	0.0066	70	240	270	Spherical	0.0115	8.04	5	13.08	Spherical	0.0056	23.1	25	17
South	Cu	1.27%	0.0015	70	240	270	Spherical	0.0142	6.51	8.89	20.14	Spherical	0.005	33.06	16	29.31

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
13.7Grade Interpolation
Grade interpolation is dependent on the deposit being modelled. Little Eva was modelled by SRK South Africa estimated using Isatis.Neo and was estimated using Multiple Indicator Kriging with the etype average written to the Cu and Au fields. Blackard and Turkey Creek were modelled by SRK Perth, Australia and was estimated using Ordinary Kriging and dynamic aniostropy. For all other deposits, the grade interpolation was carried out with Gemcom software by CMMC and were interpolated using ID2 methods. Copper and gold (where appropriate) were interpolated within “3D solids models” that enclose the mineralized area below overburden. Both Blackard and Turkey Creek domains were templated on the previously defined 3D models from CMMC geologists. The Little Eva 3D geological model was build by Harmony using Leapfrog Geo software and was based on detailed analysis of the composite data and the regional geology. The Scanlan deposit was created by CMMC and was designed to outline interpreted fold geometry and provide reasonable geological limits to linear interpolations. Interpolation of the Bedford deposit was constrained by an outer grade- shell, while the two southern deposits, Lady Clayre and Ivy Ann, were interpolated unconstrained due to poorly understood geometry of controls on mineralization.

Boundaries between domains in the Little Eva deposit were hard boundaries, where the search ellipse can not use data across the boundary, the outer boundaries were also hard. For all blocks that were estimated by MIK within the Little Eva deposit, the interpolation was conducted in a series of three passes with the dimensions and orientations of the search ellipsoid in each pass related to the semi-variogram parameters listed in Table 13-19 and Table 13-20. Blackard and Turkey Creek were estimated using Ordinary Kriging and used dynamic anisotropy to ensure the folded grade trends are modelled. All the other deposits, which were interpolated with ID2 methods, blocks were also estimated with three passes of increasing search size to ensure the models are fully estimated.

The search ellipsoid is defined by three orthogonal axis which are given lengths and orientations which reflects the interpreted continuity of mineralization in each domain (Figure 13-19). Thus, the shape of the search ellipse attempts to mimic the anisotropy of mineralization in each structural domain for each deposit. Orientation and dimensions of the searches are listed in tables for each deposit. The search orientations are given as the strike and plunge of the primary and secondary axis, the minor or tertiary axis is not required as it is perpendicular to the plane, which contains the primary and secondary axis. For a block to be estimated it must fit defined criteria of the search ellipse as listed in Table 13-21 for the Little Eva deposit, Table 13-22 for Blackard and Turkey Creek and in subsequent tables for the other deposits. The search criteria include the dimensions of the search ellipse, and the minimum and maximum number of grade composites required collectively, as well as the minimum and maximum number of composites required from any drill hole. The three passes are carried out with increasing dimensions of the search ellipse, to where the resource model is fully informed. The different passes are usually multiples of the average sample distance. For the deposits interpolated with ID2, variography from the larger, structurally linear sections of the deposit was used to provide support for search distances in smaller domains that were determined by a combination of visual inspection of grade distribution and drill spacing. For blocks that did not fit the estimation criteria in the first pass, a second pass was completed with a larger search ellipse. A third and final pass was completed for any blocks that were not interpolated in the first two passes. If a block still is not interpolated by the third pass, then it is left blank. A maximum number of composites per drill hole is specified to ensure that an appropriate amount of data form adjacent drill holes is used. The maximum number of composites used per drillhole is typically a maximum of 3 or 6 composites from any particular drill hole. Criteria for the interpolations within each deposit are listed in Table 13-24 through Table 13-29.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Table 13-20: Gold indicator semi-variogram models

Domain	Variable	Indicator	Nugget	Dip (°)	Dip Azimuth (°)	Pitch (°)	Struct	Sill 1	Range - Major (m)	Range - Semi (m)	Range - Minor (m)	Struct	Sill 2	Range - Major (m)	Range - Semi (m)	Range - Minor (m)
North	Au	0.007 g/t	0.0573	50	100	250	Spherical	0.0438	44.96	71.21	28.97	Spherical	0.0064	266.39	74.69	8.12
North	Au	0.020 g/t	0.1026	50	100	250	Spherical	0.0726	37.71	80.27	18.64	Spherical	0.0199	203.43	5.58	45
North	Au	0.040 g/t	0.1437	50	100	250	Spherical	0.0663	30.39	63.4	16.16	Spherical	0.042	203.43	107.79	170.24
North	Au	0.081 g/t	0.1197	50	100	250	Spherical	0.0866	35.4	14.16	17.61	Spherical	0.0198	402.89	131.13	402.89
North	Au	0.131 g/t	0.0902	50	100	250	Spherical	0.0295	14.46	12	10	Spherical	0.0278	79.97	37.04	35
North	Au	0.155 g/t	0.0838	50	100	250	Spherical	0.0178	78.53	23.36	12	Spherical	0.018	13.8	35	31.24
North	Au	0.160 g/t	0.0857	50	100	250	Spherical	0.016	78.95	23.25	22	Spherical	0.0111	14.27	35	35
North	Au	0.190 g/t	0.0622	50	100	250	Spherical	0.0085	61	21.59	10	Spherical	0.0159	7.57	23.23	25
Central	Au	0.007 g/t	0.0756	90	160	290	Spherical	0.0234	24.12	80	6	Spherical	0.0247	65.41	12	14
Central	Au	0.020 g/t	0.1555	90	160	290	Spherical	0.0347	42	24.97	8	Spherical	0.0234	120	121.54	24
Central	Au	0.040 g/t	0.1603	90	160	290	Spherical	0.0796	38.63	14	14	Spherical	0.0096	284.84	43.15	48
Central	Au	0.081 g/t	0.1218	90	160	290	Spherical	0.0352	19.46	18.35	14.55	Spherical	0.0312	63	36	40
Central	Au	0.131 g/t	0.0787	90	160	290	Spherical	0.0279	28.36	10	14.08	Spherical	0.0109	73.3	43.44	25
Central	Au	0.155 g/t	0.0648	90	160	290	Spherical	0.0214	26.37	14	14	Spherical	0.0096	63.1	14	52
Central	Au	0.160 g/t	0.0629	90	160	290	Spherical	0.0199	27.39	14	14	Spherical	0.0093	60.49	14	48
Central	Au	0.190 g/t	0.05	90	160	290	Spherical	0.0153	20.53	14	8	Spherical	0.0094	61.02	49	25
South	Au	0.007 g/t	0.0485	70	240	280	Spherical	0.0283	26.06	60	8	Spherical	0.0076	119.63	65	21
South	Au	0.020 g/t	0.1072	70	240	280	Spherical	0.0624	31.16	69.92	8	Spherical	0.0371	108.46	104	17
South	Au	0.040 g/t	0.1147	70	240	280	Spherical	0.0806	31.05	11.11	8	Spherical	0.0586	88.57	113	31
South	Au	0.081 g/t	0.1156	70	240	280	Spherical	0.0376	19.74	8	18.03	Spherical	0.0288	47.52	35	25
South	Au	0.131 g/t	0.0673	70	240	280	Spherical	0.0205	5.76	21.7	8	Spherical	0.0104	23.13	25	21
South	Au	0.155 g/t	0.023	70	240	280	Spherical	0.0376	6.11	11.26	9.12	Spherical	0.015	23.17	21.98	23
South	Au	0.160 g/t	0.0213	70	240	280	Spherical	0.0348	6.11	8	11	Spherical	0.0139	23.17	21.98	23
South	Au	0.190 g/t	0.0151	70	240	280	Spherical	0.0246	6.11	8	11	Spherical	0.011	23.17	15	15

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Table 13-21: Search Ellipse for Interpolation for Little Eva

Domain	No. Sectors	Dip	Dip Azi	Pitch	Z (m)	Min Samp	Max Samp	Max/Hole	Search Major	Search Int.	Search Minor
Cu % North	4	80	260	260	20	6	10	6	65 m	65 m	20 m
Cu % Central	4	50	100	250	30	6	10	6	65 m	65 m	20 m
Cu % South	4	70	240	270	40	6	10	6	65 m	65 m	20 m
Au g/t North	4	50	100	250	20	6	8	6	65 m	65 m	20 m
Au g/t Central	4	90	160	290	30	6	10	6	65 m	65 m	20 m
Au g/t South	4	70	240	280	40	6	10	6	65 m	65 m	20 m
Note: Rotation is Geological dip, dip direction and pitch inside the plane from the north. A second pass was run for all domains where search ranges were doubled, all other parameters stayed the same.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-19: Oblique View of the Little Eva estimation domains, with major structures

410,000 mE
410,500 mE
411,000 mE
411,000 mE
411,500 mE
N
100
0
100m

Little Eva 0.1% Cu Grade domains

Note: Estimation domains are North = blue, Central = yellow and South = green.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-20: Little Eva Deposit Plan View of Colour-Coded Block Grades at 120 m Elevation

410,500mE
411,000mE
7,772,500mN
7,772,000mN
7,771,500mN
Copper %
< 0.00
0.00 to 0.17
0.17 to 0.20
0.20 to 0.50
0.50 to 0.75
0.75 to 1.00
1.00 to 2.00
>= 2.00
HARMONY
100
0
100m
N

Little Eva Deposit

Note: Two benches below the top of the sulphide zone.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-21: Cross-Section 7,772,100 mN (see plan above) Displaying Colour-Coded Block Grades

410,500mE
410,750mE
1,200m
1,100m
1,000m
900m
800m
Current Topography
Coolulah Fault
Copper %
< 0.00
0.00 to 0.17
0.17 to 0.20
0.20 to 0.50
0.50 to 0.75
0.75 to 1.00
1.00 to 2.00
>= 2.00
50
0
50m
HARMONY

Note: See above plan for location

At Turkey Creek, assay data above 0.01% Cu was examined and an inflection in the data distribution on the cumulative probability plot was noted at approximately 0.2% Cu. This confirms Altona’s application of a 0.2% nominal grade for interpretation of a grade-shell outlining the copper mineralization.

The original CMMC wireframe models were redigitised by SRK(WA) resulting in an improved copper mineralization domain at Turkey Creek. Mineralization within the Southern zone is generally tabular and is oriented north-south with dips at 60° to the east. At the northern end of the deposit, the strike of the mineralization swings sharply towards the east and dips steeply south: this zone is referred to as the Northern fold area and was estimated using dynamic anisotropy. The mineralization within the Southern zone is truncated to the south and north by fault zones, (Figure 13-22). The mineralization within the Southern zone contains both hanging wall and footwall zones, with a narrow band of low-grade or waste between them. There is evidence of lower grade mineralization within the central part of the Northern fold area; however, drilling is too widely spaced to permit a robust interpretation of that horizon.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-22: Wire framed Domains for the Turkey Creek Deposit

7,772,000 mN
411,750 mE
412,000 mE
412,250 mE
7,772,500 mN
7,771,750 mN
North
Domain
Southern Domain
7,771,500 mN
7,772,000 mN
Turkey Creek Fault
7,771,250 mN
7,771,750 mN
7,771,000 mN
412,750 mE
413,000 mE
50
0
50
100
150
200

Table 13-22: Search Criteria for Interpolation for Turkey Creek and Blackard

Deposit	Pass	Search		Turkey Creek
		Radius (m)	Dip Direction	Min Samp	Max Samp	Max/Hole
Blackard	1	50x50x10	DA	8	24	8
	2	100x100x10	DA	8	24	8
	3	200x200x20	DA	6	24	8
Turkey Creek	1	50x50x10	DA	8	24	8
	2	100x100x10	DA	8	24	8
	3	150x200x15	DA	4	24	8
Note: Estimation used Dynamic Anisotropy (DA) where the search parameters are coded into the block model and the search ellipse follows a predetermined trend defined by a wireframe - this wireframe defines the folded nature of the deposit.
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-23: Turkey Creek Cross-Section at 7,771,500N (mid-point of Main Zone) of Colour-Coded Block Grades

412,250mE
412,500mE
412,750mE
1,200m
1,100m
1,000m
900m
Current Surface
Base of Oxide Surface
Copper %
< 0.00
0.00 to 0.17
0.17 to 0.20
0.20 to 0.50
0.50 to 0.75
0.75 to 1.00
1.00 to 2.00
>= 2.00
HARMONY
50
0
50m

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-24: Turkey Creek Plan View of Colour-Coded Block Grades at 120 m Elevation

412,000mE
412,500mE
North Domain
Copper %
< 0.00
0.00 to 0.17
0.17 to 0.20
0.20 to 0.50
0.50 to 0.75
0.75 to 1.00
1.00 to 2.00
>= 2.00
7,772,000mN
Turkey Creek Fault
South Domain
7,771,500mN
N
100
0
100m
HARMONY

Turkey Creek Blockmodel

Note: Two benches below the top of the sulphide zone.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
The Blackard deposit was divided into a single folded estimation domain to reflect folded nature of the deposit. To handle the folded nature of the orebody the estimate used dynamic anisotropy, a limited the number of composites from a single drill hole was also used, and the block grades reliably reflect grade changes within the drill holes. The estimation domains are illustrated in a plan view in Figure 13-25. Drill spacing at depth was insufficient to meet the distance requirements of the interpolation, even for the Inferred category, and therefore block grades were not estimated; however, the areas with insufficient drill density for estimation are generally will below the designed pit shell. Specifying the number of grade composites used by the search ellipse during the interpolation is used both to ensure a requisite number of drill holes are used for a particular classification, and also to limit the composites used to preserve sharp grade changes.

Figure 13-25: Structural Domains of the Blackard Deposit in Plan
Note: Copper mineralogy domains are displayed in Figure 14-20

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-26: Blackard Deposit Cross-Section at 7,765,150N

412,500mE
413,000mE
Current Topography
Oxide Zone
Native Copper Zone
Sulphide Zone
1,000m
750m
Copper %
< 0.00
0.00 to 0.17
0.17 to 0.20
0.20 to 0.50
0.50 to 0.75
0.75 to 1.00
1.00 to 2.00
>= 2.00
HARMONY
100
0
100m

Blackard Deposit Section

Notes: Colour-coded block grades within model can be compared to drill hole grades (bold).

The Scanlan deposit is folded so that there are generally three different dip directions of mineralization across the deposit, which together with some fault offsets and changes in the deposit strike orientation results in multiple domains as illustrated in Figure 13-27. The smaller Bedford, Lady Clayre, and Ivy Ann deposits were estimated with just 2 or 3 domains, all interpolation parameters for these smaller deposits are listed in Tables 13-24 through to 13-29. Given these deposits are not material to the operation they are not covered in depth here.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-27: Plan View of the Scanlan Deposit with Structural Domains Displayed

210
200
180
190
170
160
140
150
130
120
110
N
0
200m

Note: Each domain has differing mineralization trends which required corresponding search orientations for block grade interpolation. Details of the interpolation ellipse orientation are provided in Table 13-25.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Table 13-23: Search Criteria for Interpolation for the Scanlan Deposit

Structural Domains	Class	X (m)	Y (m)	Z (m)	Mini. No. Comp.	Max. No. Comp.	Max. No. Comp./DH	1st Azimuth	Plunge	2nd Azimuth	Plunge
110	Measured	40	5	70	9	16	4	330	0	60	-60
	Indicated	60	7	80	7	16	4
	Inferred	80	10	90	5	12	4
120	Measured	40	5	70	9	16	4	330	0	240	-60
	Indicated	60	7	80	7	16	4
	Inferred	80	10	90	5	12	4
130	Measured	45	6	80	9	16	4	330	0	240	0
	Indicated	60	8	100	7	16	4
	Inferred	75	12	120	5	12	4
140	Measured	40	5	70	9	16	4	355	0	265	0
	Indicated	60	7	80	7	16	4
	Inferred	80	10	90	5	12	4
150	Measured	50	6	80	9	16	4	355	0	265	-60
	Indicated	70	8	100	7	16	4
	Inferred	90	12	120	5	12	4
160	Measured	45	5	80	9	16	4	355	0	265	0
	Indicated	65	7	90	7	16	4
	Inferred	85	10	100	5	12	4
170	Measured	50	6	80	9	16	4	12	0	282	-60
	Indicated	60	8	90	7	16	4
	Inferred	80	10	100	5	12	4
180	Measured	40	5	70	9	16	4	12	0	282	0
	Indicated	60	7	80	7	16	4
	Inferred	80	10	90	5	12	4
190	Measured	45	6	80	9	16	4	12	0	102	-40
	Indicated	70	8	100	7	16	4
	Inferred	95	12	120	5	12	4
200	Measured	40	5	70	9	16	4	12	0	282	-55
	Indicated	60	7	80	7	16	4
	Inferred	80	10	90	5	12	4
210	Measured	45	6	80	9	16	4	12	0	102	-70
	Indicated	70	8	90	7	16	4
	Inferred	90	12	120	5	12	4

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-28: Cross-Section of Scanlan Deposit with Drill Hole, Block Grades and Mineralisation zones displayed

412,000 mE
412,200 mE
412,400 mE
1,200 mRL
1,100 mRL
1,000 mRL
900 mRL
Oxide Zone
Native Copper Zone
Sulphide Zone
Copper Pct
< 0.00
0.00 to 0.17
0.17 to 0.20
0.20 to 0.50
0.50 to 0.75
0.75 to 1.00
1.00 to 2.00
>= 2.00
20
0
20
40m

Table 13-24: Search Criteria for Interpolation for the Bedford Deposit

Pass	Criteria	Bedford
		North	South
Indicated	Minimum No. of Composites	4	4
	Maximum No. of Composites	12	12
	Maximum No of Composites/Hole	3	3
Inferred	Minimum No. of Composites	4	4
	Maximum No. of Composites	12	12
	Maximum No. of Composites/Hole	3	3

Table 13-25: Search Ellipse Parameters by Domain for the Bedford Deposit

Domain	Pass	Class	X (m)	Y (m)	Z (m)	1st Azimuth	Plunge	2nd Azimuth	Plunge
North	1	Indicated	9	40	20
	2	Inferred	15	60	30	0	0	270	-70
South	1	Indicated	9	40	20
	2	Inferred	15	60	30
Note: *Gems Search anisotropy: Azimuth, Dip, Azimuth

Table 13-26: Search Criteria for Interpolation for the Lady Clayre Deposit

Pass	Criteria	Lady Clayre
		East	West
Measured	Minimum No. of Composites	5	5
	Maximum No. of Composites	15	15
	Maximum No. of Composites/Hole	3	3
Indicated	Minimum No. of Composites	5	5
	Maximum No. of Composites	15	15
	Maximum No. of Composites/Hole	3	3
Inferred	Minimum No. of Composites	5	5
	Maximum No. of Composites	15	15
	Maximum No. of Composites/Hole	3	3
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Table 13-27: Search Ellipse Parameters by Domain for the Lady Clayre Deposit

Domain	Pass	Class	X (m)	Y (m)	Z (m)	1st Azimuth	Plunge	2nd Azimuth	Plunge
East (77)	1	Measured	25	30	10
	2	Indicated	30	37.5	12.5	35	0	305	-45
	3	Inferred	50	60	25
West (66)	1	Measured	25	30	10
	2	Indicated	30	37.5	12.5	345	0	255	-50
	3	Inferred	50	60	25
Note: see Table 24-21 for orientation information

Table 13-28: Search Criteria for Interpolation for the Ivy Ann Deposit

Pass	Criteria	Ivy Ann
		Ivy Ann	Ivy Ann North
Measured	Minimum No. of Composites	5	5
	Maximum No. of Composites	15	15
	Maximum No. of Composites/Hole	3	3
Indicated	Minimum No. of Composites	5	5
	Maximum No. of Composites	15	15
	Maximum No. of Composites/Hole	3	3
Inferred	Minimum No. of Composites	5	5
	Maximum No. of Composites	15	15
	Maximum No. of Composites/Hole	3	3

Table 13-29: Search Ellipse Parameters by Domain for the Ivy Ann Deposit

Domain	Pass	Class	X (m)	Y (m)	Z (m)	Principal Azimuth	Principal Plunge	Intermediate Azimuth	Intermediate Plunge
Ivy Ann South	1	Measured	20	25	5	26	0	116	-46
	2	Indicated	40	45	20
	3	Inferred	70	80	40
Ivy Ann North	1	Measured	20	25	5	35	0	125	-80
	2	Indicated	40	45	20
	3	Inferred	70	80	40
Note: *Gems Search anisotropy: Azimuth, Dip, Azimuth

13.8Classification and Mineral Resource Statement
Estimated blocks within the different deposit models were tabulated between an upper and lower surface. For the sulphide part of the deposits, the upper surface was the base of the oxide or top of the sulphide zone boundary, and the lower surface was the constraining Whittle pit shell.

The constraining pit shells for defining the limits of Inferred resources and to define reasonable prospects for economic extraction are based on copper prices, costs and metallurgical recoveries determined from work carried out, and described, in this report. Resources were constrained by Whittle pit shells generated using metal prices of US$3.70/lb Cu, US$1,582/oz Au and an exchange rate of 0.70 AU$:US$. The Whittle shell was based on the following parameters:
•Plant throughput of 11.4 Mtpa, with a mining rate of 60 Mtpa
•A mining reference cost of AU$2.97/tonne, incremented at AU$0.12/vertical 10m.
•Approximately AU$9.00/t Ore processing cost.
•Ore Haulage cost of AU$0.35/t/km
•Slope angles informed by historic studies with an average of 43 degrees.
•Copper Recovery 84% (25% Native Copper blend, recoveries of 63% Native Copper and 95% Sulphide.)
•A 10mx10mx10m diluted block model.

For the copper-only deposits, the blocks were tabulated between surfaces defined by the base of the oxide zone, base of copper zone, base of transition zone, and the constraining resource shell.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Classification of the resources is based on definitions from SAMREC (2016) in accordance with Subpart 1300 of Regulation S-K. Classification was completed using wireframes that outlined regions of similar support, geological continuity and estimation strength (based on average search distances and estimate robustness via Kriging slope of regression and Kriging variance). There were no Measured Resources declared as the QP felt the data support did not warrant a Measured classification in this instance, as Indicated Resources are adequate for mine studies. Resources are reported at a 0.17% Cu cut-off by deposit type and a classification of Indicated and inferred resources for each deposit are reported in Table 13-30.

Table 13-30: Eva Copper Project Resources by Category and Deposit at 0.17% Cu Cut-off Grade

	Tonnes (kt)	Cu Grade (% Cu)	Au Grade (g/t)	Cu Pounds (Mlb)	Au Ounces (koz)
Measured
Little Eva	—	—	—	—	—
Turkey Creek	—	—	—	—	—
Blackard	—	—	—	—	—
Scanlan	—	—	—	—	—
Bedford	—	—	—	—	—
Lady Clayre	—	—	—	—	—
Ivy Ann	—	—	—	—	—
Total Measured	—	—	—	—	—
Indicated
Little Eva	136 114	0.39	0.07	1 168	302
Turkey Creek	25 417	0.45	—	253	—
Blackard	82 538	0.45	—	826	—
Scanlan	18 228	0.38	—	225	—
Bedford	2 658	0.60	0.15	35	13
Lady Clayre	5 097	0.38	0.15	42	24
Ivy Ann	5 202	0.34	0.07	39	12
Total Indicated	275 254	0.43	0.07	2 589	352
Measured + Indicated
Little Eva	136 114	0.39	0.07	1 168	302
Turkey Creek	25 417	0.45	—	253	—
Blackard	82 538	0.45	—	826	—
Scanlan	18 228	0.38	—	225	—
Bedford	2 658	0.60	0.15	35	13
Lady Clayre	5 097	0.38	0.15	42	24
Ivy Ann	5 202	0.34	0.07	39	12
Total Measured + Indicated	275 254	0.43	0.07	2 589	352
Inferred
Little Eva	31 095	0.36	0.06	246	64
Turkey Creek	2 473	0.40	—	22	—
Blackard	33 591	0.43	—	321	—
Scanlan	8 465	0.37	—	79	—
Bedford	1 527	0.46	0.13	16	6
Lady Clayre	1 141	0.37	0.08	9	3
Ivy Ann	1 163	0.33	0.07	9	3
Total Inferred	79 455	0.40	0.03	701	80
Note:
Mineral Resources
1. SAMREC and Subpart 1300 of Regulation S-K definitions were followed for Mineral Resources.
2. Mineral Resources are exclusive of Mineral Reserves.
3. Mineral Resources are constrained within a Whittle pit shell generated with a copper price of $5.50/lb, a gold price of $1,582/oz and an exchange rate of Aus$0.70 = US$1.00.
4. Density measurements were applied
5. Significant figures have been reduced to reflect uncertainty of estimations and therefore numbers may not add due to rounding.
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Two grade bins will be used to separate waste material from expected low-grade and high-grade mill feed to allow the mine to maximize NPV using a stock-piling strategy. The oxide material overlies all the deposits and carries potentially economic copper grades and was estimated at the same time and with the same methods used for the sulphide material. Oxide resources were tabulated between the bottom of the oxide zone and topographic surface. At present, there is no demonstrated process to economically recover copper from the oxide zones; however, as this oxide material will be removed by mining, it will be stockpiled for potential processing at some future date. Oxide material has been modelled, and will be stockpiled for possible future processing, but not included into the Resource figures nor the Reserve. The oxide material are presented by deposit and classification in Table 13-31.

Table 13-31: Oxide material for the Eva Copper Project

Deposit	Tonnes (kt)	Cu (%)	Au (g/t)	Cu Pound (Mlb)	Au Ounces (koz)
Little Eva	3 983	0.40	0.07	35	9
Blackard	13 471	0.37	—	111	—
Turkey Creek	7 468	0.50	—	82	—
Bedford	806	0.46	0.11	8	2
Lady Clayre	2 387	0.27	0.09	14	7
Scanlan	1 735	0.46	—	18	—
Total Inferred	29 851	0.41	0.03	268	29
Notes:
Mineral Resource:
1. SAMREC and Subpart 1300 of Regulation S-K definitions were followed for Mineral Resources.
2. Oxide materials are constrained within the same Whittle spatial constraint used to report the Mineral Resources as detailed in section 14.8 above.
3. Density value of 2.5 t/m3 was applied to all oxide zones.
4. Significant figures have been reduced to reflect uncertainty of estimations and therefore numbers may not add due to rounding.

The Eva Project hosts additional copper-only deposits that have received exploration attention in the past for which historical resource estimates exist as listed in Table 13-32. These copper-only deposits are similar to the Blackard and Scanlan deposits, hosted within the same stratigraphy and with the same deep weathering profiles, containing a mix of copper oxide minerals, native copper and other copper bearing minerals, transitioning to sulphide minerals at depth. Assuming the same processing method that is planned for use with the Blackard and Scanlan deposits, these deposits should be considered for further exploration, in particular the Legend deposit, which is the northern extension of the Blackard system and is proximal to the proposed processing plant.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-29: Isometric View (looking south) of the Little Eva Resource Block Model at 0.17% Cut-off

Copper Pct
X < 0.00
0.00 to 0.17
0.17 to 0.20
0.20 to 0.50
0.50 to 0.75
0.75 to 1.00
1.00 to 2.00
>= 2.00
412,500 mE
412,250 mE
412,000 mE
411,750 mE
411,500 mE
7,770,500 mN
7,770,750 mN
7,771,000 mN
7,771,250 mN
7,772,500 mN
411,250 mE
7,772,250 mN
411,000 mE
7,772,000 mN
7,771,750 mN
410,750 mE
7,771,500 mN
410,500 mE
50
0
50
100m

Table 13-32: Historical Resource Estimates for Copper-Only Deposit Mineral Resources

Deposits	Tonnes (Mt)	Cu (%)	Cu Pounds (Mlb)
Legend	17.4	0.54	207
Great Southern	6.0	0.61	81
Longamundi	10.4	0.66	151
Caroline	3.6	0.53	42
Charlie Brown	0.7	0.40	6
Total	38.1	0.58	487
Notes:
Mineral Resource:
1. Historical Resources should not be relied upon.
2. Significant figures have been reduced to reflect uncertainty of estimations and therefore numbers may not add due to rounding.

13.9Resource Verification
The resource block models were examined for validity and reasonableness by several methods:
•Visual comparison of block grades relative to drill holes on cross-sections
•Comparison of statistical summary of assay, composite, and block grades
•Comparison of different method of interpolations such as OK to ID2 or Nearest Neighbour (NN)
•Comparison to past estimations
A basic method of validation is to compare drill hole composites to adjacent block grades on plans and sections. While this method demonstrates that block grades are reasonable and accurately reflect drill data, since block grades are interpolated from data at some distance from the section, it does not necessarily follow that the block grade will exactly match the proximal drill hole. Additionally, it is not possible to examine every block value, thus this method may only reveal significant problems with an interpolation. Examination of drill hole grades relative to adjacent block grades demonstrates a good degree of correspondence, suggesting that block grades are fairly representing drill hole composites, as illustrated in Figure 13-30 through Figure 13-34.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Drill hole composites from drilling completed after the Resource was run are plotted for Little Eva along with block grades on a cross-section in Figure 13-30 and are well correlated, indicating that the interpolation is working well in this location. Comparison of mean copper grades from raw assays, drill hole composites, and blocks by each domain from the Little Eva deposit are displayed graphically in Figure 13-33 and Figure 13-34. As would be expected, the mean of the composite grades is lower than the mean grades from the raw samples, whereas mean grades of blocks are lower again. The difference between the mean grade of assays and the mean grades of the blocks is a function of smoothing, sample support and volume variance and indicates the incorporation of lower-grade or barren material as the sample volume is increased. Since data used to estimate block grades is taken from a number of composites within the search ellipse, it is expected that some low-grade or barren material will be incorporated as dilution, a feature that becomes more accentuated by selecting data above the copper cut-off grade (Figure 13-35).

Figure 13-30: Cross-Section through the North End of the Eva Deposit with Block Grades and Drill Hole Composites from Drilling completed Post Estimation.

410,600 mE
410,800 mE
1,100 mRL
1,000 mRL
Copper Pct
< 0.00
0.00 to 0.17
0.17 to 0.20
0.20 to 0.50
0.50 to 0.75
0.75 to 1.00
1.00 to 2.00
>= 2.00
20
0
20
40m

Figure 13-31: Cross-Section through the Central part of the Eva Deposit with Block Grades and Drill Hole Composites

410,400 mE
410,600 mE
410,800 mE
411,000 mE
1,100 mRL
1,000 mRL
900 mRL
800 mRL
700 mRL
Copper Pct
< 0.00
0.00 to 0.17
0.17 to 0.20
0.20 to 0.50
0.50 to 0.75
0.75 to 1.00
1.00 to 2.00
>= 2.00
50
0
50
100m

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-32: Cross-Section 7,772,000N in Little Eva Deposit

Copper Pct
< 0.00
0.00 to 0.17
0.17 to 0.20
0.20 to 0.50
0.50 to 0.75
0.75 to 1.00
1.00 to 2.00
>= 2.00
410,400 mE
410,600 mE
410,800 mE
411,000 mE
1,100 mRL
1,000 mRL
900 mRL
800 mRL
700 mRL
50
0
50
100m

Note: Illustrates Colour-Coded Drill Hole Composites Relative to block grades in upper image and a close-up (box) with printed grades in lower.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-33: Mean Assay, Composite, and M&I Block Grades for the Different Resource Domains in the Little Eva Deposit

Mean Assay vrs Composite vrs Blockmodel Grade by Domain for Little Eva
% Copper
0.70
0.60
0.50
0.40
0.30
0.20
0.10
-
0.63
0.62
0.56
0.44
0.45
0.41
0.27
0.28
0.26
0.41
0.41
0.35
North
Central
South
Total
Raw Data
Composites
Blockmodel

Figure 13-34: Mean Assay, Composite, and Block Grades for Domains in the Little Eva Deposit at a 0.17% Cu Cut-off Grade

Mean Assay vrs Composite vrs Blockmodel Grade by Domain for Little Eva at 0.17% Cu cut-off
% Copper
1.00
0.90
0.80
0.70
0.60
0.50
0.40
0.30
0.20
0.10
-
0.94
0.84
0.58
0.66
0.60
0.44
0.46
0.42
0.30
0.65
0.59
0.39
North
Central
South
Total
Raw Data
Composites
Blockmodel

Example swath plots which plot the average grades over a slice width for both the composite grades and the block models are shown for the Little Eva deposit and the Blackard deposit are shown in Figure 13-35. It is expected that the block grades closely match the composite grades, but are slightly more smoothed. This can be seen in the Little Eva plot where the red line of the block model grades closely matches the green of the composites. Also evident in the example from Blackard where the black line of the block estimate closely matches the red of the composite file.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 13-35: Examples of Swath plots for Little Eva (top) and Blackard (bottom), showing the block grades replicate the composit grades.

ID2 interpolations produce similar results to OK methods, particularly when the same composite and block sizes are used; the variation in composite grades is reasonable (CoV <1.7), and the drill hole data is not excessively clustered. As these conditions were generally met by the other deposits, it is reasonable that resource estimates in this report were similar to previous methods where kriging and or other methodology had been used.

Every deposit at the Eva Project was estimated using a variety of methodologies, Little Eva via MIK to combat the stockwork nature of the mineralisation, Blackard and Turkey Creek using Ordinary Kriging and dynamic anisotropyy to account for the folding, and Scanlan, Lady Clayre, Bedford and Ivy Ann using Inverse distance weighting were the variography was not well formed due to sample support. In all cases the models were validated and in the opinion of the QP are robust enough for use in further studies. Overall, the resource estimates for all the deposits within the Eva Copper Project are suitable for further studies.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
14Mineral Reserve Estimates
Not applicable to this report
15Mining Methods
Conventional open pit mining using drill and blast, backhoe excavators and haul trucks is being considered at Eva Copper Project. Work to assess these extraction methods is well advanced. Harmony has engaged with mining contractors to develop benchmark pricing. Optimisations have been run using US$3.70/lb copper price run multiple optimisations that show economic returns before capital is considered.
Geotechnical, and hydrogeological studies have been completed that inform the basis of design for the optimisation.
The QP considers the results of these studies, together with the metallurgy and other modifying factors, satisfies the requirement for reasonable prospect for eventual economic extraction
16Recovery Methods
Not applicable to this report
17Project infrastructure
Not applicable to this report
18Market Studies and Contracts
Not applicable to this report
19Environmental Studies, Permitting and Social or Community Impact
Not applicable to this report
20Capital and Operating Costs
Not applicable to this report
21Economic Analysis
Not applicable to this report

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
22Mineral Reserve Estimates
Not applicable to this report
23Mining Methods
Not applicable to this report
24Recovery Methods
Not applicable to this report
25Project infrastructure
Not applicable to this report
26Market Studies and Contracts
Not applicable to this report
27Environmental Studies, Permitting and Social or Community Impact
Not applicable to this report
28Capital and Operating Costs
Not applicable to this report
29Economic Analysis
Not applicable to this report

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
30Adjacent properties
Section 229.601(b)(96) (20) (i‐iv)
30.1Mining Properties (Regional)
Mount Isa was established on the discovery of world-scale copper-zinc-lead deposits in 1923. A major mining complex and a city of 22,000 people have grown on the site in the last 94 years, with multiple open pit and underground mines, smelters, mills and flotation plants, and a sulphuric acid plant. The town hosts many mining suppliers and service organizations, and has a deep pool of skilled mining industry people. Mt. Isa has two electric power generators supplied by a natural gas pipeline from South Australia, an airport, rail, and other services.

Cloncurry was established much earlier than Mount Isa, in 1867, on the discovery of copper by Ernest Henry, and the town was founded in 1884.

There are numerous active mines in the area. In addition to Mount Isa, there are five major active mines: Ernest Henry copper-gold mine and Lady Loretta lead-zinc-silver mine, both owned by Glencore; Cannington silver-lead mine, owned by South 32; the Dugald River zinc-lead-silver mine, owned by MMG; and the Mount Gordon copper-gold mine, owned by Capricorn Copper. All are major, internationally important mines.

Smaller operations (active or in care and maintenance) include Osborne copper-gold mine, owned by Chinova; Mount Colin copper mine, owned by Round Oak Minerals, Lady Annie copper-gold mine, owned by CST Mining; Mount Cuthbert Copper mine, owned by Malaco Mining; Rocklands copper- gold mine, owned by Cudeco; and Eloise copper-gold mine, owned by FMR Investments.

The only major closed mine is the Mary Kathleen Uranium mine.

30.2Mining Properties (Adjacent)
Mining properties that surround the Eva Project are predominantly Exploration Permit for Minerals (EPM) held by the company. These properties cover a highly prospective north–south corridor with similar geology to that which hosts the Project’s Mineral Resources, where numerous copper-gold mineralized prospects have been established and are being systematically explored. No additional Mineral Resources have as yet been defined.

The major Dugald River zinc-lead-silver mine owned by MMG is located 11 km south of the planned Eva Copper Project mine site, within a Mining Leases (ML) surrounded by MLs and EPMs held by the Company. The mine was commissioned in November 2017. MMG indicates that the mine will process an average 1.7 Mt/a of ore, to initially produce 170,000 tonnes of zinc concentrate, plus by-products. The mine will operate over an estimated 25 years while the ore body remains open at depth. The mine is an underground operation accessed via declines. Published Measured, Indicated, and Inferred Mineral Resources are: zinc resources of 64.8 Mt at 12% Zn, 2.2% Pb, and 31 g/t Ag (plus stockpiles of 0.23 Mt at 10.8% Zn, 1.7 Pb, and 49 g/t); and copper resources of 4.4 Mt at 1.8% Cu and 0.2 g/t Au. Published Proven and Probable Ore Reserves are 32.8 Mt at 11.9% Zn, 2.2% Pb, and 44 g/t Ag. Resources and Reserves are from MMG 2017 statements published in accordance with Joint Ore Reserves Code (JORC) 2012 edition (JORC, 2012). Stratigraphy interpreted to be prospective for similar zinc mineralization is identified within the tenure held by the Company surrounding the Dugald River Project.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 30-1: Adjacent Mining Properties and Major Mines around the Eva Copper Project

350000E
400000E
450000E
500000E
7800000N
7750000N
7700000N
7650000N
7600000N
Capricorn Copper
Eva Minesite
Mount Cuthbert
Kajabbi
Dugald River
Quamby
Barbara
Mount Margaret
George Fisher
Mount Isa Mines and Smelters
Mount Isa
Mary Kathleen
Rocklands
Cloncurry
Wynberg
Wallace
Mt Colin
Eloise
Greenmount
Malbon
Kuridala
Mount Elliot/SWAN
Tick Hill
Mount Dore
Selwyn/ Starra Line
Cannington
Eva Project Tenure
Other CMMC EPM
Road / Highway
Railway
Powerline
Water Pipeline
Proposed CopperString Powerline
Regional Mines
Cu
Cu / Au
Au
Ag / Pb
Zn / Pb / Ag
P
U
0 10 20 30 40 km
31/03/2020 | 1:400,000 @ 165x225 | MGA94 Zone 54
CL2020007 EvaFeasibilityStudy

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
30.3Non-Mining Properties
Immediate key local non-mining stakeholders associated with the Eva Copper Project are landowners, leaseholders, the Kalkadoon people, and state and local governments. They are:
•Landowner: Harold MacMillan (Mt. Roseby Homestead)
•Landowner: North Australian Pastoral Company (Coolullah Homestead)
•Kalkadoon people
•Commonwealth and Queensland State departments
•Cloncurry Shire Council.
CMMPL has been in continuous communication with the above stakeholders for many years. Refer to Section 4.4 regarding Pastoral Leases and Compensation Agreements with the four pastoral landholders for both the MLs and key areas of activity in the surrounding EPMs.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
31Interpretation and conclusion
31.1Geology, Mineral Resources
The Eva Copper Project Mineral Resources are IOCG deposits that vary according to setting. The main deposit, Little Eva, is similar to Ernest Henry.

Mineralization primarily occurs as chalcopyrite, with subordinate bornite and chalcocite. The Native coper orebodies comprise Native Copper with varying amounts of copper bearing hydrobiotite, and contain a Sulphide copper portion at depth.

The mineralized zones typically trend north to south, and are moderately to steeply dipping.

Allmodels are sufficent for further studies.

31.2Mining
This Resource is suitable for conventional open pit mining methods and typical processing through a copper concentrate. Mining studies will be orientated around this approach.

31.3Metallurgical Testwork and Mineral Processing
Little Eva, being the largest source of sulphide ore, is expected to see 95% Cu recovery. The remaining sulphide ore sources are expected to see between 88% to 95% recoveries, depending on the mineralogy.

Blackard and Scanlan native copper zones are expected to achieve 63% recovery through gravity and flotation recovery methods

The recovery within the native copper zone of Blackard will be variable; however, it will average 63%, as shown in the testwork. The sulphide zone located below this, is expected to behave similarly to Turkey Creek, at an anticipated 88% recovery.

Extensive work has been done on Blackard. Scanlan has not seen the same degree of study; however, pilot flotation work and geological observations on Scanlan have shown it to have similar mineralogical characteristics as Blackard.

31.4Process Plant
N/A

31.5Infrastructure
N/A
31.6Environmental, Permitting, and Social Considerations
N/A

31.7Capital and Operating Costs
N/A

31.8Economics
N/A

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
32Recommendations
32.1Mineral Resources and Mineral Reserves
Targets below and within the current pit designs should be targeted to convert Inferred Resources to Indicated Resources.

At the Little Eva pit, conduct development drilling ahead of mining to improve the quality of the Mineral Reserves, and optimize mining selectivity and grade control costs/strategy.

Perform geotechnical slope studies on the Blackard, Scanlan, Turkey Creek, Lady Clayre, and Bedford deposits.

Continue detailed mine design and mine planning on the Eva Copper Project prior to production.

Develop detailed dewatering plans for the Little Eva, Blackard, Scanlan, and Turkey Creek pits.

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
33REFERENCES
33.1References
Section 229.601(b)(96) (24)
AARC (2007). Roseby Copper Project, Environmental Impact Statement (EIS) Supplementary Report. (L2800).

AARC (2008). Roseby Copper Project, Environmental Impact Statement (EIS) Response to Information Request. (L2800).

AARC (2011). Roseby Copper Project, Environmental Management Plan. (L3428). AARC (2019). Eva Project, Ecology Report. (L10479)

ALS AMMTEC (2012a). Metallurgical Testwork conducted upon Copper Ore Samples from the Roseby Copper Project for Altona Mining Limited Report A13828 September 2012. Perth: ALS AMMTEC. (L8464).

ALS AMMTEC (2012b). Quantitative Automated Mineralogical Analysis conducted on Five (5) Copper Core Samples from the Roseby Project for Altona Resources (Project A14159). Perth: ALS AMMTEC. (L7842).

ALS AMMTEC (2012c). Quantitative Automated Mineralogical Analysis conducted on Two (2) Flotation Feed and Two (2) Flotation Tail Samples for Altona Resources (Project A13828). Perth: ALS AMMTEC. (L7844).

ALS Metallurgy (2016). Metallurgical Testwork conducted upon Turkey Creek and Little Eva Copper Ores. Perth: ALS Metallurgy. (L9654).

Altona & Department of Natural Resources and Mines. (2017). Query to the Department of Natural Resources and Mines, Queensland, about Water License requirements for the Little Eva Project. Queensland: Altona & DNRM) (L9714).

Altona Mining Limited (Altona) (2014a). ALT2014004/005 Turkey Creek Drill Programme Completion Report. Perth: Altona (L9719).

Altona (2014). Little Eva Mineral Resource Update. Perth: Altona (L9111).

Altona (2014a). Little Eva Geotechnical Review Version 2. Perth: Altona. (L5561). Altona (2014b). Little Eva Geological Report. Perth: Altona (L9110).

Altona (2014b). Review of Little Eva Unconfined Compressive Strength Measurements. Perth: Altona. (L9759).

Altona (2017). ALT2015009 Metallurgical Drilling Programme Completion Report. Perth: Altona (L9748).

Altona (2017). Detailed Metallurgical Review, Cloncurry Copper Project. Perth: Altona. (L9782). Altona (2017). Detailed Metallurgical Review. Perth: Altona. (L978).

Altona (2017). Query to the Department of Natural Resources and Mines, Queensland, about Water License Requirements for the Little Eva Project. Perth: Altona. (L9714).

AMML (2007a). Bond Ball Mill Work Index Tests on Little Eva Ore Samples for Universal Resources Limited. Perth: AMML. (L2902).

AMML (2007b). AMML Interim Report 0013-2, Batch and Locked Cycle Flotation on Little Eva Ore Samples. Sydney: AMML. (L2901).

AMMTEC (2006a). Comminution Testing Conducted Upon Samples from the Roseby Copper Project for Universal Resources Limited, Report A10110. Perth: AMMTEC. (L1356).

AMMTEC (2007b). Comminution Testwork Conducted Upon Sulphide Composite Samples from the Little Eva Copper Deposit (Roseby Copper Project) for Universal Resources Limited, Report A10997. Perth: AMMTEC. (L2904).

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
AMMTEC Consultants PLLC (AMMTEC). (2005a). Metallurgical Testwork Conducted Upon Samples of Ore from the Roseby Copper Deposit, Report A9761. Perth: AMMTEC. (L1260).

AMMTEC. (2005b). Flotation Testwork on Bedford, Little Eva and Lady Clayre Samples for Universal Resources, Report A9656. Perth: AMMTEC. (L3380).

AMMTEC. (2006b). Bench Scale Flotation Testwork on Roseby Ore Samples for Universal Resources Limited, Report No. A9880, Part B. Perth: AMMTEC. (L1352).

AMMTEC. (2006c). Pilot Grinding and Preliminary Pilot Flotation on Ore Sample Composites from the Roseby Copper Project for Universal Resources Limited, Report No. A9880 Part C. Perth: AMMTEC Ltd. (L1353).

AMMTEC. (2007). Flotation Testwork on Blend Master Composites for Universal Resources Limited.

Report No. A10851-D, Perth: AMMTEC. (L2905).

Ausenco (2020). Process Plant and Facilities Layout Drawings, Ausenco, February 2020. AustralAsian Resource Consultants (AARC). (2007). Roseby Copper Project, Environmental Impact

Statement (EIS). (L2800).

Browning, F. (2016). Thesis: Geological Model and Resource Estimate for the Bedford Copper-Gold Deposit, Mount Isa Inlier, North West Queensland. Cornwall: University of Exeter (L9754) [Report Only].

Chadwick, R. (1992). Ivy Ann Prospect, EPM 8059 "Cameron River,” 1992 Exploration Summary and Discussion. Perth: Dominion Mining Limited. (L987).

CITIC-SMCC Process Technology (2018). Review of the Equipment Selection for the Comminution Circuit of the Cloncurry Project, January 2018.

Copper Mountain Mining Corporation (CCMC). (2018). Copper Mountain Concentrator, July 2018.

Eva Flotation Testwork Progress Report No. 1.

CRAE. (1996). The Geology and Origin of the Blackard, Lady Clayre and CRA Flat Cu and Cu-Au Prospects within the Mount Roseby Area. Brisbane: CRA Exploration Pty. Ltd. (L852).

Department of Environment and Heritage Protection (DEHP), Queensland. (2012). Environmental Authority MIN102973311 (ML90162, ML90163, ML90164, ML 90165, and ML90166) for

Altona Mining Limited and Roseby Copper Pty. Ltd. Cairns: DEHP. (L8299).

DEHP, Queensland. (2013). Amendment of Environmental Authority EPML00899613 (ML90162, ML90163, ML90164, ML 90165, and ML90166) for Altona Mining Limited and Roseby Copper Pty. Ltd. Cairns: DEHP. (L8299).

DEHP, Queensland. (2016). Amendment of Environmental Authority EPML00899613 (ML90162, ML90163, ML90164, ML 90165, and ML90166) for Altona Mining Limited and Roseby Copper Pty. Ltd. Cairns: DEHP. (L8299).

EHW (1996). Report on Field Mapping and Proposed Diamond Drill Holes at Ivy Ann. Perth: EHW. (L991).

Environmental Geochemistry International. (2006). Geochemical Characterisation and ARD Assessment of Samples from the Roseby Copper Project. Perth: Environmental Geochemistry International. (L2959).

Gekko Systems (Gekko) (2019). Eva Copper Project Gravity and Flotation Testwork, December 2019 Geological Survey of Queensland. (2011). Northwest Queensland Mineral and Energy Province

Report. Brisbane: Department of Employment, Economic Development and Innovation (L8418) [Report Only].

Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
George Orr and Associates (George Orr) (2006). Little Eva Deposit: Geotechnical Evaluation for Mining Feasibility Purposes, July 2006, updated 2012.

George Orr (2006). Roseby Copper Project: Little Eva Deposit, Geotechnical Evaluation for Mining Feasibility Purpose. Perth: George Orr. (L1349).

George Orr (2012). Roseby Copper Project, Little Eva Deposit, Definitive Mining Feasibility Study: Geotechnical Evaluation for Open Pit Mining. Perth: George Orr. (L7821).

Gilbride Management (2011). Altona Mining Limited, Little Eva Project, Definitive Feasibility Study, Appendix 9.1, Logistics Study. Perth: Gilbride Management. (L8443).

GR Engineering Services (GRES) (2012). Altona Mining Limited, Little Eva Project, Definitive Feasibility Study. Perth: GRES. (L8443).

GRES (2015). Turkey Creek Slighter Testwork. Perth: GRES. (L9347).

Habermann, P. (1999). Thesis: Alteration and Mineralization at the Lady Clayre Cu-Au Prospect, Mount Isa, Eastern Succession, NW Queensland. Townsville: James Cook University. (L1064).

Hatch (2018). The Eva Copper Project Feasibility Study Report, Copper Mountain Mining Corp, November 2018.

Hatch (2018). 3D Process Plant Layout Drawings for the Eva Copper Feasibility Study. Vancouver: Hatch.

Hatch (2018). Electrical Single Line Diagrams for the Eva Copper Feasibility Study. Vancouver: Hatch.

Hatch (2018). Mass Balance and Water Balance for the Eva Copper Feasibility Study. Vancouver: Hatch.

Hatch (2018). Mechanical Equipment List for the Eva Copper Feasibility Study. Vancouver: Hatch. Hatch (2018). Process Design Criteria for the Eva Copper Feasibility Study. Vancouver: Hatch.

Hatch (2018). Process Flow Diagrams for the Eva Copper Feasibility Study. Vancouver: Hatch.

Kendrick, S. (2013). Email: Altona's Little Eva Project Preliminary Questions [GRES- PROJECTS.FID2795]. Perth: GRES. (L8907).

KH Morgan and Associates (KH Morgan) (2009). Hydrogeology Report, December 2009.

KH Morgan and Associates (KH Morgan) (2011). Hydrogeology Report, Environmental Management Plan, Roseby Copper Project, Northwest Queensland. Perth: KH Morgan. (L1536).

KH Morgan (2012). Dewatering Procedures Impact and Water Resources, Little Eva Pit, Altona Mining Limited. Perth: KH Morgan. (L8414).

Klohn Crippen Berger (KCB) (2019). Eva Project Tailings Characterization Factual Report, September 2019.

KCB (2010). Definitive Feasibility Study review and update of the Tailings Storage Facility for the Eva Copper Project, Klohn Crippen Berger, December 2019.

Knight Piésold Pty. Ltd. (Knight Piésold) (2012). Altona Mining Limited, Little Eva Project, Definitive Feasibility Study, Appendix. Perth: Knight Piésold.

Knight Piésold (2016). Tailings Storage Facility Preliminary Design Report (Incorporates Regional Surface Water Management Design). Perth: Knight Piésold. (L9566).

Knight Piésold (2016a). Tailings Storage Facility Preliminary Design Report (Incorporates Regional Surface Water Management Design). Perth: Knight Piésold. (L9566).

Knight Piésold (2016b). Cabbage Tree Creek Inundation Study and Little Eva Pit Diversion. Perth: Knight Piésold. (L9567).
Effective date: 30 June 2023

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Knight Piésold (2018). Tailings Storage Facility Definitive Feasibility Study, Book A. Geotechnical, Tailings, and Water Management Report; and Book B. Geotechnical Interpretative Report, October 2018.

Knight Piésold (2019). Eva Copper Project, Cabbage Tree Creek Inundation Study and Little Eva Pit Diversion. Perth: Knight Piésold. (L10498).

Knight Piésold (2019). Eva Project, Definitive Feasibility Study – Geotechnical, Tailings and Water Management Report. Perth: Knight Piésold. (L10397).

Knight Piésold (2019). Eva Project, Definitive Feasibility Study – Geotechnical Interpretative Report.

Perth: Knight Piésold. (L10399).

Knight Piésold (2019). Cabbage Tree Creek Inundation Study and Little Eva Pit Diversion Update, Knight Piésold, December 2019.

Lane, G., Foggiatto, B. and Bueno, M.P. (2013). Power-based comminution calculations using Ausgrind. In Alvarez, M., Doll, A., Kracht, W. and Kuyvenhoven, R. (Eds.), Proceedings of 10th International Mineral Processing Conference (Procemin 2013), pp. 85-96. Santiago: Gecamin.

LAROX (2008). Test Report 7.2.12 – Pilot Produced Final Copper Concentrate. Perth: LAROX. (L3294).

Li, C. (1996). Lady Clayre Prospect – Locked Cycle Testing. Melbourne: CRA ATD. (L930).

Mason Geoscience (2003). Petrographic Descriptions for Twenty-two Drill Core Rock Samples from Lady Clayre and Little Eva Prospects (Eastern Succession, Mount Isa Inlier, Queensland) Report 2811. Adelaide: Mason Geoscience. (L1058).

Mason Geoscience (2004). Petrographic and Minerographic Descriptions for Sixteen Drill Chip Rock Samples from the Little Eva, Lady Clayre, Bedford and Tin Lizzie Prospects (Roseby Project, Cloncurry Region, Queensland). Report # 2966. Adelaide: Mason Geoscience. (L1061).

Mason Geoscience (2005). Mineralogy of Three Cu-Bearing Ores: LED197, LED198, and BC Master Composite (Roseby Project, Queensland). Perth: Mason Geoscience Pty. Ltd. (L1188).

MBS Environmental (MBS). (2011). Roseby Copper Project Tailings Characterization and Acid Mine Drainage Management. Perth: Martinick Bosch Sell Pty. Ltd. (L3402).

MBS (2011). Roseby Copper Project, Waste Rock Characterisation and Acid Mine Drainage Management. Perth: MBS. (L3403).

MBS (2012). Altona Mining Limited, Little Eva Project, Definitive Feasibility Study, Appendix 10.2, Geochemical Assessment of Little Eva Tailings. Perth: MBS. (L8443).

MBS (2012). Roseby Copper Project, Surface Water and Sediment Quality Monitoring (March 2012). Perth: MBS. (L8613).

MBS (2015). Roseby Copper Project 2014/15 Water and Sediment Quality Monitoring Summary.
Perth: MBS. (L9352).

MBS (2016). Little Eva Project, Environmental Authority Amendment Application Supporting Document. Perth: MBS. (L9609).

MBS (2016). Little Eva Project, Environmental Authority Amendment Application Supporting Document. Perth: MBS. (L9609).
MBS (2016). Memorandum: Environmental Approvals, Little Eva Project. Perth: MBS (L9768). MBS (2016). Memorandum: Environmental Offsets Act 2014. (L9767).
MBS (2016). Roseby Copper Project 2015/16 Water and Sediment Quality Monitoring Summary May 2016. (L9655).

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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
MBS (2016). Waste Rock Characterisation, Little Eva Project, Satellite Deposits (Turkey Creek, Bedford, Lady Clayre). Perth: MBS. (L9569).

MBS (2017). Cloncurry Copper Project 2016/17 Water and Sediment Quality Monitoring Summary. (L9772).

Merit and Sedgman (2017). CMMC Business Case Analysis Completed in October 2017.

Metso Corporation (Metso) (2019). Eva Copper HPGR Testwork (April 2019), and Little Eva-Blackard Blend Testwork, November 2019.

Milligan, S. & C. Li. (1996). Lady Clayre Prospect – Metallurgical Characterisation, Melbourne: CRA ATD. (L0842).

MMG Limited (2019). Mineral Resources and Ore Reserves. Available at: https://www.mmg.com/our- business/mineral-resources-and-ore-reserves/, accessed April 23, 2020.

NeoProTec Pty. Ltd. (NeoProTec) (2003). Testwork Report for Universal Resources Limited.

Metallurgical Testwork Program, Little Eva, UR0301. Perth: NeoProTec. (L3022).

NeoProTec (2003b). Testwork Report for Universal Resources Limited. Metallurgical Testwork Program, Little Eva, UR0301. Perth: NeoProTec. (L3440).
NeoProTec (2005). Preliminary Flotation Response of: 1. Little Eva Low-grade and its Revenue Impact on Little Eva. 2. Lady Clayre. 3. Bedford. Ref: UR 05011, Perth: NeoProTec Pty. Ltd. (L1175).

NeoProTec (2006). Roseby Project. Comminution Testwork. Perth: NeoProTec. (L1388).

NeoProTec (2008). Roseby Copper Project – DFS Metallurgical Summary Report. Perth: NeoProTec. Optimet Laboratories (Optimec) (2003). Metallurgical Testing of Roseby Copper Project Report P0013. Adelaide: Optimet. (L1580 & L1581).

Optimet (2005). Report P0117 Universal Resources Little Eva/Roseby Project Oxide/Sulphide Blend Flotation. Adelaide: Optimet. (L1577).

Orway Mineral Consultants. (2006). Universal Resource Ltd. Roseby Copper Project Feasibility Study Comminution Circuit Design, Report 46203. Perth: Lycopodcium Engineering Pty. Ltd. (L8434).

Outotec (2008). SUPAFLO® Thickener Test Data Report S394TA. Perth: Outotec. (L3292) Paterson & Cooke (2019). Blackard Ore Pumping Conceptual Study, November 2019.

Paterson & Cooke (2019). Eva Tailings Dewatering Conceptual Study, November 2019. Paterson & Cooke (2019). Tailings and Ore Characterization, November 2019.

Queensland Department of Environment and Heritage Protection (2016). Amendment of Environmental Authority EPML00899613, July 2016.

Rockwater Hydrogeological and Environmental Consultants (Rockwater). (2018). Water Supply Investigation for the Eva Copper Project.

Rockwater (2011). Little Eva Copper-Gold Deposit Water Supply Investigation. Results or RC Exploration Drilling. Perth: Rockwater. (L7816).

RPS Group plc. (2019). Little Eva Mine Site LiDAR. RPS Reference PR139400-1. (L10479). SRK Consulting (SRK) (2014). Review of the Roseby Project Queensland. Perth: SRK (L9096).

Sedgman Limited (Sedgman) (2017). Cloncurry Copper Project Business Case Analysis, CMMC, and Merit, October 2017.

Taylor, R.G. (2009). Petrological Observations and Overview Comments Concerning 18 Samples from the Little Eva Copper-Gold Prospect, Cloncurry Region, Queensland, Australia.
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Townsville: School of Earth and Environmental Science, James Cook University. (L8850).

Townend (2015). Semiquantitative Analysis of Eight Metallurgical Samples. Perth: Townend Mineralogy Laboratory. (In L9347).

Universal Resources Inc., Como Engineers Pty. Ltd., & GR Engineering Services (2009). Roseby Copper Project 5MT/A Definitive Feasibility Study. (L1585).

Walker, Newman & Associates (2012). Altona Mining Limited, Little Eva Project, Definitive Feasibility Study, Appendix 9.2, Telecommunications and IT Cost Estimate. Perth: Walker, Newman & Associates. (L8443).

Withnal, I.W. & L.C. Cranfield (2013). Geological Framework of Queensland. Geological Survey of Queensland. Brisbane: Department of Natural Resources and Minerals.

Woodgrove Technologies (2019). Eva Project DFR Pilot Plant Report, May 2019.

Effective date: 30 June 2023